UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material Pursuant to §240.14a-12f

CoreCivic, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 31, 2025
To our Stockholders:
We invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of CoreCivic, Inc. (the “Company”) to be held at 10:00 a.m., Central Time, on Thursday, May 15, 2025. This year’s Annual Meeting will be a virtual meeting of stockholders to be held over the internet via webcast at www.virtualshareholdermeeting.com/CXW2025. We believe that the use of the internet to host the virtual Annual Meeting enables full and equal participation by all our stockholders from nearly any location in the world at little to no additional cost to any such stockholder.
An audio broadcast of the virtual Annual Meeting will also be available to stockholders by telephone at 1-877-328-2502 (toll-free) or 1-412-317-5419 (international). Please note that listening to the telephonic audio broadcast will not be deemed attending the virtual Annual Meeting, and you cannot vote or participate in the virtual Annual Meeting from such telephonic audio broadcast. You will be able to attend the virtual Annual Meeting and to vote and submit questions during the virtual Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CXW2025 and entering the 16-digit control number included on your notice of internet availability of your proxy materials, your proxy card, or voter instruction form. The live webcast format of our virtual Annual Meeting is designed to provide our stockholders with the same rights and opportunities to participate as they would at an in-person meeting. In addition to being able to vote during the virtual Annual Meeting, the platform for the virtual Annual Meeting will permit stockholders to submit appropriate questions during the virtual Annual Meeting through the website for the virtual Annual Meeting. We will answer as many questions submitted in accordance with the rules of conduct for the virtual Annual Meeting as possible in the time allotted for the virtual Annual Meeting. If we receive substantially similar questions, we may group them together and provide a single response to prevent repetition. The question-and-answer session will follow the formal matters to be addressed at the virtual Annual Meeting.
As in the past, prior to the virtual Annual Meeting, you will be able to authorize a proxy to vote your shares on the matters submitted for stockholder approval at the virtual Annual Meeting by registering with and submitting certain information to www.proxyvote.com. We encourage you to do so. The Notice of Annual Meeting and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the virtual Annual Meeting, as well as other important information about the Company.
Along with the other members of the Board of Directors and management, we encourage you to attend our virtual Annual Meeting via webcast.

Sincerely,

Mark A. Emkes Chairman of the Board of Directors	Damon T. Hininger Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 15, 2025
Time and Date
The Annual Meeting of Stockholders of CoreCivic, Inc. (the “Annual Meeting”) will be held at 10:00 a.m., Central Time, on Thursday, May 15, 2025.
Location
This year’s Annual Meeting will be a virtual meeting of stockholders to be held over the internet via webcast at www.virtualshareholdermeeting.com/CXW2025. We believe that the use of the internet to host the virtual Annual Meeting enables full and equal participation by all our stockholders from nearly any location in the world at little to no additional cost to any such stockholder.
Record Date
March 21, 2025, has been designated the Record Date by our Board of Directors.
Items to Be Voted on at the Virtual Annual Meeting
At the virtual Annual Meeting, stockholders will consider and act on the following items of business:
1.
The election of the twelve (12) nominees named in the accompanying Proxy Statement to serve on our Board of Directors. The nominees are Damon T. Hininger, Mark A. Emkes, Alexander R. Fischer, Catherine Hernandez-Blades, Stacia A. Hylton, Harley G. Lappin, Thurgood Marshall Jr., Devin I. Murphy, John R. Prann Jr., S. Dawn Smith, Stacey M. Tank, and Nina A. Tran.

2.	The non-binding ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
3.	An advisory vote to approve the compensation of our Named Executive Officers.
4.	Such other matters as may properly come before the virtual Annual Meeting or any adjournments or postponements thereof.
We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their stockholders over the internet. We believe these rules allow us to provide our stockholders with the information they need in a timely and convenient manner, while lowering the costs of delivery and reducing the environmental impact of the virtual Annual Meeting. Our Proxy Statement and Annual Report to Stockholders (including our Letter to Stockholders and 2024 Annual Report on Form 10-K) are available on our website at www.corecivic.com. Links to websites included in this Proxy Statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC. Additionally, and in accordance with SEC rules, you may access our proxy materials at http://materials.proxyvote.com/21871N. You may request copies of the proxy materials, including our Proxy Statement, without charge by sending a written request to CoreCivic, Attention: Michael Grant, Managing Director of Investor Relations, 5501 Virginia Way, Suite 110, Brentwood, TN 37027, or by calling Michael Grant at (615) 263-3000.

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Your vote is important.
You may vote by internet or toll-free telephone. If you receive a copy of our Proxy Statement and proxy card by mail, you may vote by completing, signing, and returning the proxy card in the accompanying postage-paid envelope. Please refer to the proxy card and the accompanying Proxy Statement for additional information regarding your voting options. Even if you plan to attend the virtual Annual Meeting via webcast, please take advantage of one of the advance voting options to ensure your shares are represented at the virtual Annual Meeting. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying Proxy Statement.
An audio broadcast of the virtual Annual Meeting will also be available to stockholders by telephone at 1-877-328-2502 (toll-free) or 1-412-317-5419 (international). Please note that listening to the telephonic audio broadcast will not be deemed attending the virtual Annual Meeting, and you cannot vote or participate in the virtual Annual Meeting from such telephonic audio broadcast. You will be able to attend the virtual Annual Meeting and to vote and submit questions during the virtual Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CXW2025 and entering the 16-digit control number included on your notice of internet availability of your proxy materials, your proxy card, or voter instruction form. The live webcast format of our virtual Annual Meeting is designed to provide our stockholders with the same rights and opportunities to participate as they would at an in-person meeting. In addition to being able to vote during the virtual Annual Meeting, the platform for the virtual Annual Meeting will permit stockholders to submit appropriate questions during the virtual Annual Meeting through the website for the virtual Annual Meeting. We will answer as many questions submitted in accordance with the rules of conduct for the virtual Annual Meeting as possible in the time allotted for the virtual Annual Meeting. If we receive substantially similar questions, we may group them together and provide a single response to prevent repetition. The question-and-answer session will follow the formal matters to be addressed at the virtual Annual Meeting.
Stockholders of record at the close of business on Friday, March 21, 2025, are entitled to vote at the virtual Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

/s/ Cole G. Carter
Cole G. Carter
Executive Vice President, General Counsel and
Secretary

March 31, 2025
Brentwood, TN

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Section	Page
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, May 15, 2025	1
Information About the Virtual Annual Meeting and Voting	2
What matters will be acted on at the virtual Annual Meeting?	2
Who is entitled to vote at the virtual Annual Meeting?	2
What do I need to attend the virtual Annual Meeting?	2
How does our Board recommend I vote on each of the proposals?	3
Why did I receive the Notice in the mail instead of a full set of printed proxy materials?	3
How do I vote?	4
What are broker non-votes?	5
How many shares must be present to hold the virtual Annual Meeting	5
What vote is required to approve each proposal?	5
Where can I find the virtual Annual Meeting voting results?	6
What is the deadline to propose actions (other than director nominations) for consideration at next year’s annual meeting of stockholders?	6
How may I nominate individuals to serve as directors and what are the deadlines for a director nomination at next year’s annual meeting of stockholders?	6
How can I obtain the Company’s Annual Report on Form 10-K?	7
What are the costs of soliciting these proxies?	7
How many copies of the Notice and proxy materials should I receive if I share an address with another stockholder?	7
Whom should I contact if I have any questions?	8
How do I submit a question during the virtual Annual Meeting?	8
What if during the virtual Annual Meeting I have technical difficulties or trouble accessing the live webcast of the virtual Annual Meeting?	8
Corporate Governance	9
Director Independence	9
Separation of Chairman and Chief Executive Officer	9
Executive Sessions of our Board	10
Board Meetings and Committees	10
Limitations on Other Board Service	16

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PROXY STATEMENT
FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 15, 2025
We are providing this Proxy Statement in connection with the solicitation by the Board of Directors (our “Board”) of CoreCivic, Inc., a Maryland corporation (the “Company,” “CoreCivic,” “we” or “us”), of proxies to be voted at our 2025 Annual Meeting of Stockholders and any adjournments or postponements thereof (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting of stockholders to be held over the internet via live webcast. You will be able to attend the annual meeting online, vote your shares electronically and submit your questions during the meeting at www.virtualshareholdermeeting.com/CXW2025.
We believe that the use of the internet to host the virtual Annual Meeting enables full and equal participation by all our stockholders from nearly any location in the world at little to no additional cost to any such stockholder.
On or about Monday, March 31, 2025, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our stockholders of record as of the close of business Friday, March 21, 2025, the record date, containing instructions on how to access this Proxy Statement, the Annual Report to Stockholders (including our Letter to Stockholders and 2024 Annual Report on Form 10-K) and other proxy materials online, and how to vote. If you prefer to receive the proxy materials in the mail and to vote by mail, the Notice also contains instructions on how to request a printed copy, which must be done prior to May 1, 2025. You will not receive printed copies of the proxy materials in the mail unless you specifically request them.
The virtual Annual Meeting will take place via webcast on Thursday, May 15, 2025, at 10:00 a.m., Central Time. An audio broadcast of the virtual Annual Meeting will also be available to stockholders by telephone at 1-877-328-2502 (toll-free) or 1-412-317-5419 (international). Please note that listening to the telephonic audio broadcast will not be deemed attending the virtual Annual Meeting, and you cannot vote or participate in the virtual Annual Meeting from such telephonic audio broadcast. You will be able to attend the virtual Annual Meeting and to vote and submit questions during the virtual Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CXW2025 and entering the 16-digit control number included on your Notice, your proxy card, or voter instruction form. The live webcast format of our virtual Annual Meeting is designed to provide our stockholders with the same rights and opportunities to participate as they would at an in-person meeting. In addition to being able to vote during the virtual Annual Meeting, the platform for the virtual Annual Meeting will permit stockholders to submit appropriate questions during the virtual Annual Meeting through the website for the virtual Annual Meeting, and we will answer as many questions submitted in accordance with the rules of conduct for the virtual Annual Meeting as possible in the time allotted for the virtual Annual Meeting. If we receive substantially similar questions, we may group them together and provide a single response to prevent repetition The question-and-answer session will follow the formal matters to be addressed at the virtual Annual Meeting. If you plan to attend the virtual Annual Meeting, you must be a stockholder of record as of the close of business on Friday, March 21, 2025, the record date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON THURSDAY, MAY 15, 2025.
The Company’s Proxy Statement and Annual Report to Stockholders (including our Letter to Stockholders and 2024 Annual Report on Form 10-K) are available on our website at www.corecivic.com. Additionally, and in accordance with SEC rules, you may access our proxy materials at http://materials.proxyvote.com/21871N.

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INFORMATION ABOUT THE VIRTUAL ANNUAL MEETING AND VOTING
What matters will be acted on at the virtual Annual Meeting?
Stockholders are asked to consider and vote on the following matters at the virtual Annual Meeting:

Proposal 1.	The election of the twelve (12) nominees named in this Proxy Statement to our Board.

Proposal 2.	The non-binding ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Proposal 3.	An advisory vote to approve the compensation paid to our Named Executive Officers.

Proposal 4.	Such other matters as may properly come before the virtual Annual Meeting or any adjournments or postponements thereof.

As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for action at the virtual Annual Meeting.
Who is entitled to vote at the virtual Annual Meeting?
Stockholders of record of our common stock at the close of business on the “record date” are entitled to receive notice of and to vote at the virtual Annual Meeting. Our Board has fixed the close of business on Friday, March 21, 2025, as the record date.
As of the record date, there were 109,318,283 shares of common stock outstanding and entitled to vote. Holders of common stock are entitled to one vote for each share of common stock held as of the record date on each matter to be voted on at the virtual Annual Meeting.
What do I need to attend the virtual Annual Meeting?
If you wish to attend the virtual Annual Meeting via webcast, you must be a stockholder of record as of the close of business on Friday, March 21, 2025, the record date. If you are a stockholder of record, or if you hold a legal proxy for the virtual Annual Meeting provided by your broker, bank, or other nominee, you may attend the virtual Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CXW2025 and entering the 16-digit control number included on your Notice, your proxy card or voter instruction form. If you do not own your shares directly, but instead are the beneficial owner of shares held in “street name” by a broker, bank or other nominee and wish to attend the virtual Annual Meeting, you should follow the instructions on the voting instruction form or the Notice you receive from your broker, bank, or other nominee.
To vote or submit a question during the virtual Annual Meeting, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/CXW2025 and will need to enter the 16-digit control number included on your Notice, your proxy card, or voter instruction form.
Broadridge Financial Services, Inc. is hosting our virtual Annual Meeting and, on the date of the virtual Annual Meeting, will be available to answer your questions regarding how to attend and participate in the virtual Annual Meeting. More information on technical support issues relating to access to, and participation in, the virtual Annual Meeting is provided under the heading What if during the virtual Annual Meeting I have technical difficulties or trouble accessing the live webcast of the virtual Annual Meeting?

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If you do not own your shares directly, but instead are the beneficial owner of shares held in “street name” by a broker, bank or other nominee and wish to vote or submit a question during the virtual Annual Meeting, you should follow the instructions on the voting instruction form or the Notice you receive from your broker, bank, or other nominee.
The virtual Annual Meeting platform is fully supported across browsers (Microsoft Edge, Google Chrome, and Apple Safari) and devices (including computers, tablets, and cell phones) running the most updated version of applicable software. Participants should ensure that they have a reliable Wi-Fi connection wherever they intend to participate in the virtual Annual Meeting. Participants should allow time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting.
An audio broadcast of the virtual Annual Meeting will also be available to stockholders by telephone at 1-877-328-2502 (toll-free) or 1-412-317-5419 (international). Please note that listening to the telephonic audio broadcast will not be deemed attending the virtual Annual Meeting, and you cannot vote or participate in the virtual Annual Meeting from such telephonic audio broadcast.
How does our Board recommend I vote on each of the proposals?
Our Board recommends that you vote:
•	FOR The election of each of the twelve (12) nominees to serve as directors on our Board.
•	FOR The ratification of the appointment of Ernst & Young LLP.
•	FOR The approval, by a non-binding advisory vote, of the compensation paid to our Named Executive Officers.
If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want your shares voted, the proxy holder will vote your shares according to the recommendations of our Board set forth above. Further, if any other matter properly comes before the virtual Annual Meeting or any adjournments or postponements thereof, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.
Why did I receive the Notice in the mail instead of a full set of printed proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending the Notice regarding the internet availability of the proxy materials to most of our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request receipt of proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following instructions set forth in the Notice.

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How do I vote?

Vote by Internet
You may vote by Internet prior to the Annual Meeting by following the instructions included with your proxy card or the notice we mailed to you on March 31, 2025 up until 10:59 p.m. Central Time on May 14, 2025.

Vote Online at the Meeting	You can vote online while virtually attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/CXW2025.
Vote by Mail	You may vote if you received a printed proxy card by marking, signing, dating and mailing the proxy card you received in the postage-paid return envelope.
Vote by Telephone
You may vote by telephone prior to the Annual Meeting by following the instructions included with your proxy card or the notice we mailed to you on March 31, 2025 up until 10:59 p.m. Central Time on May 14, 2025.

You can vote either in person by attending the virtual Annual Meeting via webcast or by proxy (whether or not you attend the virtual Annual Meeting via webcast). To vote while attending the virtual Annual Meeting via webcast, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/CXW2025 and will need to enter the 16-digit control number included on your Notice, your proxy card or voter instruction form.
If you are a record holder, you can submit your vote by proxy in any of the following ways:
•	Vote by internet up until 10:59 p.m. Central Time on May 14, 2025, using the instructions in the Notice you received in the mail or on the proxy card;
•	Vote by toll-free telephone up until 10:59 p.m. Central Time on May 14, 2025, using the instructions on the proxy card; or
•
if you requested and received printed copies of this Proxy Statement and the Annual Report to Stockholders (including our Letter to Stockholders and 2024 Annual Report on Form 10-K) and other proxy materials, you may vote by filling out the proxy card enclosed with the materials, dating and signing it, and returning it in the accompanying postage-paid envelope.

If a broker, bank, or other nominee was the record holder of your stock on the record date, you will be able to instruct your broker, bank, or other nominee on how to vote by following the instructions on the voting instruction form or the Notice you receive from your broker, bank, or other nominee. If you wish to vote in person via attendance at the virtual Annual Meeting, you will need to obtain a valid proxy from your broker, bank or other nominee authorizing you to vote your shares at the virtual Annual Meeting by following the instructions on the voting instruction form or the Notice you receive from your broker, bank, or other nominee.
As a record holder, if you submit voting instructions by telephone or by the internet, you may change your vote by following the same instructions used in originally voting your shares at any time prior to the vote during the virtual Annual Meeting. If your shares are held in the name of a broker, bank, or other nominee, you may change your voting instructions by following the instructions of your broker, bank, or other nominee. Attendance at the virtual Annual Meeting will not by itself revoke a previously granted proxy.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting via webcast, we urge you to submit your voting instructions to the proxy holders as soon as possible.

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What are broker non-votes?
A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the broker, bank, or other nominee does not have discretionary authority to vote the shares. Brokers, banks, and other nominees do not have discretionary authority to vote on the election of directors to serve on our Board (Proposal 1) or the advisory vote to approve the compensation paid to our Named Executive Officers (Proposal 3). As a result, if you hold your shares in street name and do not provide voting instructions on these proposals to your broker, bank, or other nominee, your shares will be considered broker non-votes and will not be voted on such proposals. Shares that constitute broker non-votes will be counted as present at the virtual Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on Proposal 1 or Proposal 3. Brokers, banks, and other nominees generally have discretionary authority to vote on Proposal 2, the non-binding ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.
How many shares must be present to hold the virtual Annual Meeting?
The presence, via attendance at the virtual Annual Meeting or by proxy, of the Company’s stockholders entitled to cast a majority of the votes entitled to be cast at the virtual Annual Meeting is necessary to constitute a quorum for the transaction of business at the virtual Annual Meeting. Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Failure of a quorum to be represented at the virtual Annual Meeting will necessitate an adjournment or postponement of the virtual Annual Meeting and will subject the Company to additional expense.
What vote is required to approve each proposal?
Election of Directors
Under the Company’s Eleventh Amended and Restated Bylaws (the “Bylaws”), adopted by our Board in December 2023, a majority of all the votes cast at the virtual Annual Meeting is required for the election of each nominee in an uncontested election of directors. A majority of votes cast means the number of shares cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee. Brokers do not have discretionary authority to vote on the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the vote of the election of directors as they are not considered votes cast.
If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on our Board as a “holdover” director but must tender his or her resignation to our Board promptly after certification of the election results of the stockholder vote. The Nominating and Governance Committee of our Board will then recommend to our Board whether to accept the resignation or whether other action should be taken. Our Board will act on the tendered resignation, considering the recommendation of our Nominating and Governance Committee, and our Board’s decision will be publicly disclosed within 90 days after certification of the election results of the stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the recommendation of our Nominating and Governance Committee or the decision of our Board with respect to his or her resignation.
Non-Binding Ratification of Ernst & Young LLP
The affirmative vote of the holders of a majority of the shares present in person via attendance at the virtual Annual Meeting or represented by proxy at the virtual Annual Meeting and entitled to vote is required to approve, on an advisory basis, the ratification of the appointment of Ernst & Young LLP as our

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independent registered public accounting firm for the fiscal year ending December 31, 2025. If our stockholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee will reconsider the appointment and may affirm the appointment of Ernst & Young LLP or retain another independent accounting firm, in its sole discretion. Even if the appointment of Ernst & Young is ratified, our Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm at any time if it determines that a change would be in our best interest. Because brokers have discretionary authority to vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accountants, we do not expect any broker non-votes in connection with this proposal. If you abstain from voting on this proposal, your abstention will have the same effect as a vote against the proposal.
Advisory Vote on Executive Compensation
The affirmative vote of the holders of a majority of the shares present in person via attendance at the virtual Annual Meeting or represented by proxy at the virtual Annual Meeting and entitled to vote is required to approve the non-binding advisory vote of compensation paid to our Named Executive Officers. Because your vote is advisory, it will not be binding on our Board or the Company. However, our Board and our Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation paid to our Named Executive Officers. Broker non-votes will have no effect on the outcome of this proposal. If you abstain from voting on this proposal, your abstention will have the same effect as a vote against the proposal.
Where can I find the virtual Annual Meeting voting results?
We expect to announce the voting results at the virtual Annual Meeting. We also will report the voting results on a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the virtual Annual Meeting has been held.
What is the deadline to propose actions (other than director nominations) for consideration at next year’s annual meeting of stockholders?
Our annual meeting of stockholders generally is held in May of each year. Consistent with applicable SEC rules, we will consider for inclusion in our proxy materials for next year’s annual meeting stockholder proposals that are received at our executive offices no later than Monday, December 1, 2025, and that comply with other SEC rules regarding form and content. Proposals must be sent to our executive offices using the following address: CoreCivic, Attention: Secretary, 5501 Virginia Way, Suite 110, Brentwood, Tennessee 37027.
Other stockholder proposals may be raised at next year’s annual meeting (but not considered for inclusion in our proxy materials) if timely received and otherwise in compliance with the advance notice provisions of our Bylaws. To be timely, notice must be received at our executive offices (the applicable address listed above) between Saturday, February 14, 2026, and Monday, March 16, 2026.
How may I nominate individuals to serve as directors and what are the deadlines for a director nomination at next year’s annual meeting of stockholders?
If you wish to nominate an individual to serve as a director, our Bylaws require that you comply with certain procedural requirements, including the delivery of a timely notice of the nomination in proper written form. The notice must include, among other things, certain biographical information regarding the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a completed written questionnaire with respect to each proposed

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nominee setting forth the background and qualifications of such proposed nominee, the proposed nominee’s written consent to nomination, and the additional information as set forth in our Bylaws. Additionally, for a stockholder nominee to appear in our proxy materials, the nominating stockholder must satisfy, among other requirements set forth in our Bylaws, certain CoreCivic capital stock ownership requirements, as well as expressly elect at the time of providing the notice described above to have its nominee included in the Company’s proxy materials.
For a stockholder’s notice to the Secretary of the nomination of an individual to serve as a director to be timely under our Bylaws, it must be delivered to or mailed and received at our principal executive offices (the applicable address listed above) between Saturday, February 14, 2026, and Monday, March 16, 2026. If the presiding officer at a meeting determines that a nomination was not properly made in accordance with the procedures set forth in our Bylaws, then the presiding officer will declare at the meeting that the nomination was defective, and the defective nomination shall be disregarded.
Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees under the advance notice provisions of our Bylaws must also comply with the additional requirements of Rule 14a-19(b).
How can I obtain the Company’s Annual Report on Form 10-K?
Any stockholder who desires a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, may obtain a copy without charge by visiting our website, www.corecivic.com. A copy of our Annual Report on Form 10-K can also be obtained, free of charge, upon written request to CoreCivic, Attention: Michael Grant, Managing Director of Investor Relations, 5501 Virginia Way, Suite 110, Brentwood, Tennessee 37027.
What are the costs of soliciting these proxies?
The Company pays the cost of soliciting proxies. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of our common stock, in which case we will reimburse these parties for their reasonable out-of-pocket expenses. Proxies may also be solicited personally or by telephone, e-mail or facsimile by directors, officers, and employees of the Company. No additional compensation will be paid for these services.
How many copies of the Notice and proxy materials should I receive if I share an address with another stockholder?
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice and, to the extent requested, a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you provide instructions to the contrary. If at any time you do not wish to participate in householding and would prefer to receive a separate copy of the Notice or, to the extent requested, set of proxy materials, or if you are receiving multiple copies of proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or our transfer agent, identified below, if you hold registered shares. You may also notify us by sending a written request to CoreCivic, Attention: Michael Grant, 5501 Virginia Way, Suite 110, Brentwood, Tennessee 37027.

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Whom should I contact if I have any questions?
If you have any questions about the virtual Annual Meeting or these proxy materials, please contact Michael Grant, 5501 Virginia Way, Suite 110, Brentwood, Tennessee 37027, or by telephone at (615) 263-3000. If you are a registered stockholder and have any questions about your ownership of our common stock, please contact our transfer agent, Equiniti Trust Company, through its website at https://www.shareowneronline.com or by phone at 1-800-937-5449, or Michael Grant, Managing Director of Investor Relations, at the address and phone number above. If your shares are held in a brokerage account, please contact your broker.
How do I submit a question during the virtual Annual Meeting?
We will hold a question-and-answer session following the formal business portion of the meeting during which shareholders may submit questions to us. If you would like to submit a question during the virtual Annual Meeting, once you have logged into the webcast at www.virtualshareholdermeeting.com/CXW2025, simply type your question in the “ask a question” box and click “submit.” We will answer as many questions submitted in accordance with the rules of conduct for the virtual Annual Meeting as possible in the time allotted for the virtual Annual Meeting. If we receive substantially similar questions, we may group them together and provide a single response to prevent repetition.
What if during the virtual Annual Meeting I have technical difficulties or trouble accessing the live webcast of the virtual Annual Meeting?
We encourage you to access the virtual Annual Meeting before it begins. Online check-in will start approximately thirty minutes before the virtual Annual Meeting on Thursday, May 15, 2025. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in time or meeting time, or you have any questions regarding how to use the virtual meeting platform, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. On Thursday, May 15, 2025, there will be technicians available to assist you beginning at 9:30 a.m., Central Time.

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Corporate Governance
We believe effective corporate governance is important to our long-term success and our ability to create value for our stockholders. With leadership from our Nominating and Governance Committee, our Board regularly evaluates regulatory developments and trends in corporate governance to determine whether our policies and practices in this area should be enhanced. Our Nominating and Governance Committee also administers an annual self-evaluation process for our Board and its standing committees. In addition, our directors are encouraged to attend director education programs, which are reimbursed by the Company.
You can access our current corporate charter, Bylaws, Corporate Governance Guidelines, Board committee charters, Code of Ethics, and certain other corporate governance information on our website, www.corecivic.com (under the “Corporate Governance” section of the Investors page).
Director Independence
Mr. Hininger is not an independent director because he is employed by the Company. Our Board has determined all our other directors are independent.
In making the determination that each of our other directors is independent, our Board affirmatively determined that each such director satisfies the definition of “independent director” under the rules of the New York Stock Exchange (“NYSE”). In addition, our Board has further determined the following regarding the directors it has determined to be independent:
•	They have not been employed by the Company, its subsidiaries, affiliates, or its investment advisor or affiliates thereof, within the last three calendar years.
•
They have not received during the current calendar year, or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration, as a result of service as, or compensation paid to an entity affiliated with the individual who serves as: (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; (ii) a significant customer or supplier of the Company; or (iii) a creditor of the Company or its affiliates.

•	They have not had any personal services contract(s) with the Company, or any member of the Company’s senior management.
•	They have not had any of the relationships described above with any affiliate of the Company.
Accordingly, thirteen of our fourteen current directors are independent, and eleven of our twelve director nominees are independent. Our Audit, Risk, Compensation and Nominating and Governance Committees are entirely comprised of independent directors. In making its independence determinations, our Board used the requirements and standards for director independence prescribed by the NYSE, the SEC and our Corporate Governance Guidelines and considers all relevant facts and circumstances.
Separation of Chairman and Chief Executive Officer
In December 2022, our Board established a policy regarding the separation of our Chairman of the Board of Directors (our “Chair”) and Chief Executive Officer (“CEO”) positions. While, in general, our Board believes the determination depends on the circumstances, including our Board’s evaluation of the person or persons available to serve in those positions and the needs of the Company at a particular time, our Corporate Governance Guidelines require the appointment of a Lead Independent Director (“LID”) whenever the role of Chair and CEO are held by the same person.

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Since October 2009, the roles of Chair and CEO have been held separately. Mark A. Emkes currently serves as our Chair, while Damon T. Hininger serves as our CEO. Our Board believes the Company’s leadership structure is appropriate at this time and has not appointed an LID. Having Mr. Hininger serve as CEO, while Mr. Emkes serves as our Chair, helps us achieve important strategic objectives. Mr. Hininger is positioned to fully focus his energies on implementing our business strategy and administering our day-to-day affairs. Mr. Emkes is positioned to draw on his relationships with Board members and his experience to effectively discharge the duties of Chair, while also serving as a resource to Mr. Hininger. Our Board considers many factors when determining how to best select our Chair, including: familiarity with the Company and its business, proximity in location to the Company’s headquarters, experience as a leader and consensus builder, willingness, and availability to dedicate sufficient time to the Company, and experience working with other public companies.
Pursuant to our Bylaws, our Chair presides over meetings of our Board and meetings of the stockholders at which he or she is present and has general oversight responsibility for our business and affairs. Our CEO has responsibility for implementation of the policies of the Company, as determined by our Board, and for the administration of our business affairs. Our CEO also has responsibility for presiding over any meeting of our Board or of the stockholders at which our Chair is not present.
Executive Sessions of our Board
Executive sessions of our Board, or meetings of our independent directors without management present, are held periodically to provide an opportunity for the directors to discuss openly all matters. Our independent directors typically conduct their executive sessions prior to, and/or following the conclusion of, regular meetings of our Board. Our Corporate Governance Guidelines provide that executive sessions of our Board are called and chaired by an independent director appointed from time to time by our Nominating and Governance Committee. Mark A. Emkes currently serves as the executive session chair.
Board Meetings and Committees
Our Board is responsible for establishing our broad corporate policies and strategic objectives, reviewing our overall performance, and overseeing management’s performance. Among other things, our Board appoints and evaluates our executive officers, establishes, reviews, and approves our corporate objectives and strategies, and evaluates and approves major acquisitions and capital commitments.
Our Board currently consists of fourteen directors, twelve of whom are standing for re-election at the virtual Annual Meeting and are identified, along with their biographical information (such biographical information for Anne L. Mariucci and Robert J. Dennis, each of whom intends to retire as a director, and will not stand for re-election effective as of the virtual Annual Meeting, is also included), under “Proposal 1—Election of Directors” beginning on page 24 of this Proxy Statement.
In 2024, our Board met eight times in regular session, and our independent directors met nine times in executive session. The average attendance of all directors at Board and applicable standing committee meetings was approximately 98%. Each director attended at least 82% of the aggregate meetings of the Board and any standing committees on which such director was a member, during the period in which he or she served as a member of such committee. Our Corporate Governance Guidelines provide that all directors are expected to attend each annual meeting of stockholders. All the directors serving on the Board at such time virtually attended the 2024 virtual Annual Meeting of Stockholders.
Our Board has five standing committees: the Audit, Compensation, Nominating and Governance, Risk, and Executive Committees. Each standing committee has a written charter that has been approved by the respective committee, the Nominating and Governance Committee, and our Board. Each committee charter is reviewed at least annually and updated as applicable. Our Board and its committees may act by

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unanimous written consent without convening a meeting. Our Board also appoints and delegates certain duties to special committees from time to time as permitted by our Bylaws. The table below shows the current composition of each of our standing committees together with a summary of each committee’s responsibilities and the number of meetings each committee held in 2024.

Committee	Members	Summary of Responsibilities	2024 Meetings
Audit	John R. Prann, Jr. (Chair) Alexander R. Fischer Anne L. Mariucci* Devin I. Murphy	Responsibilities include oversight of the integrity of our financial statements; hiring, qualifications, independence, and performance of our independent registered public accountants; and performance of our internal audit function.	5
Compensation	Robert J. Dennis* (Chair) Mark A. Emkes Alexander R. Fischer** Anne L. Mariucci* John R. Prann, Jr.	Responsibilities include setting executive officer compensation and overseeing the evaluation of the executive officers’ performance and periodically reviewing and approving the Company’s compensation philosophy regarding executive compensation.	4
Nominating and Governance	Devin I. Murphy (Chair) Mark A. Emkes Stacia A. Hylton Thurgood Marshall, Jr.	Responsibilities include identifying and recommending director nominees to the full Board and taking a leadership role in shaping and evaluating the Board’s corporate governance initiatives.	5
Risk	Thurgood Marshall, Jr. (Chair) Catherine Hernandez-Blades Stacia A. Hylton Devin I. Murphy	Responsibilities include coordinating the Board’s oversight of the Company’s risk assessment and enterprise risk management practices, including the Company’s information security risk management program, Environmental, Social and Governance (“ESG”) Reporting Program as well as the Company’s legal, regulatory and contract compliance.	4
Executive	Mark A. Emkes (Chair) Robert J. Dennis* Damon T. Hininger	When necessary, and subject to authority limitations as to significant corporate actions, responsible for acting on behalf of the full Board during intervals between Board meetings.	—

*	Mr. Dennis and Ms. Mariucci, who intend to retire as directors, will not stand for re-election, effective as of the virtual Annual Meeting.
**	Mr. Fischer was appointed by our Board to the Compensation Committee effective January 1, 2025.

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Audit Committee
Our Audit Committee is responsible for:
•	overseeing the integrity of our financial statements;
•	reviewing the effectiveness of our internal control over financial reporting;
•
supervising our relationship with our independent registered public accounting firm, including making decisions with respect to appointment or removal, fees, scope of audit services, approval of audit and non-audit services and annual evaluation of the audit firm’s independence;

•	monitoring preparation by our management of quarterly and annual financial reports and interim earnings releases and the performance of our internal audit function;
•	reviewing Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of our periodic reports with the SEC;
•	overseeing management’s implementation and maintenance of effective systems of internal accounting and disclosure controls, including review of our internal auditing program;
•	overseeing the Company’s compliance with legal and regulatory requirements;
•	overseeing and making determinations with respect to our Related Party Transaction policy;
•	with respect to ESG matters, reviewing and overseeing our policies and practices regarding environmental and sustainability issues; and
•	issuing the Report of the Audit Committee in this Proxy Statement.
Our Board has determined that each member of our Audit Committee is independent as defined by the standards of the NYSE, Rule 10A-3 under the Exchange Act and our Corporate Governance Guidelines. Our Board also has determined that each member is “financially literate” as defined by the rules of the NYSE, and that each of Mr. Murphy and Mr. Prann is qualified as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act. The full text of the Audit Committee charter is available on the Company’s website at www.corecivic.com (under the “Corporate Governance” section of the Investors page).
Compensation Committee
Our Compensation Committee approves the compensation of our CEO and other executive officers, including annually reviewing and approving corporate goals and objectives relevant to their compensation. Our Compensation Committee is responsible for ensuring that our compensation programs are designed to encourage high performance, promote accountability and adherence to Company values, and align with the interests of our stockholders. Our Compensation Committee’s responsibilities include administration of cash and equity-based incentive compensation plans and stock ownership guidelines, evaluation of the performance of the executive officers, assessment of the material risks of our compensation programs, and administering the Company’s NYSE Executive Compensation Recoupment Policy.
With respect to ESG matters, our Compensation Committee monitors and manages our executive compensation program incentives to ensure incentives are aligned with sustainable and socially responsible business practices. Our Compensation Committee is also responsible for reviewing, and making recommendations to our Board regarding, the compensation of our Board. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

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Our Compensation Committee has retained Exequity LLP (“Exequity”) as its independent compensation consultant, to provide advice and guidance on the design and market competitiveness of our executive compensation programs. Exequity reports exclusively to the Compensation Committee and does not provide any additional services to the Company. Each year our Compensation Committee reviews the independence of the compensation consultants and other advisors who provide advice to our Compensation Committee, employing the independence factors specified in the NYSE listing standards. Our Compensation Committee has determined Exequity is independent within the meaning of the NYSE listing standards. In 2024, Exequity assisted our Compensation Committee by providing the following compensation consulting services:
•	monitoring and advising on our executive compensation program in support of our Compensation Committee’s executive compensation objectives;
•	reviewing and ensuring the continuing appropriateness of our peer group; and
•	measuring the effectiveness of our executive compensation plan design.
Compensation Committee Interlocks and Insider Participation
Our Board has determined that each of Robert J. Dennis (Chair), Mark A. Emkes, Alexander R. Fischer, Anne L. Mariucci, and John R. Prann, Jr., who comprise all members of our Compensation Committee, is independent as defined by the listing standards of the NYSE and our Corporate Governance Guidelines. Robert J. Dennis and Anne L. Mariucci intend to retire and not stand for re-election at the virtual Annual Meeting. In addition, there are no relationships among our executive officers, members of our Compensation Committee or entities whose executives serve on our Board, or our Compensation Committee that require disclosure. Each member of our Compensation Committee also qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The full text of the Compensation Committee charter is available on the Company’s website at www.corecivic.com (under the “Corporate Governance” section of the Investors page).
Nominating and Governance Committee
Our Nominating and Governance Committee is responsible for developing and overseeing our Corporate Governance Guidelines, and for monitoring the independence of our Board. Our Nominating and Governance Committee also determines Board membership qualifications; selects, evaluates, and recommends to the Board nominees to fill vacancies as they arise; reviews the performance of our Board and its committees; and is responsible for director education. Other responsibilities include oversight of our Board’s self-evaluation process and leading our Board’s executive succession planning efforts. With respect to ESG matters, our Nominating and Governance Committee oversees Company practices and policies related to corporate governance, social responsibility, community interests, political activities, and political contributions and lobbying. Our Board has determined that each member of our Nominating and Governance Committee is independent as defined by the listing standards of the NYSE and our Corporate Governance Guidelines. The full text of the Nominating and Governance Committee charter is available on the Company’s website at www.corecivic.com (under the “Corporate Governance” section of the Investors page).
Our Nominating and Governance Committee is authorized by our Board to identify director candidates; evaluate and consider candidates proposed by any director, member of management or stockholder; develop and implement screening processes it deems necessary and appropriate; and recommend for selection by our Board director nominees for each annual meeting of stockholders and, when necessary,

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vacancies on the Board. Our Nominating and Governance Committee is authorized by our Board to exercise sole authority in retaining any third-party search firm our Nominating and Governance Committee deems appropriate to identify and assist with the evaluation of director candidates; and has utilized that authority in past director searches.
Our Nominating and Governance Committee may utilize a variety of methods for identifying nominees for director. Candidates may come to the attention of our Nominating and Governance Committee through current Board members, stockholders, members of management, director search firms, and other persons. A stockholder who wishes to recommend a prospective nominee for our Board should notify our Secretary in writing, along with any supporting material the stockholder considers appropriate, in accordance with the stockholder proposal provisions of our Bylaws. General information concerning the submission of stockholder proposals is provided above under the heading What is the deadline to propose actions (other than director nominations) for consideration at next year’s annual meeting of stockholders? General information concerning the submission of stockholder nominations for an individual to serve as a director is provided above under the heading How may I nominate individuals to serve as directors and what are the deadlines for a director nomination at next year’s annual meeting of stockholders? Pursuant to our Corporate Governance Guidelines, there are to be no differences in the way our Nominating and Governance Committee evaluates candidates based on the source of the recommendation.
Our Nominating and Governance Committee evaluates prospective nominees against the criteria in our Corporate Governance Guidelines, which include professional integrity and sound judgment; sufficient time available to devote to Board activities; a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; an understanding of our business and human rights concerns related to our business; and factors such as diversity, age, skills and educational and professional background. The Nominating and Governance Committee implements these criteria by considering the information about the nominee provided by the proponent, the nominee, third parties, and other sources. In addition, the Board assesses its members and nominees as part of an annual performance evaluation by considering, among other factors, diversity of skills, expertise, and experience, as well as diversity in age, gender, race, and ethnicity.
Our Nominating and Governance Committee may also consider other factors it deems relevant, including the current composition of our Board in terms of independence, expertise, experience, and special knowledge required for the effective discharge of Board responsibilities; whether there is a need to fill vacancies or expand or contract the size of the Board; the balance of management and independent directors; the structure, membership and need for expertise on our standing committees; and the qualifications of other prospective nominees. Nominees are not discriminated against based on race, religion, national origin, sexual orientation, disability, or any other basis protected by applicable law.
Currently, our Board has six directors who are diverse, three of whom are racially and ethnically diverse, and five of whom are female (excluding Ms. Mariucci who intends to retire and not stand for re-election at the virtual Annual Meeting). The Board, based on the recommendations of the Nominating and Governance Committee, has been successful in its director refreshment efforts. For example, five of our independent directors have joined our Board during 2024 or 2025.
With respect to determining whether current directors should stand for re-election, our Nominating and Governance Committee considers the director’s past attendance at meetings and participation in and contributions to the activities of our Board and the Company. With respect to new candidates for Board service, a full evaluation may also include detailed background checks and in-person and telephonic interviews with our Nominating and Governance Committee and other Board members. Our Nominating and Governance Committee evaluation process culminates with a decision as to whether to recommend the prospective nominee to the full Board for appointment and/or nomination.

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During 2023 and 2024, the Company engaged a search firm to assist the Nominating and Governance Committee in identifying and evaluating potential directors, which, based on the recommendations of the Nominating and Governance Committee, resulted in the Board’s appointment of each of Alexander R. Fischer and Catherine Hernandez-Blades in March 2024.
During 2024 and into early 2025, the Company extended its engagement with the same search firm to provide continuing assistance to the Nominating and Governance Committee in identifying and evaluating potential directors, which, based on the recommendations of the Nominating and Governance Committee, resulted in the Board’s appointment of each of S. Dawn Smith, Stacey M. Tank, and Nina A. Tran in March 2025.
Risk Committee
Our Risk Committee is charged with coordinating our Board’s oversight of our assessment and risk management practices, including our enterprise risk management (“ERM”) program; our legal and regulatory environment; our information security risk management program (including, the quality, adequacy and effectiveness of our data security, privacy, and technology policies, procedures and internal controls, as well as our cybersecurity and cyber incident response and business continuity and disaster recovery planning and capabilities), and our contract compliance, particularly regarding contracts with government entities. With respect to ESG matters, our Risk Committee is responsible for reviewing and discussing with management the Company’s ESG Reporting Program, making recommendations to our Board regarding ESG Reporting, and overseeing publication of our ESG Report. Our Risk Committee is also responsible for monitoring and reviewing public policy developments and other trends facing the Company that could impact our operations and performance. Our Risk Committee further assists our Board in fulfilling its oversight responsibility with respect to organizational ethics and compliance and receives regular reports from our Chief Ethics and Compliance Officer, who reports to the CEO, and to the Chair of our Risk Committee. With respect to our information security risk management program, our Risk Committee receives regular and frequent updates on cybersecurity and information technology matters from our Chief Information Officer and other members of management and, periodically, from outside experts. The full text of the Risk Committee charter is available on the Company’s website at www.corecivic.com (under the “Corporate Governance” section of the Investors page).
Risk Committee 2024 Overview
In 2024, the Risk Committee fulfilled its oversight responsibilities as outlined in its charter. The Risk Committee’s activities included:
•	Reviewing reports from the Company’s ERM program.
•	Receiving updates on incidents, internal operational reviews, and reviews by external entities, along with related remediation activities.
•	Reviewing reports on cybersecurity and data privacy policies, testing, events, and preparedness.
•	Overseeing human rights reporting and the Company’s ESG reporting program.
•	Reviewing and updating the Risk Committee’s charter.
•	Overseeing programs and processes related to public affairs and reputation management.
•	Overseeing and evaluating the Company’s internal messaging to employees regarding the Company’s commitment to ethical behavior and legal and contract compliance.

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•	Overseeing the Company’s insurance program, policies, and coverages.
•	Reviewing reports and updates on the Company’s human rights policy and the care and treatment of resident populations.
•	Overseeing the Company’s ethics and compliance program.
•	Reviewing reports on customer contract renewals and terminations.
•	Reviewing reports on the current market for the utilization of private prison and detention facilities across the U.S.
Executive Committee
Our Executive Committee is charged with acting on behalf of the full Board when necessary and subject to authority limitations with respect to the transaction of routine, administrative matters that occur between regularly scheduled Board meetings. The full text of the Executive Committee charter is available on the Company’s website at www.corecivic.com (under the “Corporate Governance” section of the Investors page).
Limitations on Other Board Service
The Audit Committee charter provides that a member of our Audit Committee may not serve on the audit committee of more than two other public companies without Board approval. Otherwise, we do not believe our directors should be categorically prohibited from serving on boards and/or board committees of other organizations. However, our Corporate Governance Guidelines instruct our Nominating and Governance Committee and our Board to consider the nature of and time involved with respect to a director’s service on other boards, as well as other job responsibilities, in evaluating the suitability of individual directors and in making its recommendations to our stockholders. Service on boards and/or committees of other organizations must also be consistent with our conflicts of interest policy, as set forth in our Code of Ethics. Our Corporate Governance Guidelines require a director to provide notice to the Chair of our Nominating and Governance Committee of his or her acceptance of a nomination to serve on the board of another public company in the case where such nomination has not been previously disclosed.
Communications with Directors
Stockholders, employees, and other interested parties may communicate with members of our Board (including specific members of our Board or our independent directors as a group) by writing to CoreCivic, Attention: Secretary, 5501 Virginia Way, Suite 110, Brentwood, Tennessee 37027. To the extent such communications are received, our Secretary compiles all substantive communications and periodically submits them to our Board, the group of directors or the individual directors to whom they are addressed. Communications that the Secretary would not consider “substantive,” and therefore may exercise discretion in submitting to the addressee, may include, but are not limited to, junk mail, mass mailings, resumes and job inquiries, surveys, business solicitations, advertisements, frivolous communications, and other similarly unsuitable communications.
Communications expressing concerns or complaints relating to accounting, internal controls, or auditing matters are handled in accordance with procedures established by our Audit Committee. Under those procedures, concerns that are improperly characterized as having to do with accounting, internal controls, or auditing matters, or that are frivolous or clearly inconsequential may be addressed by the Secretary without presentation to our Audit Committee.

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Certain Relationships and Related Party Transactions
Since the beginning of the last fiscal year, we are aware of no related party transactions between us and any of our directors, executive officers, 5% stockholders or their family members that require disclosure under Item 404 of Regulation S-K under the Exchange Act.
Pursuant to its written charter, our Audit Committee has adopted a Related Party Transaction Policy that, subject to certain exceptions, requires our Audit Committee (or Chair of our Audit Committee in certain instances) to review and either ratify, approve, or disapprove all “Interested Transactions,” which are generally defined to include any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:
•	the aggregate amount involved exceeded, or will or may be expected to exceed, $120,000 in any calendar year;
•	the Company, or any of its subsidiaries, was, is or will be a participant; and
•	any Related Party had, has, or will have a direct or indirect interest.
For purposes of the policy, a “Related Party” is any:
•
person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

•	greater than 5% beneficial owner of the Company’s common stock;
•	immediate family member of any of the foregoing; or
•
firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner, managing member or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In determining whether to approve or ratify an Interested Transaction under the policy, our Audit Committee is to consider all relevant information and facts available to it regarding the Interested Transaction and take into account factors such as the Related Party’s relationship to the Company and interest (direct or indirect) in the transaction, the terms of the transaction, the availability of other sources of comparable products or services and the benefits to the Company of the transaction. No director is to participate in the approval of an Interested Transaction for which he or she is a Related Party or otherwise has a direct or indirect interest.
In addition, our Audit Committee is to review and assess ongoing Interested Transactions, if any, on at least an annual basis to determine whether such transactions, if any, remain appropriate or should be modified or terminated.
Stock Ownership Guidelines
We maintain stock ownership guidelines for our executive officers and non-executive directors because we believe it is important to align the interests of our management and our Board with the interests of our stockholders. The guidelines are discussed in detail under the headings Executive and Director Compensation—Guidelines and Policies—Executive Officer Stock Ownership Guidelines and Executive and Director Compensation—Director Compensation—Director Stock Ownership Guidelines in this Proxy Statement and are accessible on our website, www.corecivic.com (under the “Corporate Governance” section of the Investors page).

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Insider Trading Policy
The Board has adopted an insider trading policy governing transactions in our securities by our directors, officers, employees and contractors or consultants of the Company. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. Our insider trading policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with SEC on February 21, 2025.
In addition, we also follow procedures for the repurchase of our securities, which we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards.
No Hedging or Pledging Permitted
Our insider trading policy includes provisions that prohibit members of our Board, executive officers, other officers, and employees from engaging in hedging or pledging transactions involving Company securities. Generally prohibited practices include purchasing or selling derivative securities, such as exchange-traded put or call options as well as participating in individually arranged derivative transactions. Directors, executive officers, other officers, and employees are also generally prohibited from participating in long-term forward sales or monetization transactions that are used to hedge an ownership position in the Company’s securities. None of the members of our Board or our executive officers are engaged in any hedging or pledging transactions involving Company securities.
Equity Grant Practices
Our 2020 Plan allows the committee to grant various types of equity awards to any eligible employee, including the NEOs. Annual equity awards to executives are approved by the Compensation Committee and occur on the date of our first quarterly Compensation Committee meeting of each year. Consistent with the terms of our 2020 Plan, the Compensation Committee has also delegated to the CEO the authority to make limited equity grants to new members of our management team, which are then ratified by the Compensation Committee.
These awards are granted pursuant to a formula based on a specified dollar amount, with the number of shares for each RSU award determined by dividing the dollar amount by either the closing market price of our common stock on the grant date or a Monte Carlo valuation as appropriate for the award. Annual RSU awards for directors are approved by the Board at its regularly scheduled meeting in the first quarter of the fiscal year and are granted on the date of that meeting. These awards are granted pursuant to a formula based on a specified dollar amount, with the number of shares for each RSU grant determined by dividing the dollar amount by the closing market price of our common stock on the grant date. The amount granted to a new director is pro-rated based on the effective date of his or her appointment.
In addition, our Compensation Committee occasionally approves additional equity awards in certain special circumstances, such as upon an executive officer’s initial employment with the Company, the promotion of an executive officer to a new position or in recognition of special contributions made by an executive officer. For grants to executive officers, all such grants are approved by our Compensation Committee with an effective date of grant on or after the date of such approval. If the grant date is after the date of approval, it is on a date that is specified by our Compensation Committee at the time of approval.
We do not grant equity awards in anticipation of the release of material non-public information, and we do not time the release of material non-public information based upon grant dates of equity. Similarly, we do not take material non-public information into account in determining the timing and terms of our equity

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awards. As described above, equity awards are granted in connection with our yearly compensation cycle at pre-scheduled meeting dates. In 2024, our time- and performance-based equity awards were made at the regularly scheduled meetings of the Compensation Committee and the Board on February 15, 2024.
Compensation Clawback
Clawback Policy for Directors, Officers, and Employees
In December 2022, our Board adopted a recoupment policy (the “Clawback Policy”) requiring that, in certain circumstances, the directors, officers and employees of the Company may be required to reimburse the Company for any bonus or incentive compensation awarded to such director, officer or employee. In addition, the Clawback Policy may result in our Board effectuating the cancellation of unvested restricted stock or outstanding stock option awards previously granted to such director, officer or employee in an amount to be determined by the Board. The circumstances triggering this recoupment require a determination by the Board, or an appropriate committee of the Board, that any fraud, illegal act, or intentional misconduct by any director, officer or employee caused, directly or indirectly, the occurrence of an Adverse Event.(1)
Executive Compensation Recoupment Policy
In 2023, in accordance with the listing standards of the NYSE, our Board adopted the CoreCivic, Inc. NYSE Executive Compensation Recoupment Policy (the “Recoupment Policy”). The Recoupment Policy, which applies to current and former executive officers, provides for the mandatory recoupment of erroneously awarded incentive-based compensation in the event of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Recoupment Policy provides that promptly following such an accounting restatement, the Compensation Committee will determine the amount of the erroneously awarded compensation, which is the amount of incentive-based compensation received by current and former executive officers that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. Subject to certain exceptions in the Recoupment Policy, the Company will reasonably promptly require the recoupment of such erroneously awarded compensation from the applicable current and former executive officers. The Recoupment Policy provides that the Compensation Committee may determine, in its sole discretion, the method(s) for recouping any erroneously awarded incentive compensation, which may include taking any remedial and recovery actions permitted by applicable legal requirements and the rules and regulations of the NYSE, as determined by the Compensation Committee. The foregoing is intended to be a summary only. To review a copy of our Recoupment Policy in its entirety, please refer to Exhibit 97 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Section 304 Compensation Recovery from Certain Officers Under Certain Circumstances
In addition, Section 304 of the Sarbanes-Oxley Act of 2002 requires the recovery of incentive awards in certain circumstances. If we are required to restate our financial reports due to material noncompliance with any financial reporting requirements as a result of misconduct, our CEO and Chief Financial Officer (“CFO”) will be required under Section 304 of the Sarbanes-Oxley Act to reimburse us for (1) any bonus or
(1)
“Adverse Event” under the Clawback Policy means: (i) notice to our Board of potentially material misconduct resulting in a violation of a Company policy, law, or regulation that might have caused or could cause material harm to the Company, (ii) a material restatement of the Company’s financial results, and/or (iii) an action taken against the Company resulting in criminal findings against the Company and/or material payment by the Company as a result of alleged material misconduct in a regulatory or civil action.

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other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-compliant document, and (2) any profits realized from the sale of our securities during such twelve-month period. Our Amended and Restated 2020 Stock Incentive Plan (the “2020 Plan”) also provides that any award made to a participant under the plan will be subject to mandatory repayment by the participant to us to the extent required by (a) any award agreement, (b) any “clawback” or recoupment policy adopted by us to comply with the requirements of any applicable laws, rules or regulations, including final SEC rules adopted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), or otherwise, or (c) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.
Code of Ethics
All our directors and employees, including our CEO, CFO and principal accounting officer, are subject to our Code of Ethics. Our Code of Ethics and related compliance policies are designed to promote an environment in which respect for human dignity is central to our ethical culture, integrity is valued, business is conducted in a legal and ethical manner, and ethics and compliance issues are raised and addressed promptly and in an appropriate manner. Our Nominating and Governance Committee is responsible for reviewing our Code of Ethics annually, and our Risk Committee is responsible for addressing any violations or waivers involving our executive officers and directors. We intend to post any amendments to or waivers from our Code of Ethics (to the extent applicable to our directors, CEO, principal financial officer, or principal accounting officer) on our website. Our Code of Ethics is accessible on our website, www.corecivic.com (under the “Corporate Governance” section of the Investors page).
Board Oversight of Corporate Strategy and Enterprise Risk
Our Board engages in proactive oversight and regular review of the development, evaluation and execution of our annual operating plan and long-term growth and investment strategies. Each regular meeting of our Board includes a comprehensive business update presented by our CEO, which addresses our progress in achieving near-term operational objectives, strategic transactions completed, and new opportunities being actively pursued, as well as current and future challenges to our continued success. Each such meeting also includes presentations from members of the executive team who are directly responsible for the implementation of our strategy and the financial performance of our business. At our Board’s two-day retreat in August of each year, management engages our Board in a detailed discussion of our growth, capital allocation and investment strategies, risks and challenges, and proposals for modifying our strategies to improve results. At its annual December meeting, our Board engages in discussion with management on the details of our annual operating plan prior to its approval. In addition to the opportunity to engage management and independent consultants we retain to assist with the development and execution of our strategy, our independent directors meet in executive session regularly to discuss the Company’s performance and review long-term strategy.
Our Risk Committee performs a leadership role on behalf of our Board and our Audit Committee in the oversight of our risk assessment and risk management practices and assists our Board and Audit Committee with oversight of our financial, legal, contractual, regulatory, and ESG risks and organizational ethics and compliance. Our Risk Committee is also charged with oversight of management’s ERM program.
Management’s ERM program entails the identification, prioritization, and assessment of a broad range of risks (e.g., cybersecurity, financial, operational, business, reputational, governance and managerial), and the formulation of plans to develop and improve controls for managing these risks or mitigating their

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effects in an integrated effort involving our Board, relevant Board committees, management and other personnel. Our ERM program is led by our General Counsel, is a component of management’s strategic planning process, and is overseen by our Risk Committee with periodic reports to the full Board.
The full Board maintains an ongoing, direct role in risk oversight through, among other things, regular reports from the Chair of our Risk Committee, regular reports from Management on the ERM process, and oversight of management’s strategic planning process, which includes an evaluation of opportunities and risks presented by the Company’s current strategies and alternative strategies. Our Board also receives regular reports from each of the executives with respect to their areas of managerial responsibility. These reports include information concerning risks and risk mitigation strategies. For example, our Board receives regular reports from our Chief Operating Officer with respect to key areas of operational risk; monitors risks relating to our partnership development efforts through regular reports from our Chief Development Officer; and receives regular reports from our General Counsel with respect to legal and compliance risks. In addition, our Board evaluates risk in the context of particular business strategies and transactions. For example, our Board monitors significant capital expenditures through its annual budget review and quarterly capital expenditure reports from management, and monitors risk relating to our acquisition and financing activities through in-depth reviews of proposed acquisition and financing transactions.
In addition to our Risk Committee, other standing committees of our Board have responsibility for risk oversight within their areas of oversight. Our Audit Committee focuses on financial risk, including fraud risk and risks relating to our internal controls over financial reporting. It receives an annual risk assessment report from our internal auditors, as well as financial risk assessment information in connection with particular events or transactions. Our Nominating and Governance Committee addresses certain governance-related risks, such as risks related to Board and executive management succession planning. As discussed in detail below, our Compensation Committee addresses risks relating to our executive compensation strategies. The full Board receives regular reports from the chairs of these committees and receives copies of meeting materials provided to each of the committees.
Environmental, Social and Governance
The Risk Committee of the Board provides oversight for ESG reporting matters, while each standing Committee of the Board shares the oversight of ESG concerns consistent with the duties specified in each Committee’s charter. Corporate responsibility reporting authority, which includes ESG related reporting matters, is delegated to CoreCivic’s Chief Ethics and Compliance Officer by our CEO. We appointed a cross-functional team that provides annual updates to the goals and priority reporting topics within our corporate responsibility reporting. CoreCivic conducts a biennial materiality assessment in accordance with the Global Reporting Initiative (“GRI”) processes to identify “material” ESG topics, as defined by the GRI.
Topics identified by CoreCivic’s internal and external stakeholders during our ESG assessments generally fall within the following areas:
Human Rights recognizes the human rights risk specific to our industry based on the Company’s role in the United States criminal justice and immigration detention systems, with potentially significant impacts on employees and residents in CoreCivic correctional and detention facilities, as well as human rights risk typical to any modern business corporation of significant size in terms of employees and supply chain.
Operational Excellence encompasses our goals for how we operate: with emphasis on contract compliance; promoting a culture of ethics and integrity; delivering innovative solutions to our partners; protecting employee safety and security; and internal and external oversight.

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People and Organizational Culture focuses on fostering a culture of respect and belonging; promoting a culture where everyone is treated with dignity and respect; attracting and retaining a talented workforce; and providing competitive wages, benefits, training, and development opportunities for our team members.
Resident Treatment and Reentry Services focuses on health and medical services for those in our care; recognizing and protecting the human rights of those in our care; supporting resident safety and security; and offering meaningful educational, job skills and treatment programming to prepare residents for long-lasting success in their communities.
Community Impact centers on active engagement with the communities we serve; supporting community and public safety; providing positive economic impact to localities and states; and engaging the public to foster a better understanding of our industry and the services we provide.
Environmental Performance recognizes that CoreCivic and its government partners must use energy and other resources responsibly and, in doing so, can improve operational efficiencies while reducing environmental impact.
For more information about our corporate responsibility efforts, including past ESG reports and a catalogue of other recent reports, please visit our website at www.corecivic.com/corporate-responsibility.
We expect to publish our 2024 Corporate Responsibility Report, providing an update to our ESG efforts, in the second quarter of 2025.
Compensation Risk Assessment
In setting compensation, our Compensation Committee considers risks in the achievement of the Company’s goals that may be inherent in the compensation program as well as the risks to our stockholders. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” our Compensation Committee believes our executive compensation plans are appropriately structured and do not pose a material risk to us. Our Compensation Committee considered the following elements of our executive compensation plans and policies when evaluating whether such plans and policies encourage our executives to take unreasonable risks:
•	We set performance targets we believe are reasonable, but uncertain, considering past performance and current market and economic conditions.
•
The Short-Term Goals (as defined below) and strategic business goals (“Strategic Business Goals”) used for determining payouts under our incentive compensation plans are aligned with our near-term and long-term operating and strategic growth plans, and are established at challenging, but appropriate, levels that do not encourage unnecessary or excessive risk taking.

•	We use restricted stock units (“RSUs”) rather than stock options for equity awards because, unlike options, RSUs retain value even in a depressed market.
•
Performance-based vesting over multiple years for our long-term equity incentive awards, generally along with a modifier based on total shareholder return, promotes the alignment of our executives’ interests with those of our stockholders for the long-term performance of the Company.

•
Time-based vesting RSUs and establishing minimum performance thresholds for performance-vesting awards that result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach, and more than targeted levels of compensation at higher levels of performance are appropriate and do not encourage excessive risk-taking.

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•
Our executive stock ownership guidelines require our executives to hold significant levels of our stock, which discourages excessive risk-taking and aligns an appropriate portion of their personal wealth to the long-term performance of the Company.

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PROPOSAL ONE - ELECTION OF DIRECTORS
Our Board reflects a diverse, highly engaged group of directors with a wide range of relevant experience. The following matrix provides information about each of our incumbent director nominees, including certain types of knowledge, skills, experiences, and attributes possessed by one or more of our directors, which our Board believes are relevant to our business and operations. The matrix does not encompass all the knowledge, skill, experience, or attributes of our directors and does not suggest that a director who is not listed as having any particular knowledge, skill, experience, or attribute is unable to contribute to the decision-making process in such area. No individual knowledge, skill, experience, or attribute is solely dispositive of becoming a member of our Board.

Knowledge, Skills, and Experience	Emkes	Fischer	Hernandez-Blades	Hininger	Hylton	Lappin	Marshall	Murphy	Prann	Smith	Tank	Tran
Public Company Board Experience	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪
Financial	▪	▪		▪	▪			▪	▪	▪	▪	▪
Risk Management	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪
Accounting				▪				▪	▪	▪	▪	▪
Corporate Governance	▪	▪	▪	▪			▪	▪	▪	▪	▪	▪
HR/Compensation	▪			▪				▪	▪	▪	▪	▪
Executive Experience	▪	▪	▪	▪	▪	▪		▪	▪	▪	▪	▪
Operations	▪	▪		▪	▪	▪		▪				
Strategic Planning	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪
Government/Regulatory	▪	▪	▪	▪	▪	▪	▪					
Rehabilitation and Corrections				▪	▪	▪						
Human Rights	▪	▪	▪	▪	▪	▪	▪			▪	▪	▪
Cybersecurity					▪		▪			▪		
Climate			▪				▪			▪	▪	▪
ESG		▪	▪				▪			▪	▪	▪

The current term of office of each of our directors expires at the virtual Annual Meeting. Our Board has nominated the following twelve nominees, all of whom are incumbent directors, for election to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. We expect each of the twelve nominees to serve if elected. If any of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by our Board.
The general criteria considered by our Nominating and Governance Committee with respect to director nominees are discussed beginning on page 13 of this Proxy Statement under the heading Corporate Governance – Board Meetings and Committees – Nominating and Governance Committee. Based on the evaluation of those criteria, our Nominating and Governance Committee and Board believe each nominee contributes relevant skills, expertise, and experience to our Board, and that the group of nominees collectively has the skills, expertise, experience, independence, diversity, and other attributes necessary to effectively discharge our Board’s oversight responsibilities on behalf of our stockholders.

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Director Commitments
The Board believes that all members of the Board should devote sufficient time and attention to their duties and to otherwise fulfill the responsibilities required of directors. In assessing whether directors and director nominees have sufficient time and attention to devote to board duties, the Nominating and Governance Committee and the Board consider whether directors serve on an excessive number of public company boards, a situation frequently referred to as “overboarding.” Our Board believes that each of our directors has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of our directors.
Incumbent Directors Standing for Re-Election
Information regarding each of the incumbent directors standing for re-election, including qualifications considered for each nominee, is set forth below. Directors’ ages are given as of the date of this Proxy Statement.

DAMON T. HININGER	Director since: 2009

Mr. Hininger, age 55, has served as a director since October 2009 and as our Chief Executive Officer since January 2025. He served as our President and Chief Executive Officer from October 2009 until December 2024. He also serves as a member of our Executive Committee. From 2008 until 2009, he served as our President and Chief Operating Officer. From 2007 until 2008, he served as our Senior Vice President, Federal and Local Customer Relations, after having served as Vice President, Federal and Local Customer Relations since 2002. Prior to 2002, he held several positions of increasing responsibility with the Company. Mr. Hininger joined the Company in 1992 as a correctional officer at our Midwest Regional Reception Center (formerly known as the Leavenworth Detention Center). He serves on the Board of Trustees of the United Way of Metropolitan Nashville and Belmont University, where he also serves on the Board of Advisors for the Massey School of Business. Mr. Hininger also serves on the Board of Directors of the Nashville Public Education Foundation, the Men of Valor, the Kansas State University Foundation and as a member of the Executive Board of the Middle Tennessee Council of the Boy Scouts of America. Mr. Hininger holds a bachelor’s degree from Kansas State University and a master’s degree in business administration from the Jack Massey School of Business at Belmont University. He is a 2022 recipient of the American Correctional Association’s (“ACA”) E.R. Cass Award for Correctional Achievement, the highest honor bestowed by that organization.
In making the decision to nominate Mr. Hininger to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, his current service as our CEO and his comprehensive knowledge of the Company, its business, operations and management team through his current position and past roles with the Company, including roles at the facility operations level, as Chief Operating Officer and as Senior Vice President, Federal and Local Customer Relations. The Board also considered Mr. Hininger’s familiarity and experience with human rights issues affecting the Company’s business because of his leadership role in our Company, his multi-decade experience in our industry and his participation in human rights related panels and programs as part of his involvement with the ACA and the Correctional Leaders Association.

MARK A. EMKES	Director since: 2014

Mr. Emkes, age 72, has served as a director since August 2014, and serves as the independent Chair. He also serves as a member of our Compensation Committee and our Nominating and Governance Committee. Mr. Emkes also serves as Chair of our Executive Committee. From 2011 until 2013, Mr. Emkes served as the State of Tennessee’s Commissioner of Finance and Administration. For more than five years until his

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retirement in 2010, Mr. Emkes served as Chief Executive Officer and Chair of the Board of Directors of Bridgestone Americas, Inc. and Bridgestone Americas Holdings, Inc., a tire and rubber manufacturing company. He also served as President of Bridgestone Americas, Inc. from January 2009 until his retirement. From 2004 until 2010, Mr. Emkes also served as a director of Bridgestone Corporation. Mr. Emkes serves as a director and chair of the compensation committee of Greif, Inc., a publicly traded industrial packaging products and services company, and is a former director and chair of the audit committee of First Horizon National Corporation, a publicly traded regional financial institution. Mr. Emkes has served as President of the Middle Tennessee Council of the Boy Scouts of America, the Board of Directors of the Community Foundation of Middle Tennessee and the Advisory Board of Habitat for Humanity, Nashville Chapter. Mr. Emkes was the 2011 recipient of the Jennings A. Jones Champion of Free Enterprise Award and was inducted into the Nashville Business Hall of Fame in 2012. Mr. Emkes holds a bachelor’s degree in economics from DePauw University and a master’s degree in business administration from the Thunderbird School of Global Management.
In making the decision to nominate Mr. Emkes to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, his leadership experience in various management positions, including as chief executive officer and chair of an international company; his demonstrated business acumen and his understanding of corporate finance and business development matters; his understanding of state government through his public sector experience; and his civic and community involvement. The Board also considered Mr. Emkes’ experience with human rights issues, including those related to sourcing, workplace practices and labor management as part of his role as executive leader of an international manufacturer operating throughout the Americas.

ALEXANDER R. FISCHER	Director since: 2024

Mr. Fischer, age 57, has served as a director since March 2024. Since May 2024, he has served as a member of our Audit Committee and, since January 2025, he has served as a member of our Compensation Committee. He is the founder of Alex R. Fischer and Company, which offers strategic advisory services on corporate strategy, real estate development and economic development, operating in such capacity since 2021. He is also a Partner with The New Albany Company, the master developer for over 20,000 acres of mixed-use development. His prior roles include serving as President and CEO of the Columbus Partnership from 2009 to 2021 and undertaking various positions at Battelle Memorial Institute, including Senior Vice President for Business and Commercialization, from 2002 to 2009. Earlier, Mr. Fischer served as Commissioner of Economic Development, Deputy Governor, and Chief of Staff for the State of Tennessee from 1997 to 2002. Mr. Fischer currently serves on the board of directors of Advanced Drainage Systems, a publicly traded drainage products and services company, where he chairs the Nominating and Governance Committee and serves on the Audit Committee. Mr. Fischer also currently serves as a director of Nationwide Children’s Hospital, where he previously served as Chair; White Oak Partners, as Chair; Andelyn Biosciences; and Downtown Columbus, Inc., also as Chair. He previously served on the board of trustees for The Ohio State University. Mr. Fischer holds a Bachelor of Science in Economics and Public Administration and a Master of Science in Urban Planning and Economic Development, both from the University of Tennessee.
In making the decision to nominate Mr. Fischer to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, his executive leadership experience; his knowledge of and experience in real estate, economic development, public policy leadership, and public and private infrastructure projects; and his leadership in civic, non-profit, and public education spheres.

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CATHERINE HERNANDEZ-BLADES	Director since: 2024

Ms. Hernandez-Blades, age 57, has served as a director since March 2024 and as a member of our Risk Committee since May 2024. Until January 2024, she served as Senior Vice President, Marketing and Communications for SAIC, a Fortune 500 technology integrator. Before joining SAIC in 2021, beginning in 2014, Ms. Hernandez-Blades held roles of increasing responsibility at Aflac, Inc., a publicly traded provider of supplemental health insurance and life insurance products, concluding in the role of Senior Vice President, Chief ESG and Communications Officer, which she held from 2019 to 2021. From 2017 to 2019, Ms. Hernandez-Blades served as Aflac’s Senior Vice President, Chief Brand and Communications Officer. From 2014 to 2017, Ms. Hernandez-Blades served as Aflac’s Senior Vice President, Corporate Communications. From 2011 to 2014, Ms. Hernandez-Blades served as Vice President and Chief Marketing and Communications Officer at Flextronics International Limited, a NASDAQ-traded public company specializing in electronics manufacturing services and original design manufacturing. From 2008 to 2011, Ms. Hernandez-Blades served as Vice President, Communications and Public Affairs for Raytheon, a defense contractor and industrial corporation. Ms. Hernandez-Blades serves as the U.S. representative on the Advisory Board of the World Communications Forum Association - Davos. In 1999, she was appointed Executive Director of the Louisiana Seafood Promotion and Marketing Board by the state’s then-serving governor, Mike Foster. She previously served as chair of Operation Homefront, a nationally recognized non-profit organization (501(c)(3)) dedicated to supporting America’s military families. She has won an EMMY; is in three halls of fame (PR News, Women in Communications, and the PRWeek Hall of Femme); has two Cannes Lions; and is the first American to win the Relations 4 the Future medal at Davos. She was a 2019 Forbes Top 50 Most Influential Global CMO and was honored as the 2019 LatinaStyle magazine Corporate Executive of the Year. Ms. Hernandez-Blades holds a Bachelor of Arts, Mass Communications, University of Louisiana at Lafayette and is a Fellow of the Loyola University Institute of Environmental Communication.
In making the decision to nominate Ms. Hernandez-Blades to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, her executive leadership in communications, marketing, and public relations; her extensive experience as a communications leader at large employers and government contractors; her leadership experience in ESG and climate reporting; her experience with publicly-traded companies; her human rights related experience associated with global labor markets; and her non-profit work in support of service members and their families.

STACIA A. HYLTON	Director since: 2016

Ms. Hylton, age 64, has served as a director since August 2016, and is a member of our Nominating and Governance Committee and Risk Committee. Since April 2022, Ms. Hylton has served as the Chief Executive Officer of KACE Company, a digital intelligence and cyber forensic company. Since 2016, Ms. Hylton has served as a Principal for LS Advisory, a New Jersey-based business solutions advisory consultancy. In 2010, U.S. President Barack Obama nominated Ms. Hylton to serve as Director of the U.S. Marshals Service (“USMS”), a federal agency with more than 5,600 employees responsible for federal judiciary security, fugitive operations, asset forfeitures, prisoner operations, transportation, and witness security, and served as Director of the USMS until her retirement in 2015. She served as the U.S. Attorney General’s Federal Detention Trustee in the U.S. Department of Justice from 2004 to 2010. From 1980 to 2004, Ms. Hylton served in progressively senior leadership positions within the USMS. Ms. Hylton serves as a director and member of the audit committee of Spok Holdings, Inc., a publicly traded provider of communications solutions and previously served as a director and member of the audit committee of the Board of Directors of Trust Stamp, Inc., a publicly traded company listed on the Euronext Growth equity trading market. Ms. Hylton is a Fellow for the National Academy for Public Administration and has served on the Board of Directors of the National Center for Missing and Exploited Children and Law Enforcement Exploring.

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Ms. Hylton has served on the Executive Committee for the International Chiefs of Police and the Accreditation and Policy Committees for the National Sheriffs Association. Ms. Hylton holds a bachelor’s degree in criminal justice from Northeastern University.
In making the decision to nominate Ms. Hylton to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, her understanding of government through her public sector experience; her experience as a public company director and member of an audit committee; her unique understanding of the USMS; her civic and community involvement; and her professional experience with technological and cybersecurity concerns. The Board also considered Ms. Hylton’s experience with human rights issues related to our business, developed through leadership of a large, federal law enforcement and detention agency. In that role, Ms. Hylton led the establishment, revision, and compliance monitoring of human rights standards, engaged with nongovernmental organizations and national and international stakeholders and participated in policing and detention reform initiatives.

HARLEY G. LAPPIN	Director since: 2018

Mr. Lappin, age 69, has served as a director and was employed as a special operations advisor to the leadership team of the Company from January 2018 until February 2022. Mr. Lappin served as our Executive Vice President and Chief Corrections Officer from 2011 until his retirement from such position on January 1, 2018. Prior to joining the Company in 2011, Mr. Lappin served from 2003 to 2011 as Director of the Bureau of Prisons (“BOP”). As Director of the BOP, Mr. Lappin had oversight and management responsibility for 116 federal prisons, 14 large, private contract facilities and more than 250 contracts for community corrections facilities, in total comprising more than 215,000 offenders managed by 38,000 employees. Mr. Lappin has received numerous awards throughout his career, including the Associate Warden of the Year award for the BOP’s South Central Region (1992); the BOP’s Excellence in Prison Management Award (2000); the Attorney General’s Award for Excellence in Management (2001); and the Presidential Rank Award of Meritorious Executive (2004). In 2010, he received the ACA’s E.R. Cass Award for Correctional Achievement, the highest honor bestowed by that organization. In 2015, Mr. Lappin received the Louie L. Wainwright Award from the Association of State Correctional Administrators (“ASCA”). Mr. Lappin has served as chair of the Standards Committee of the ACA, is a former board member of both the National Institute of Corrections and the Federal Prison Industry Board, and a former chair of the Prison Industry Committee of ASCA. Mr. Lappin holds a bachelor’s degree from Indiana University and a master’s degree in criminal justice from Kent State University.
In making the decision to nominate Mr. Lappin to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, his comprehensive corrections industry experience, including executive leadership of federal and private sector correctional system operations; his public company leadership experience; his understanding of government through his public sector experience; and his extensive knowledge of the Company, its business, operations, facilities, customers and personnel through his past role as our Chief Corrections Officer. The Board also considered Mr. Lappin’s extensive experience with human rights issues affecting our business, such as safe and secure detention, respect for prisoner and detainee rights, labor management, and engagement with nongovernmental organizations. He acquired this experience while serving in various roles including executive leader of the nation’s largest corrections and detention system.

THURGOOD MARSHALL, JR.	Director since: 2002

Mr. Marshall, age 68, has served as a director since December 2002, and serves as Chair of our Risk Committee and as a member of our Nominating and Governance Committee. Until his retirement in 2019, he served as a partner in the Washington D.C. office of the law firm of Morgan, Lewis & Bockius LLP, and a

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principal in the firm’s Morgan Lewis Consulting Group LLC, which assists business clients with communications, political and legal strategies. Mr. Marshall has held appointments in all three branches of the federal government. Prior to joining a predecessor of Morgan, Lewis & Bockius LLP in 2001, he served as Assistant to the President and Cabinet Secretary from 1997 to 2001. Mr. Marshall has served as Director of Legislative Affairs and Deputy Counsel to the Vice President, and as counsel to the Senate Judiciary Committee, the Senate Committee on Commerce, Science and Transportation and the Senate Government Affairs Committee. In 2006, he was confirmed by the United States Senate to serve on the Board of Governors of the United States Postal Service and served as Chair prior to completing his service in 2013. Mr. Marshall serves as a director of Genesco Inc., a publicly traded retailer of footwear, apparel, and accessories. He also serves as a director for En+Group, a public limited company focused on green metals and energy, where he also serves as Compliance Committee Chair and as a member of the Remuneration and the Health, Safety and Environment committees. He is a former member of the Board of Trustees of the Ford Foundation and the Ethics & Compliance Certification Institute. Mr. Marshall serves as a trustee on two non-profit boards – The Third Way and Campaign Legal Center. He formerly served as trustee of two other non-profit boards – President Lincoln’s Cottage, and the DC Grays. Mr. Marshall holds a bachelor’s degree and a juris doctor from the University of Virginia and served as a law clerk for United States District Judge Barrington D. Parker. Mr. Marshall also completed the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University.
In making the decision to nominate Mr. Marshall to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, his understanding of politics and the public sector through his varied government service and consulting work; his understanding of organizational governance and oversight through his service as a director in the public, non-profit and for-profit sectors; his understanding of legal, regulatory and compliance issues through his education and experience as a lawyer; his education in and experience with cybersecurity risk; and his understanding of climate, energy, and natural resources concerns gained from service on the board of a metals and energy company. The Board also considered Mr. Marshall’s extensive experience with and expertise in human rights issues, including his service as a board member of the American Bar Association’s Center for Human Rights, his work focusing on human rights issues as a staff member for Senator Edward M. Kennedy, and his service in the Administration of President Clinton in various roles affecting United States human rights policy.

DEVIN I. MURPHY	Director since 2018

Mr. Murphy, age 65, has served as a director since November 2018. He serves on our Audit and Risk Committees as well as our Nominating and Governance Committee, on which he serves as Chair. Since July 2024, he has served as a director of Phillips Edison & Company, a NASDAQ listed real estate investment trust that is one of the nation’s largest owners and operators of grocery anchored shopping centers. Mr. Murphy served Phillips Edison as Managing Director of Investment Management from January 2024 until July 2024. Before that appointment, he served Phillips Edison as President from March 2019 to December 2023. Prior to that, he served as Chief Financial Officer of Phillips Edison for six years. Mr. Murphy also serves as a director of Macerich, one of the nation’s leading owners, operators, and developers of major retail properties, and as a Senior Advisor to Fifth Wall, the largest venture capital firm focused on the global real estate industry. Before joining Phillips Edison in 2013, Mr. Murphy worked for 27 years as an investment banker and held senior leadership roles at Morgan Stanley and Deutsche Bank, including several years as Global Head of Real Estate Investment Banking at Deutsche Bank.
His Deutsche Bank team executed over 500 transactions of all types for clients, representing total transaction volume exceeding $400 billion, including initial public offerings, mergers and acquisitions, common stock offerings, and secured and unsecured debt offerings. Mr. Murphy began his banking career at Morgan Stanley in 1986 and held a number of senior positions including Vice Chairman, co-head of US

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Real Estate Investment Banking, and Head of Real Estate Private Capital Markets. He also served on the Investment Committee of the Morgan Stanley Real Estate Funds, a series of global private real estate funds with over $35 billion in assets under management. During his 20 years with Morgan Stanley, Mr. Murphy and his teams executed numerous capital markets and mergers and acquisitions transactions including a number of industry defining transactions. Mr. Murphy has been a director of six publicly listed companies, including the S&P 500 company Apartment Investment and Management Company, and was Chairman of Apartment Income REIT until its sale to Blackstone in June 2024. Mr. Murphy received a Bachelor of Arts in English and History with Honors from the College of William and Mary and a Master of Business Administration from the University of Michigan.
In making the decision to nominate Mr. Murphy to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria above, his executive leadership of real estate and finance-focused organizations; his leadership experience as President of a public company; his knowledge of and experience in real estate, corporate finance, capital markets, and corporate governance; and his high-level leadership roles in complex mergers and acquisitions transactions and activities.

JOHN R. PRANN, JR.	Director since: 2000

Mr. Prann, age 74, has served as a director since December 2000, and serves as Chair of our Audit Committee. He also serves as a member of our Compensation Committee. Mr. Prann has been retired since 2016. From 2009 to 2016, Mr. Prann served as Chair of the Board of Directors of a privately held motorsports business. From 2012 until 2014, Mr. Prann served as a Senior Advisor to The Pritzker Group, a private capital, venture capital and asset management firm. From 1993 to 2001, Mr. Prann served as President, Chief Executive Officer and Chief Operating Officer of Katy Industries, Inc., a publicly traded manufacturer and distributor of consumer products and maintenance cleaning products. Mr. Prann also served as President and Chief Executive Officer of CRL, Inc., a diversified holding company that held a 25% interest in Katy Industries, Inc. Mr. Prann served as a director of CPAC, Inc., a publicly traded chemicals and equipment business, and Dynojet Research, Inc. He has served as a partner with the accounting firm of Deloitte & Touche. Mr. Prann holds a bachelor’s degree in biology from the University of California, Riverside, and a master’s degree in business administration from the University of Chicago.
In making the decision to nominate Mr. Prann to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, his executive leadership experience as president and chief executive of a public company and his understanding of accounting and finance issues through his education and career.

S. DAWN SMITH	Director since 2025

S. Dawn Smith, age 61, has served as a director since March 2025. She has served as President of Cologix, Inc. (Cologix) since August 2018 and was formerly its President and Chief Operating Officer. At Cologix, she has responsibility for driving all aspects of design, construction, engineering, and operations of the firm’s extensive infrastructure of secure, hyperscale edge data center sites and solutions. Additionally, Ms. Smith is responsible for the IT, legal, HR and procurement functions at Cologix. From 2017 to 2018, she previously served as the executive vice president and chief legal officer of McAfee, where she led the legal and government relations organization globally. Prior to McAfee, Ms. Smith was the senior vice president and chief legal officer at VMware from 2009 to 2017. She previously served as a partner at Morrison & Foerster LLP from 2005 to 2009 and in legal advisory roles at Wilson Sonsini Goodrich & Rosati from 1996 to 2005, where she practiced for nearly a decade in corporate and securities law, including mergers and acquisitions, public company corporate governance, compliance, and venture capital transactions. Also,

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Ms. Smith served in the U.S. Navy’s nuclear propulsion program which manages the design, construction, and operation of nuclear-powered ships and facilities. She currently serves on the board of directors of Health Catalyst, Inc. Ms. Smith holds a B.S. from the U.S. Naval Academy, an M.B.A. from Providence College, and a J.D. from Stanford Law School.
In making the decision to nominate Ms. Smith to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, her leadership experience, including serving as a Chief Operating Officer, Chief Legal Officer, and Chief Compliance Officer; her knowledge and leadership in the fields of law, corporate securities, and corporate governance; and her experience and leadership roles in technology companies. The committee also considered Ms. Smith’s experience in the area of human rights, demonstrated by her leadership in the area of increasing participation in the in-house legal field by minority aspirants, and her service in the military, a crucial source of a significant percentage of our workforce.

STACEY M. TANK	Director since 2025

Stacey M. Tank, age 43, has served as a director since March 2025 and currently serves as Chief Executive Officer of Bespoke Beauty Brands, a role she has held since September 2023. Additionally, Ms. Tank is a Board Member at Interior Logic Group, Inc., where she serves on the Audit and Compliance committees. Previously, Ms. Tank served as Chief Transformation Officer of the Heineken Company from 2020 to 2023 and at The Home Depot from 2015 to 2020, where her responsibilities included leading the multi-billion-dollar Home Depot Installation Services and Home Depot Measurement Services businesses. She also served as President of The Home Depot Foundation. Ms. Tank is the Founder and CEO of Our Happy Place, a non-profit focused on childhood mental wellness. Ms. Tank is a fellow at the Aspen Institute and the World Economic Forum and holds a Bachelor of Science in Marketing Management and Television-Radio-Film from Syracuse University.
In making the decision to nominate Ms. Tank to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, her executive and board experience, including serving as a chief executive officer, board member, and non-profit sector leader; and her experience and leadership roles across multiple and distinct industries. The committee also considered Ms. Tank’s commitment to advancing human flourishing and mental health, as demonstrated by her role as a founder and leader of a mental health support non-profit. Finally, the committee noted Ms. Tank’s leadership in the construction and renovation industry as well as in associated supply chain concerns, which closely relates to a significant component of our resident rehabilitation, vocational, and post-release employment opportunities.

NINA A. TRAN	Director since 2025

Nina A. Tran, age 56, has served as a director since March 2025, and currently serves as a board member of American Asset Trust, a publicly-traded real estate investment trust (REIT) where she also serves on the Audit and Corporate Governance and Nominations Committee. Ms. Tran also currently serves as a director and is the audit committee chairperson of both Compass Datacenters and Catalyst Impact Fund. Currently, Ms. Tran is an advisor to Roofstock, Inc., a leading proptech platform for single-family rental investors. From March 2021 until December 2022, Ms. Tran served as the chief financial officer for Pacaso, a real estate technology company focused on second home co-ownership. From 2016 to 2021, Ms. Tran was the chief financial officer at Veritas Investments, Inc., an owner and manager of mixed-use real estate properties. From 2013 to 2016, Ms. Tran served as the chief financial officer of Starwood Waypoint Residential Trust, a leading publicly-traded REIT that owns and operates single-family rental homes. Prior to joining Starwood Waypoint, Ms. Tran spent 18 years at Prologis, Inc., the largest publicly-traded global industrial REIT. Ms. Tran served as senior vice president and chief accounting officer, and most recently as chief global process officer, where she helped lead the merger

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integration between AMB and Prologis. Prior to Prologis, Ms. Tran was a senior associate with PricewaterhouseCoopers. From 2016 to 2024, Ms. Tran served on the board of directors and was the audit committee chairperson of Apartment Income REIT before the company was taken private. Ms. Tran also previously served on the advisory board of the Asian Pacific Fund. Ms. Tran holds a Bachelor of Science degree in Accounting at California State University East Bay.
In making the decision to nominate Ms. Tran to serve as a director, our Nominating and Governance Committee considered, in addition to the criteria referred to above, her executive and board experience, including her leadership as chief financial officer; her extensive knowledge of real estate, financing transactions, and investor relations, as demonstrated across multiple organizations; and her extensive experience with organizational transformation and strategy. The committee also considered her commitment to human rights as demonstrated by her service as an advisor to organizations dedicated to expanding opportunities for an historically disadvantaged group.
Incumbent Directors Not Standing for Re-Election

ROBERT J. DENNIS	Director since: 2013

Mr. Dennis, age 71, does not plan to stand for re-election at our virtual Annual Meeting. He has served as a director since February 2013, and serves as Chair of our Compensation Committee and as a member of our Executive Committee. Mr. Dennis served as the Executive Chair of the Board of Directors of Genesco Inc., a publicly traded retailer of footwear, apparel, and accessories, from February 2020 until his retirement on June 30, 2020. Previously, Mr. Dennis served as Genesco’s President and Chief Executive Officer from 2008 until February 2020 and as Chair from April 2010 to February 2020. Prior to joining Genesco, Mr. Dennis held senior management positions with Hat World Corporation and Asbury Automotive and was a partner and leader of the North American Retail Practice with McKinsey & Company. Mr. Dennis serves as a director, chair of the Compensation Committee, and member of the governance and finance and investment committees of HCA Holdings, Inc., a publicly traded health care services company. Mr. Dennis serves on the Board of Trustees of the United Way of Metropolitan Nashville, the Board of Leadership Nashville, the Board of the Nashville Chamber of Commerce, and serves on the Board of Visitors at Vanderbilt University’s Owen School of Management. Mr. Dennis holds a master’s degree in business administration, with distinction, from the Harvard Business School, and bachelor’s and master’s degrees from Rensselaer Polytechnic Institute.

ANNE L. MARIUCCI	Director since 2011

Ms. Mariucci, age 67, does not plan to stand for re-election at our virtual Annual Meeting. She has served as a director since December 2011 and serves as a member of our Audit Committee and our Compensation Committee. Since 2000, Ms. Mariucci has served as a general partner at MFLP, a Phoenix-based family office investment entity. Since 2003, she has been affiliated with private equity firms Hawkeye Partners (Austin, Texas), Inlign Capital Partners (Phoenix, Arizona), and Glencoe Capital (Chicago, Illinois). Prior to 2003, Ms. Mariucci served in a variety of senior executive roles with Del Webb Corporation, and following its 2001 merger with Pulte Homes, Inc., as President of Del Webb Group and Senior Vice President of Strategy for Pulte Homes, Inc. Ms. Mariucci serves as a director of Taylor Morrison Home Corporation, a publicly traded homebuilder, where she serves as Chair of the Compensation Committee and as a member of the Audit Committee. Ms. Mariucci also serves as a director of Southwest Gas Holdings, Inc., a publicly traded holding company, where she serves as Chair of the Strategic Transactions Committee and as a member of the Compensation and Nominating and Corporate Governance committees. Ms. Mariucci also serves as a director of Centuri Holdings, Inc., a majority-owned subsidiary of Southwest Gas Corporation, where she is a member of the Compensation Committee and the Chair of the Corporate Governance Committee. Ms. Mariucci serves as a director of Berry Corporation, a publicly traded energy company,

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where she also serves as Chair of the Human Capital and Compensation Committee and a member of the Audit and Nominating and Governance committees. She is also Chair of the board of Banner Health, one of the nation’s largest hospital/health care organizations, with additional service on the Finance, Audit, and Investment committees. Ms. Mariucci serves as a director of the Arizona State University Foundation and the Fresh Start Women’s Foundation. Ms. Mariucci is a past director of the Arizona State Retirement System, Scottsdale Healthcare, and Action Performance Companies, as well as a past trustee of the Urban Land Institute. She also served on the Arizona Board of Regents. Ms. Mariucci holds a bachelor’s degree in accounting and finance from the University of Arizona and completed the corporate finance program at the Stanford University Graduate School of Business.
Required Vote and Board Recommendation
Under the Company’s Bylaws, a majority of all the votes cast at the virtual Annual Meeting is required for the election of each nominee in an uncontested election of directors. A majority of votes cast means the number of shares cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee. Brokers do not have discretionary authority to vote on the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the vote of the election of directors as they are not considered votes cast.
If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on our Board as a “holdover” director but must tender his or her resignation to our Board promptly after certification of the election results of the stockholder vote. The Nominating and Governance Committee of our Board will then recommend to our Board whether to accept the resignation or whether other action should be taken. Our Board will act on the tendered resignation, considering the recommendation of our Nominating and Governance Committee, and our Board’s decision will be publicly disclosed within 90 days after certification of the election results of the stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the recommendation of our Nominating and Governance Committee or the decision of our Board with respect to his or her resignation.
Our Board unanimously recommends a vote “FOR” each of the twelve nominees.

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PROPOSAL TWO: NON-BINDING RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2024 are described below under “Audit Matters.”
Representatives of Ernst & Young LLP will be present at the virtual Annual Meeting via webcast. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of the holders of a majority of the shares present in person via attendance at the virtual Annual Meeting or represented by proxy at the virtual Annual Meeting and entitled to vote. Brokers, banks, and other nominees generally have discretionary authority to vote on this proposal. If you abstain from voting on this proposal, your abstention will have the same effect as a vote against the proposal. If the Company’s stockholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm, in its sole discretion. Even if the appointment of Ernst & Young LLP is ratified, our Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm at any time if it determines that a change would be in our best interest.
Our Board unanimously recommends a vote “FOR” the ratification of the appointment of
Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.

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AUDIT MATTERS
Audit and Non-Audit Fees
The following table presents fees for audit, audit-related, tax and other services rendered by the Company’s principal independent registered public accounting firm, Ernst & Young LLP, for the years ended December 31, 2024, and 2023:

Fees	2024 ($)	2023 ($)
Audit Fees(1)	$ 1,683,600	$ 1,608,550
Audit-Related Fees	—	—
Tax Fees(2)	387,725	558,186
All Other Fees(3)	2,000	2,000
Total	$2,073,325	$2,168,736

(1)
Audit fees for 2024 and 2023 include fees associated with the audit of our consolidated financial statements, the audit of our internal control over financial reporting, and reviews of our quarterly financial statements.

(2)	Tax fees for 2024 and 2023 consisted primarily of fees related to professional services rendered for general tax compliance matters and tax advisory and planning matters.
(3)	All Other Fees for 2024 and 2023 comprised access fees to EY Online, an online information and communication tool available to Ernst & Young audit clients.
Pre-Approval of Audit and Non-Audit Fees
Consistent with Section 202 of the Sarbanes-Oxley Act of 2002 and SEC rules regarding auditor independence, our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. In 2024 and 2023, our Audit Committee pre-approved all amounts disclosed under “audit,” “audit-related,” “tax” and “all other” fees by Ernst & Young, LLP in accordance with applicable rules.
Our Audit Committee’s Auditor Independence Policy prohibits our independent registered public accounting firm from performing certain non-audit services and any services that have not been approved by our Audit Committee in accordance with the policy and the Section 202 rules. The policy establishes procedures to ensure that proposed services are brought before our Audit Committee for consideration and, if determined by our Audit Committee to be consistent with the auditor’s independence, approved prior to initiation, and to ensure that our Audit Committee has adequate information to assess the types of services being performed and fee amounts on an ongoing basis. Our Audit Committee has delegated to its Chair, Mr. Prann, the authority to pre-approve services between meetings, when necessary, provided the full Audit Committee is apprised of the services approved at its next regularly scheduled meeting.

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Report of the Audit Committee
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
Oversight of Financial Reporting
As part of its oversight of our financial statements, our Audit Committee reviews and discusses with both management and our independent registered public accounting firm all annual and quarterly financial statements prior to their issuance. With respect to the 2024 fiscal year, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles (“GAAP”) and reviewed significant accounting and disclosure issues with our Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Auditing Standard No. 1301 (Communications with Audit Committees), as amended, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Our Audit Committee also received the written disclosures and a letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with our Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.
Also, with respect to fiscal 2024, our Audit Committee received periodic updates on the effectiveness of our internal control over financial reporting provided by management, the independent registered public accounting firm, and the internal auditors at each regularly scheduled Audit Committee meeting and provided oversight during the process. At the conclusion of the process, management provided our Audit Committee with, and our Audit Committee reviewed a report on, the effectiveness of our internal control over financial reporting. Our Audit Committee also reviewed Management’s Report on Internal Control over Financial Reporting and Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K for the year ended December 31, 2024.
Taking all these reviews and discussions into account, the undersigned Committee members recommended to our Board that our Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Submitted by the Audit Committee:
John R. Prann, Jr., Chair
Alexander R. Fischer
Anne L. Mariucci
Devin I. Murphy

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PROPOSAL THREE: ADVISORY VOTE TO APPROVE THE
COMPENSATION OF NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, the Company seeks your non-binding advisory vote and asks that you support the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section (the “CD&A”) and the accompanying tables contained in this Proxy Statement. At our 2024 Annual Meeting of Stockholders, our stockholders indicated on an advisory basis their preference that advisory votes to approve the compensation of our Named Executive Officers occur every year. Considering the non-binding advisory input of our stockholders and other relevant factors, our Board has determined to hold this advisory vote every year. The affirmative vote of the holders of a majority of the shares present in person via attendance at the virtual Annual Meeting or represented by proxy at the virtual Annual Meeting and entitled to vote is required to approve the non-binding advisory vote of compensation paid to our Named Executive Officers. Broker non-votes will have no effect on the outcome of this proposal. If you abstain from voting on this proposal, your abstention will have the same effect as a vote against the proposal.
Because your vote is advisory, it will not be binding on our Compensation Committee. However, our Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation for our Named Executive Officers. We urge you to read the CD&A, which begins on page 40 of this Proxy Statement, and other sections of this Proxy Statement that provide additional details on our executive compensation, including our compensation philosophy and objectives and the 2024 compensation of our Named Executive Officers.
As described in detail in the CD&A, our executive compensation programs are designed to ensure our executive officers are rewarded appropriately for their contributions to us, and that our overall compensation strategy supports the objectives and values of our organization, as well as stockholder interests. Our programs are designed to attract and retain executive leadership who will execute our business strategy, uphold our values and deliver results and long-term value to our stockholders. Our goal is to have a substantial portion of executive compensation contingent upon our performance.
Our Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure our programs achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. Our Compensation Committee has engaged an independent compensation consultant from time to time to assist it in reviewing and assessing, as well as providing advice and guidance on the design and market competitiveness of, our compensation strategies and plans.
We believe our executive compensation programs are structured in the best manner possible to align the interests of our management team with those of our stockholders in the management of our business, the pursuit of our strategic objectives and the creation of long-term value.
Stockholders are being asked to vote on the adoption of the following resolution:
RESOLVED: That the stockholders of CoreCivic, Inc. approve the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section and related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2025 virtual Annual Meeting of Stockholders.
Our Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers.

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EXECUTIVE OFFICERS
The following table sets forth our executive officers as of March 31, 2025:

Damon T. Hininger	Chief Executive Officer, Director
David M. Garfinkle	Executive Vice President and Chief Financial Officer
Patrick D. Swindle	President and Chief Operating Officer
Anthony L. Grande	Executive Vice President and Chief Development Officer
Lucibeth N. Mayberry	Executive Vice President and Chief Innovation Officer
Cole G. Carter	Executive Vice President, General Counsel and Secretary
Daren M. Swenson	Senior Vice President and Chief Corrections Officer

Set forth below are the biographies of each of our current executive officers, except for Mr. Hininger, whose biography is set forth under “Proposal 1 – Election of Directors.”
David M. Garfinkle, age 57, has served as our Executive Vice President and Chief Financial Officer since May 1, 2014. Mr. Garfinkle served as the Company’s Vice President of Finance and Controller from February 2001 to May 2014. From 1996 to 2001, Mr. Garfinkle served as Vice President and Controller for Bradley Real Estate, Inc., a publicly traded REIT. Prior to joining Bradley Real Estate, Inc., Mr. Garfinkle was a Senior Manager at KPMG Peat Marwick, LLP. Mr. Garfinkle is a Certified Public Accountant and holds a bachelor’s degree in business administration from St. Bonaventure University. Mr. Garfinkle serves on the board of directors and as chair of the audit committee of Mobile Infrastructure Corporation, an internally-managed, publicly traded company that focuses on acquiring, owning and leasing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States. Mr. Garfinkle also serves as a board member and as a member of the executive committee of Junior Achievement of Middle Tennessee, having previously served as the chair of that organization’s finance committee.
Patrick D. Swindle, age 49, has served as our President and Chief Operating Officer since January 2025. He served as Executive Vice President and Chief Operating Officer from December 2020 to January 2025. From January 2018 until December 2020, Mr. Swindle served as our Executive Vice President and Chief Corrections Officer. From October 2016 to January 2018, Mr. Swindle served as our Senior Vice President, Operations. From April 2014 to October 2016, Mr. Swindle served as our Vice President, Treasury and Strategic Development. From August 2013 to April 2014, Mr. Swindle served as our Vice President, Strategic Development. From July 2009 to August 2013, Mr. Swindle served as our Vice President and Treasurer. Mr. Swindle joined the Company in 2007 as Managing Director, Treasury. Prior to joining the Company, Mr. Swindle spent 10 years in equity research in the equity capital markets divisions of SunTrust Equitable Securities, Raymond James Financial Services, Inc. and Avondale Partners, LLC. During his time as an equity analyst, Mr. Swindle focused his research on outsourced business services, government and healthcare industries, including partnership corrections. Mr. Swindle holds a bachelor’s degree in finance from Western Kentucky University.
Anthony L. Grande, age 55, has served as our Executive Vice President and Chief Development Officer since July 2008. From September 2007 to July 2008, Mr. Grande served as our Senior Vice President, State Customer Relations. Mr. Grande joined the Company in 2003 as Vice President, State Customer Relations. Prior to joining the Company, Mr. Grande served as the Commissioner of Economic and Community Development for the State of Tennessee. Mr. Grande holds a bachelor’s degree from The American University and a master’s degree in education from Vanderbilt University.

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Lucibeth N. Mayberry, age 53, has served as our Executive Vice President and Chief Innovation Officer since October 2022. Prior to assuming that role, Ms. Mayberry served as Executive Vice President, Real Estate from May 2015 until October 2022. From November 2013 to May 2015, Ms. Mayberry served as our Senior Vice President, Real Estate. From August 2008 to November 2013, Ms. Mayberry served as our Vice President, Deputy Chief Development Officer. From March 2006 to August 2008, Ms. Mayberry served as our Vice President, Research, Contract and Proposals. Ms. Mayberry joined CoreCivic in May 2003 as Senior Director, State Partnership Relations, and was promoted to Managing Director, State Partnership Relations in 2004. Before joining the Company, Ms. Mayberry served as a Senior Associate of the Taxation and Estate Planning Practice Group at the Nashville-based law firm Stokes, Bartholomew, Evans and Petree. Ms. Mayberry holds a bachelor’s degree from the University of Tennessee, a juris doctor from Vanderbilt University, and a Master of Laws degree in taxation from the University of Florida.
Cole G. Carter, age 56, has served as our Executive Vice President, General Counsel and Secretary since May 2019. From July 2018 until May 2019, Mr. Carter served as our Senior Vice President, General Counsel and Secretary. From July 2006 to July 2018, Mr. Carter served as Associate General Counsel. Mr. Carter joined CoreCivic in 1992 as an academic instructor at Metro-Davidson County Detention Facility. Mr. Carter was promoted to manager of Educational Services at our Facility Support Center in May 1996, where Mr. Carter also served as director of Educational Services and joined our Legal Department in 2006. Since 2016, Mr. Carter has served as president of the CoreCivic Cares Fund, which provides short-term assistance to CoreCivic employees who are undergoing financial hardship. Mr. Carter holds a bachelor’s degree from Tennessee State University, a master’s degree from Middle Tennessee State University, and a juris doctor from Nashville School of Law.
Daren M. Swenson, age 56, has served as our Senior Vice President and Chief Corrections Officer since March 2025. From April 2024 until March 2025, he served as our Vice President, Core Services. From January 2021 until April 2024, he was our Vice President, Reentry Partnerships and Innovation. This followed his role as our Vice President, Community Corrections, a role he held from October 2016 until January 2021, and his role as a vice president leading both community and higher custody safety operations, which began in 2010. He began his career with CoreCivic in 1992 at our Prairie Correctional Facility in Appleton, Minnesota as a Correctional Sergeant. Before becoming an officer of the Company, Mr. Swenson progressed through multiple leadership positions including Warden and Managing Director, and Vice President. Mr. Swenson holds a bachelor’s degree in psychology and sociology from North Dakota State University and a master’s degree in management with a concentration in Organizational Leadership from Middle Tennessee State University.

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EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
This section of the Proxy Statement discusses the philosophy, objectives, and elements of our executive compensation programs and the compensation awarded to our Named Executive Officers (“NEOs”), consisting of our Chief Executive Officer, Chief Financial Officer and our next three highest paid executives in 2024. This information should be read in conjunction with the Summary Compensation Table and the related tables and narratives that follow the Compensation Discussion and Analysis in this Proxy Statement. Based on SEC proxy disclosure rules, the following individuals were our NEOs for the fiscal year ended December 31, 2024:

Damon T. Hininger	Chief Executive Officer, Director
David M. Garfinkle	Executive Vice President and Chief Financial Officer
Patrick D. Swindle	President and Chief Operating Officer
Anthony L. Grande	Executive Vice President and Chief Development Officer
Lucibeth N. Mayberry	Executive Vice President and Chief Innovation Officer

CD&A Executive Summary
Our Company and Strategy
We are the nation’s largest owner of partnership correctional, detention, and residential reentry facilities, one of the largest prison operators in the United States, and the second largest private owner and provider of community corrections in the United States. Through three segments, CoreCivic Safety, CoreCivic Community and CoreCivic Properties, we provide a broad range of solutions to government partners that serve the public good through corrections and detention management, a network of residential reentry centers to help address America’s recidivism crisis, and government real estate solutions.
Our principal corporate objective is creating long-term value for our stockholders by pursuing avenues to profitably grow our primary CoreCivic Safety correctional and detention business while diversifying our revenues and cash flows by prudently expanding our CoreCivic Community and CoreCivic Properties businesses.
•
CoreCivic Safety pursues avenues to grow by improving performance under contracts with our existing government partners, marketing available facility capacity to existing and new government partners and providing new facility capacity as appropriate to meet specific partner needs.

•
CoreCivic Community pursues opportunities to market available residential capacity to existing and new government partners and to expand the scope of non-residential services intended to assist people transitioning from incarceration or to avoid incarceration altogether.

•
CoreCivic Properties offers government partners and providers an attractive portfolio of correctional and detention facilities that can be leased for various needs as an alternative to contracting for “turn-key” correctional, detention and residential reentry bed space and services and pursues opportunities to develop, build and lease prison facilities to government agencies in need of criminal justice infrastructure.

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2024 Company Performance Highlights
In 2024, we renewed several significant contracts and completed numerous other transactions and milestones, including the following:
CoreCivic Safety, Community and Properties
•	Renewed all 36 of our contracts that were up for renewal, although one of our contracts was cancelled prior to its expiration.
•
Entered into a new management contract in August 2024 with the state of Montana to care for inmates at our facilities. As of December 31, 2024, we cared for approximately 245 inmates for the state of Montana at our 1,896-bed Saguaro Correctional Facility in Eloy, Arizona, which includes inmates for Montana under a separate contract awarded in November 2023.

•
Developed Go Further Discovery, a new resident learning management system (“LMS”) which offers self-directed digital content in the areas of academics, continuing technical education, career preparation, entrepreneurship, behavior change, reentry, faith-based, inspirational, and self-help. The new LMS includes courses from content partners, as well as content developed internally by CoreCivic.

•
Offered the “Escape the Odds Box Truck Program” at our Saguaro Correctional Facility in Arizona and at our Crossroads Correctional Center in Montana. The program trains individuals on how to start and operate a non-Commercial Driver’s License, box truck business.

•
Implemented several additional programs to help prepare justice-involved individuals for life after release, including offering the Promising People Virtual Reality programs in Electricians Helper, Culinary and other vocational programs at our Cibola County Corrections Facility in New Mexico. Promising People, LLC creates and delivers new learning technologies to develop pre-apprentice learning experiences for trade skills using the latest 3D video and Virtual Reality systems.

•
Piloted a First Responder Reboot program for staff at our Trousdale Turner Correctional Center in Tennessee. The program, offered by Reboot Recovery, the same company that offers our reboot program for incarcerated veterans, is a 12-week, faith-based, peer-led course that helps first responders and their families heal from critical incident stress and trauma.

•
Partnered with the North Carolina Works and Wake Local Reentry Council (“WLRC') at our South Raleigh Reentry Center in Raleigh, North Carolina, to help residents gain Culinary, Heavy Machinery Operator, Forklift, and CDL certifications. WLRC is a collaborative of organizations working to help men and women transition back into the community after leaving incarceration.

•
Expanded our Medication Assisted Treatment (“MAT”) program to include up to 500 individuals at our La Palma Correctional Center who are under the state of Arizona’s jurisdiction. MAT is the use of FDA-approved medications in combination with counseling and behavioral therapies, which is effective in the treatment of opioid use disorders and can help people to sustain recovery.

•
Initiated Project Vista, the project name at CoreCivic to build, create, and maintain correctional environments and daily routines that mirror the community and free world as much as possible. Evidence shows that a normalized setting, over traditional institutions, better prepare justice-involved individuals returning to society, thereby increasing success across various life areas upon release. Fourteen Project Vista projects were completed during 2024.

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Corporate and Other
•	Completed an underwritten registered public offering of $500.0 million aggregate principal amount of 8.25% senior unsecured notes due 2029.
•
Tendered and redeemed in full our remaining outstanding 8.25% senior unsecured notes issued in 2021, amounting to $593.1 million. The notes, with an original principal amount of $675.0 million, were originally scheduled to mature in April 2026.

•
Repurchased a total of 4.4 million common shares at a total cost of $68.5 million, or $15.43 per share, under our share repurchase program, increasing the total number of shares repurchased under our share repurchase program to 14.5 million common shares at a total cost of $181.1 million, or $12.47 per share since the program was authorized by our Board of Directors in 2022.

Stock Price Performance and TSR Ranking Within Our Peer Group
Our stock price increased from a closing price of $14.53 at fiscal year-end 2023 to $21.74 at fiscal year-end 2024. We believe our stock price was positively impacted by the continuing successful execution of our capital allocation strategy and our achievement of occupancy growth within new and existing partner relationships among federal, state, and local agencies as well as perceptions regarding our prospects for growth, primarily with our federal partners. We believe the positives mentioned above offset the negative impacts to our stock price of the discontinuation of our South Texas Family Residential Center contract effective August 9, 2024, and the termination of our California City Correctional Center lease effective March 31, 2024.
Our total stockholder return (“TSR”) for 2024 and the three-year and five-year periods ended December 31, 2024, and ranking within our peer group (as set forth under Compensation Discussion and Analysis—Process for Determining Compensation—Independent Review and Use of Market Data—Peer Group Review and Update), are presented below. On March 21, 2025, our closing stock price was $20.01.

	TSR(1) (%)	Percentile Ranking Within Peer Group(1) (%)
One-year TSR (12/31/2023 - 12/31/2024)	50%	90%
Three-year TSR (12/31/2021 - 12/31/2024)	118%	96%
Five-year TSR (12/31/2019 - 12/31/2024)	33%	40%

(1)
TSR and Percentile Ranking within Peer Group were calculated by Exequity, our independent compensation consultant, using the Peer Group discussed in Compensation Discussion and Analysis—Process for Determining Compensation—Independent Review and Use of Market Data—Peer Group Review and Update.

Pay for Performance
Pay for performance is an important component of our longstanding executive compensation philosophy. Our compensation approach is designed to attract, retain, and motivate qualified, knowledgeable, and talented executives. Compensation is provided using a balanced mix of short-term and long-term incentives because we believe that this balance drives leadership decisions that continuously strengthen our Company and focus on returning value to stockholders.
As each year’s executive compensation program goals are set, our Compensation Committee considers our Company’s external challenges and opportunities, examining not only opportunities for desirable business outcomes, but also opportunities for our Company to contribute to the improvement of the lives of those entrusted to our care and the career development of our workforce. The Compensation Committee also strives to align financial targets and NEO incentives with the most important aspects of our Company’s capital allocation and growth strategies.

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We believe our Company’s executive compensation program creates proper incentives for our executives to achieve corporate and strategic objectives and to maximize stockholder value over the long-term and to align pay with stockholders’ interests. In 2021, building on a comprehensive redesign conducted two years earlier by Exequity, our independent Compensation Committee consultant, the Compensation Committee, with Exequity’s assistance, reviewed the Company’s existing executive compensation program for changes it should implement as a result of the Company’s conversion from a REIT to a taxable C Corporation, effective January 1, 2021. While the structure of the Company’s executive compensation program itself did not change, Exequity recommended that the Compensation Committee adopt changes to the Company’s peer group to better align the peer group with the Company’s revocation of its REIT election and conversion to a taxable C Corporation. The Compensation Committee adopted this recommendation (see Compensation Discussion and Analysis—Process for Determining Compensation—Independent Review and Use of Market Data—Peer Group Review and Update and Compensation Discussion and Analysis—Long-Term Incentive Compensation—Peer Group for Determining rTSR Modifier for Performance-Based RSU Awards).
Consistent with its long-held objectives, our Compensation Committee has developed and approved an executive compensation program providing for a range of compensation for our executives, with the intent of rewarding strong performance and reducing incentive compensation when our performance objectives are not achieved. For 2024, the overall program did not change, but the Compensation Committee did review the peer group to ensure it was still appropriate. For a detailed discussion of our short-term and long-term incentive programs, see the Executive and Director Compensation—NEO Compensation for 2024—Annual Cash Incentive Plan and Executive and Director Compensation—NEO Compensation for 2024—Long-Term Incentive Compensation sections, respectively, of this Proxy Statement.

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The charts below illustrate the balance of target total compensation during 2024 for the CEO and the average of the other NEOs:
Elements of CEO and Other NEO Average Target Compensation(1)

(1)
The percentages of total compensation for our CEO and the average of our other NEOs as calculated above are based on the 2024 base salary and the value of executive-level perquisites paid to the CEO and other NEOs which were not paid generally to all employees, the 2024 annual cash incentive compensation award (assuming achievement at the target level (such award was ultimately paid at 202.4% for our CEO and 162.0% for our other NEOs)), the grant date fair value of the performance-based RSU awards granted in February 2024 (assuming vesting at the target achievement level) and the grant date fair value of the time-based RSU awards granted in February 2024. Each compensation element is outlined in more detail in the 2024 Summary Compensation Table on page 68 below. For the NEOs other than the CEO, the chart above is based on the average of each category.

As the charts above indicate, a significant portion of our NEOs’ total target compensation is performance-based. We believe this mix of total direct compensation reflects a strong pay-for-performance design of our executive compensation program.

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Key Elements of Our Compensation Program
The following table provides a summary of the types of compensation provided to our CEO and our other NEOs.

Compensation Element	Key Characteristics	Why We Use This Element	Considerations in Setting Pay Amount	2024 Decisions
Base Salary	• Fixed compensation • Payable in cash • Reviewed annually • Adjusted when appropriate	• To attract and retain qualified executives • Compensates for roles and responsibilities • Provides a secure level of guaranteed compensation	• Level of responsibility • Experience, skills and performance • Competitive labor market	• Our CEO received a 3% increase in base salary, and our other NEOs (on average) received a 3% increase in base salary during 2024
Short-Term Cash Incentive Compensation	• Variable compensation • Cash-based • Adjusted annually as appropriate • Tied to preset performance targets	• Motivates and rewards • Incentivizes pursuit of short-term strategic goals
•
Adjusted EBITDA
•
Four Short-Term Goals (as defined below) focused on breakthrough achievements
•
Four Strategic Business Goals (as defined below) focused on improving lives and respecting human rights of residents and employees

•
Financial performance exceeded target level
•
Short-Term Goals were not achieved
•
Three of four strategic Business Goals achieved resulting in a 1.1x modifier
•
CEO and NEOs received payout of 202.4% and 162.0% of base salary, respectively

Long-Term Equity Incentive Compensation	• Variable compensation • Performance-based RSUs and Time-based RSUs, vesting ratably over three years	• Motivates and rewards • Incentivizes pursuit of long-term value • Encourages multi-year retention of executives • Aligns with shareholder interests
•
Performance-based RSUs vest from 50-150% of grant over three years based on Normalized FFO targets set annually
•
Performance-based RSUs modified by Relative TSR(1)
•
Time-based RSUs vest ratably over three years
•
Special One-Time Award to Mr. Hininger of RSUs that vest on the later of the second anniversary of the award or the date of the delivery of the audited financial statements for the fiscal year ended December 31, 2025; provided, that the Normalized FFO per share for the year ending December 31, 2025 exceeds the Normalized FFO per share for the period ended December 31, 2024, which was $1.70 per share

•
CEO granted a 70/30, performance/time-based split of RSUs in 2024; other NEOs granted 50/50 split
•
Normalized FFO exceeded target
•
Relative TSR(1) at the 91st percentile resulting in a 1.2x modifier
•
In 2024, the Special One-time Award was awarded to Mr. Hininger linked to the Company’s Normalized FFO per share performance for the year ended December 31, 2025 compared to the year ended December 31, 2024 to further incentivize and encourage multi-year retention.

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Compensation Element	Key Characteristics	Why We Use This Element	Considerations in Setting Pay Amount	2024 Decisions
Other Benefits	• Fixed compensation • General programs available to all employees • Certain executive-level perquisites not paid generally to our other employees	• Executives enjoy same benefits as all employees • Provides competitive benefits to attract and retain talent	• Maintain common benefits across workforce • Offer executive level benefits comparable with other similarly positioned companies	• Our CEO and other NEOs receive limited executive perquisites described more fully on page 64

(1)
Relative TSR (“rTSR”) was determined by comparing our Company’s total shareholder return (“TSR”) against the companies comprising the Russell 2000. This calculation was performed by Exequity, our independent Compensation Consultant, at the request of our Compensation Committee. More information on the Compensation Committee’s use of rTSR can be found under the heading Compensation Discussion and Analysis—2024 Performance-Based RSU Awards (2024-2026 Performance Period).

Compensation Practices
In designing our compensation programs, we are mindful of the risks to our stockholders that may be inherent in our compensation programs, and we attempt to utilize compensation practices that mitigate these risks. In designing our compensation programs, we also have considered feedback from our investors and relevant third parties. Our compensation program includes the following compensation practices:
•
Pay for Performance—We tie pay to performance in a manner that we believe advances our stockholders’ interests by paying a significant portion of our NEOs’ total compensation opportunities in the form of variable compensation payable upon the performance of short- and long-term performance targets. As described under NEO Compensation for 2024 on page 51, 63.6% of our CEO’s total direct compensation package and 49.7% of our other NEO’s total direct compensation package (on average) was performance-based in 2024 (calculated in the manner described on page 42).

•
Design of Our Annual Cash Incentive Plan—As described below under Annual Cash Incentive Plan on page 52, our annual cash incentive plan is performance-based, and a failure to achieve the minimum performance level in either Adjusted EBITDA or the failure to accomplish our Short-Term Goals results in zero bonus opportunity for such category (i.e., all this compensation is “at risk”). Further, the bonus opportunity provided by our annual cash incentive plan is increased or decreased based upon the level of achievement of certain Strategic Business Goals.

•
Design of Our Long-Term Equity Incentive Compensation Program—As described under Long-Term Incentive Compensation on page 57, a significant portion of our NEO’s long-term incentive compensation is in the form of performance-based RSUs which vest based on the achievement of annual Normalized FFO performance targets and are subject to an rTSR modifier, which may positively or negatively adjust the number of performance-based RSUs vesting, if any. As described on page 57, the failure to achieve the minimum Normalized FFO performance target in a particular year results in no RSUs vesting and the forfeiture of that year’s performance-based award. Normalized FFO is an amount calculated and presented on the basis of methodologies other than in accordance with GAAP and is defined in Appendix A to this Proxy Statement. Please refer to Appendix A for further explanation and reconciliation of Normalized FFO to net income, its most directly comparable GAAP measure.

In addition, in 2024 a special one-time performance-based RSU grant was given to our Chief Executive Officer, Mr. Hininger, in recognition of his substantial contributions to the Company and to encourage retention of Mr. Hininger for a multi-year period. As described on page 61 below, the vesting of this

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award is contingent upon the Company’s Normalized FFO per share for the year ending December 31, 2025, exceeding the Company’s Normalized FFO per share for the period ended December 31, 2024, which was $1.70 per share. If the performance vesting criteria are not met, the RSUs granted under this Special One-Time Award will be forfeited.
•
Stock Ownership and Retention Guidelines for Executives and Directors—Our stock ownership guidelines require significant levels of stock ownership for our executives and directors. See Guidelines and Policies—Executive Officer Stock Ownership Guidelines on page 64 and Director Stock Ownership Guidelines on page 83.

•
No Hedging or Pledging—Our insider trading guidelines include provisions that prohibit executive officers, directors, other officers and employees from engaging in hedging or pledging transactions involving Company securities. See No Hedging or Pledging Permitted on page 18.

•
No Tax “Gross Ups” for Severance Payments—As described in Potential Payments upon Termination or Change of Control on page 73, we do not provide excise or other tax “gross up” payments in connection with any severance payment made to an NEO.

Results of 2024 Advisory Vote to Approve Executive Compensation
At our 2024 virtual Annual Meeting of Stockholders, our stockholders overwhelmingly approved the compensation of our NEOs with 97.99% of the votes cast voting in favor of our advisory “say on pay” proposal. Our Compensation Committee and the Company view these results as an indication that our stockholders support our executive compensation policies. Nonetheless, our Compensation Committee regularly evaluates our executive compensation plans and policies, compensation best practices and market compensation trends, and considers alternatives for strengthening the alignment of our executive compensation program with our compensation philosophy and objectives, our business strategy, competitive market practices and long-term stockholder value creation. The comprehensive plan design described in this Proxy Statement reflects both an acknowledgement of stockholder support for the Company’s executive compensation approach and the desire of our Compensation Committee to continuously refine our executive compensation program in accordance with the factors listed above.
Compensation Philosophy and Objectives
The foundational philosophy of our executive compensation program is to provide a total mix of compensation, comprising base salary, annual cash incentive compensation, long-term equity-based incentive awards and other benefits, which enables us to attract, retain and motivate, qualified, knowledgeable, and talented executive leadership that will execute our business strategy, uphold our values, deliver positive results and create long-term value for our stockholders. Accordingly, our Compensation Committee develops compensation strategies and programs that will attract, retain, and motivate qualified, knowledgeable and talented executives through compensation that is:
•
Performance-based: A significant component of total compensation should be determined based on whether we achieve objective performance criteria that are aligned with positive operational performance, the successful execution of our capital allocation and growth strategies, and the creation of long-term stockholder value, and which do not encourage unreasonable risk-taking.

•
Competitive: To achieve our strategic objectives and to attract, retain and motivate a team of qualified, talented and knowledgeable executives who are capable of performing their responsibilities, we design our executive compensation with the intent of providing competitive compensation programs that reward strong performance and limit compensation when our performance objectives are not achieved.

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•
Balanced: Performance-oriented features and retention-oriented features should be balanced so the entire program accomplishes both pay-for-performance and executive retention objectives, while motivating executives and encouraging prudent risk-taking that is aligned with our capital allocation and growth strategies.

•	Fair: Compensation levels and plan design should fairly reflect competitive practices and the relationship of compensation levels among our executives.
Process for Determining Compensation – Independent Review and Use of Market Data
Role of Compensation Committee
Our Compensation Committee establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of base and incentive compensation to executive officers and administers our Amended and Restated 2020 Stock Incentive Plan (the “2020 Plan”). Our Compensation Committee annually reviews executive compensation and our compensation programs to ensure our CEO and the other executive officers are rewarded appropriately for their contributions to our success, and our overall compensation strategy supports the objectives and values of our organization, as well as stockholder interests. Our Compensation Committee conducts this review and makes compensation decisions through a comprehensive process involving a series of meetings primarily occurring in the first and second quarters of each year. Compensation Committee meetings typically are attended by our Compensation Committee members, our Chair, our CEO and, upon request, the Compensation Committee’s independent compensation consultant. As with all Board committees, other Board members also have a standing invitation to attend our Compensation Committee’s meetings. Our CEO generally makes recommendations to our Compensation Committee regarding equity awards for the executive officers other than himself. Our Compensation Committee meets in executive session to the extent the members deem necessary or appropriate to ensure independent analysis and determinations. For example, executive sessions are generally convened to discuss the CEO’s compensation and the Committee’s evaluation of the CEO’s performance outside the presence of the CEO and other members of management. Additional information regarding our Compensation Committee and its meetings is included above under Corporate Governance—Board Meetings and Committees.
In making executive compensation determinations, our Compensation Committee performs an overall analysis of each executive’s individual job performance, position, experience, and level of responsibilities, impact on the execution of our strategy, contributions to our corporate performance, job tenure, and potential. The Compensation Committee relies on its general experience and subjective considerations of various factors, including our strategic business goals, information with respect to the peer group set forth below, proprietary and publicly available compensation surveys, and data with respect to other public companies provided by our compensation consultant, Exequity.
Our Compensation Committee does not set specific targets or utilize any formulaic benchmarks for overall compensation or for allocations between fixed and performance-based compensation, cash and non-cash compensation or short-term and long-term compensation. In addition, our Compensation Committee uses proprietary and publicly available compensation surveys and data with respect to other public companies provided by Exequity to obtain a general understanding of current compensation practices, including to confirm that the base salary and other elements of target total compensation opportunity for our executive officers are at a market-competitive level.
Our Compensation Committee does not specifically target or benchmark in any formulaic manner any element of compensation or the total compensation payable to NEOs based on the foregoing factors.

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Based on these objectives, our Compensation Committee has determined we should provide our executives with compensation packages comprising these primary elements:

Annual Base Salary	Annual Cash Incentive Compensation	Long-term Performance- Based Equity Incentive	Long-term Time-Based Equity Incentive
Compensates our NEOs for their roles and responsibilities and provides a secure level of guaranteed compensation.
Tied to achievement of objective financial performance and achievement of Short-Term Goals (as defined below); and modified by success or failure on Strategic Business Goals established annually by our Compensation Committee.

Tied to the objective financial performance of the Company; modified positively or negatively by our Company’s rTSR; and strengthens the commonality of interests between executive officers and our stockholders.
Vests based on the passage of time and supports the retention of skilled NEOs who are incentivized to make decisions that support sustainable business operations and value creation over the long-term.

Benefits and perquisites play a limited role in our executives’ total compensation packages. Our Compensation Committee believes that, because our balance of long-term and short-term incentives and our use of performance-based and time-based RSUs that provide a tie to our stockholders’ interests and our stock ownership guidelines, our executive compensation programs currently serve our compensation philosophy and objectives well.
Role of Independent Compensation Consultant
Our Compensation Committee has engaged an independent compensation consultant, Exequity, to assist in reviewing compensation strategies and plans and to provide proprietary and publicly available compensation surveys and data with respect to other public companies. When requested, Exequity works directly with the Chair of our Compensation Committee and as directed by the Chair of our Compensation Committee, with our CEO and other executive officers. Exequity representatives also attend Compensation Committee meetings when requested by the Compensation Committee. Exequity was selected due to its extensive experience in providing compensation consulting services and its status as a nationally recognized advisor on executive and director compensation programs.
At our Compensation Committee’s request, Exequity has from time to time performed compensation analyses, including peer and market comparisons, internal pay equity assessments, updating of the executive salary structure, and modeling of executive compensation levels at different levels of Company performance. These analyses and input from Exequity have assisted our Compensation Committee in determining whether our strategies and plans were advisable based on the Company’s current financial position and Strategic Business Goals, competitive with our peers and consistent with current practices in corporate governance and compensation design. Additional information regarding the engagement and independence of Exequity as independent compensation consultant to our Compensation Committee is included above under the heading Corporate Governance—Board Meetings and Committees.

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Peer Group Review
In 2024, at the request of our Compensation Committee, Exequity assessed the appropriateness of our existing peer group and selection methodology. In reviewing the existing peer group, the Compensation Committee sought to identify which of the Company’s 2023 peer group members were appropriate going forward.
In 2024, the Compensation Committee considered the recommendations of Exequity in its use of the following criteria for assessing the appropriateness of the companies in our 2023 peer group going forward:
•	Owners and operators of multi-state facilities and complex operations;
•	Revenues of $700 million to $4 billion;
•	Greater than 1,000 employees;
•	Market capitalization of $600 million to $8 billion;
•	Investment in fixed assets of $1 billion to $6 billion;
•	Local competitors for executive talent;
•	Dependence on the maintenance and development of a stable workforce and an emphasis on human dignity; and
•	Future growth heavily dependent upon the acquisition or development of additional facilities.
Applying the foregoing selection criteria and Exequity’s input, and considering the Company’s overall compensation strategy, our Compensation Committee determined no peer group changes were warranted. For this reason, the 2024 peer group remained unchanged from the previous year.

Acadia Healthcare Company, Inc.	Hilton Grand Vacations Inc.
Americold Realty Trust	Hyatt Hotels Corporation
Boyd Gaming Corporation	Marriott Vacations Worldwide Corporation
Brinks Company (The)	Patterson-UTI Energy, Inc.
Brookdale Senior Living	Red Rock Resorts, Inc.
Cinemark Holdings, Inc.	Ryman Hospitality Properties, Inc.
Ensign Group, Inc. (The)	Smith & Wesson Brands, Inc.
FirstCash, Inc.	Sturm, Ruger & Company, Inc.
GEO Group, Inc. (The)	Surgery Partners, Inc.
Helmerich & Payne, Inc.	Universal Corporation

While none of our peer group companies met all the selection criteria above, each peer group company met five or more of the selection criteria. At the time the Compensation Committee reviewed the peer group, our revenue was at approximately the 34th percentile when compared with the revenue of our peers.

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NEO Compensation for 2024
Components of NEO Compensation
The primary components of the 2024 compensation program for our NEOs were:
•	Annual base salary;
•	Annual cash incentive compensation; and
•	Long-term incentive compensation consisting of a mix of performance- and time-based RSU awards.
Annual Base Salary
We seek to provide base salaries for our executive officers that provide a secure level of guaranteed cash compensation in accordance with their experience, skills, performance, and job roles and responsibilities. Typically, in the second quarter of each year, our Compensation Committee reviews and, if applicable, approves an annual salary plan for our executive officers, considering several factors, including prior year’s salary, responsibilities, tenure, individual performance, salaries paid by companies in our peer group for comparable positions, the Company’s overall pay scale, and the Company’s recent and projected financial performance.
Our Compensation Committee also solicits the views and recommendations of our CEO, in consultation with our Chair, when setting the base salaries of the other executive officers, given their respective insight into internal pay equity and positioning matters, as well as executive performance. At a Compensation Committee meeting typically held in the second quarter of each year, our CEO summarizes his assessment of the performance during the previous year of each of the other executive officers. Our CEO, in consultation with our Chair, also provides his recommendations on any compensation adjustments. Our Compensation Committee approves any base salary adjustments for these executives based on factors such as the competitive compensation analysis, our CEO’s assessment of individual performance, the Company’s performance, the location of the executive’s current salary within the applicable salary range, general market conditions, and internal pay equity considerations.
The process is similar for determining any base salary adjustments for our CEO, except our CEO does not provide our Compensation Committee with a recommendation. Our CEO presents a self-assessment of his performance during the year to our Compensation Committee, which then approves any base salary adjustment based on the factors described above with respect to our other executives. To the extent it deems necessary and appropriate, our Compensation Committee meets in executive sessions to discuss adjustments to the base salaries of our executive officers, including our CEO. Such adjustments typically take effect on or about July 1 of each year.
In 2024, base salary represented approximately 16.3% of our CEO’s total direct compensation package (and, on average, approximately 24.2% of our other NEOs’ total compensation package at target performance (calculated in the manner described on page 44)). Specifically, the Compensation Committee considered each NEO’s current base pay, considering base salary levels paid to persons holding similar positions at peer companies, as well as the relative responsibilities of each NEO role within our Company. Based on its review, the Compensation Committee determined that a 3% increase in Mr. Hininger’s base salary was necessary to continue to maintain a market-competitive level of compensation for Mr. Hininger, considering his experience level and job responsibilities. The Compensation Committee also increased the base salaries of the other NEOs by 3%, to maintain a market-competitive level of compensation for these executives, based on the review described above.

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Based on its review of the factors described above, the Compensation Committee determined that the base salary amounts for the NEOs should be set at the following levels:

Name	2024 Base Salary ($)	Percentage Change from 2023 Base Salary (%)
Damon T. Hininger	$1,110,000	3.0%
David M. Garfinkle	$585,150	3.0%
Patrick D. Swindle(1)	$551,410	3.0%
Anthony L. Grande	$595,030	3.0%
Lucibeth N. Mayberry	$551,410	3.0%

(1)
As reported on the Company’s Current Report on Form 8-K/A filed December 20, 2024, on December 18, 2024, the Compensation Committee determined to increase Mr. Swindle’s salary by 27% to $700,000 upon the effective date of his promotion to President and Chief Operating Officer, effective January 1, 2025.

Annual Cash Incentive Plan
Our annual cash incentive plan provides our executive officers with an opportunity to earn cash compensation based on the extent to which objective performance targets set in advance by our Compensation Committee are met. In 2024, assuming performance at the target level of achievement, annual cash incentive compensation represented approximately 22.0% of our CEO’s total compensation package and, on average, 26.1% of our other NEOs’ total compensation packages (calculated in the manner described on page 44).
In 2024, our Compensation Committee concluded the competitiveness of our annual cash incentive plan for attracting, retaining, and motivating qualified, knowledgeable, and talented executives, as well as its alignment with our capital allocation and growth strategies, would be sustained by:
•	including Adjusted EBITDA (as described below) as a financial performance metric;
•	linking a fixed percentage to the Company’s success or failure in achieving specific Short-Term Goals (as described below);
•	subjecting the combined results of the two cash incentive metrics above to a modifier based on the achievement of Strategic Business Goals (as described below).
The Compensation Committee determined to use Adjusted EBITDA as a financial metric, because it is a primary metric used by the Company to assess performance and the Company’s ability to service and repay debt (a strategic focus of the Board of Directors and management team following the Company’s conversion from a REIT to a taxable C Corporation, effective January 1, 2021), and the Compensation Committee concluded that aligning incentive compensation with this metric would reinforce the Company’s business strategies. Adjusted EBITDA is not impacted by taxes and short-term financing decisions, such as debt refinancing and equity issuances or repurchases that are not reflective of operating performance.
The Compensation Committee believes that the Adjusted EBITDA performance metric properly places focus on the Company’s correctional, detention and residential reentry businesses conducted by the Safety segment and Community segment, as well as addresses the efficient and effective management of our Properties segment. Adjusted EBITDA is an amount calculated and presented on the basis of methodologies other than in accordance with GAAP.

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Please refer to Appendix A for further explanation and reconciliation of Adjusted EBITDA to net income, its most directly comparable GAAP measure.
The Compensation Committee also identified four short-term, high-impact goals and determined to tie a specific portion of the NEOs’ short-term incentive compensation opportunity to their achievement. In doing so, the Compensation Committee sought to specifically incentivize performance in pursuit of these high-impact goals. The short-term business goals (each a “Short-Term Goal,” or “STG,” and collectively the “Short-Term Goals”) specified for 2024 were:
STG-1: Activation of a vacant facility or transition a soon-to-be-vacant facility’s use to prevent idling due to contract loss. The Compensation Committee established this goal under which the Company must either activate a long-idled (more than twelve months) facility with a new contract or replace the user of a facility where a contract has been terminated quickly enough that the facility would not be permitted to become idle. The Company’s California City Correctional Center was excluded from consideration under this goal because of the independent goal established for such facility under STG-4.
STG-2: Sell or lease an underperforming or vacant prison, jail, or detention center. The Compensation Committee established a goal under which the Company must sell or lease a facility deemed underperforming or a long-vacant facility (more than twelve months). The Company’s California City Correctional Center was excluded from consideration under this goal because of the independent goal established for such facility under STG-4.
STG-3: Execute a Monitoring Services Contract. Under this goal the Compensation Committee required that the Company execute an agreement either with a federal partner directly or via a third party in contract with a federal partner to implement a non-residential electronic location monitoring service. Under such an arrangement, the Company would monitor the locations of migrants, parolees, or probationers who were under the charge of a federal agency or a federal court.
STG-4: Lease, Sell, or Contractually Reactivate the California City Correctional Center. In anticipation of the March 2024 termination of the California City Correctional Center lease, the Compensation Committee established a goal under which the Company would achieve a solution for the California City Correctional Center under which the facility would be sold, leased to another user, or contractually reactivated to serve another governmental partner.
Further, the Compensation Committee deemed it appropriate to cause any resulting cash bonus to which our NEOs were eligible to receive as a result of the achievement of the performance targets established for Adjusted EBITDA and/or the Short-Term Goals to be subjected to a Strategic Business Goals modifier, which may increase or decrease such cash bonus depending on the level of achievement of the Strategic Business Goals established by the Compensation Committee.
The Compensation Committee adopted objective Strategic Business Goals as a performance modifier to the annual cash incentive compensation because our Compensation Committee believes that value is returned to our stockholders when we invest in the lives and futures of our workforce and those entrusted to our care by our government partners.
Our Compensation Committee believes the addition of the Strategic Business Goals modifier strikes an appropriate balance in rewarding our executive officers for achieving positive financial results in the near-term, while strengthening their focus on the successful execution of our long-term growth strategy, as well as the development of both our workforce and those entrusted to our care by our government partners. Achievement of the Strategic Business Goals is determined by our Compensation Committee

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based on their assessment of our performance with respect to the Strategic Business Goals. For these reasons, the entirety of each NEO’s annual cash incentive bonus opportunity for 2024 was subjected to a modifier tied to achievement of the following four goals:
Organization and Culture. The Compensation Committee determined that the Company would need to complete each of the following organization and culture objectives to satisfy this goal: (a) development and approval of action plans based on the Denison Culture survey results for all facilities surveyed and the corporate headquarters, and (b) initiation of action plans based on the Denison Culture survey results for all facilities surveyed and the corporate headquarters.
Human Rights. The Compensation Committee required the Company to complete a human rights risk assessment at a minimum of 50% of facilities housing immigrant detainees and four additional locations as determined by executive management in order to satisfy this goal.
Reentry and Human Dignity. To satisfy this goal, the Compensation Committee required the Company to complete three of the following four goals: (a) identify and implement three new Overdose Prevention strategies applicable to both Community and Safety division facilities; (b) produce three white papers on program effectiveness; (c) increase the amount of self-directed digital content available to facility residents by adding five new digital content programs; and (d) pilot a Program Fidelity Tool at three facilities by June 30, 2024 and achieve full implementation by December 31, 2024.
Frontline Employee Vacancies. The Compensation Committee established this goal under which the Company would achieve a 5.3-point reduction in the frontline vacancy rate by December 31, 2024, as compared to December 31, 2023.
The Strategic Business Goals modifier can increase or decrease the amount of annual cash incentive compensation calculated based on Adjusted EBITDA and the Short-Term Goals, which could also result in annual cash incentive compensation above the maximums or below the minimums described below:

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The table below sets forth the performance targets and corresponding percentage of base salary amounts to be awarded to our CEO and other NEOs based on the achievement of Adjusted EBITDA during the year ended December 31, 2024, as established by the Compensation Committee on February 15, 2024. Under this established framework, Adjusted EBITDA and the Short-Term Goals metric determine the percentage of the annual cash incentive award before such award is adjusted upward or downward based on the achievement of Strategic Business Goals:

2024 Annual Cash Incentive Opportunity
Adjusted EBITDA Target	Adjusted EBITDA ($)	CEO Bonus % of Base Salary (%)	Other NEO Bonus % of Base Salary (%)	Short-Term Goals	CEO Bonus % of Base Salary (%)	Other NEO Bonus % of Base Salary (%)
Minimum	$276,075,000	72.50%	58.00%	STG-1	5.0%	4.0%
	$279,142,500	78.75%	63.00%	STG-2	5.0%	4.0%
	$282,210,000	85.00%	68.00%	STG-3	5.0%	4.0%
	$285,277,500	91.25%	73.00%	STG-4	15.0%	12.0%
	$288,345,000	97.50%	78.00%
	$291,412,500	103.75%	83.00%
	$294,480,000	110.00%	88.00%
	$297,547,500	116.25%	93.00%
	$300,615,000	122.50%	98.00%
	$303,682,500	128.75%	103.00%
Target	$306,750,000	135.00%	108.00%
	$309,817,500	141.25%	113.00%
	$312,885,000	147.50%	118.00%
	$315,952,500	153.75%	123.00%
	$319,020,000	160.00%	128.00%
	$322,087,500	166.25%	133.00%
	$325,155,000	172.50%	138.00%
	$328,222,500	178.75%	143.00%
	$331,290,000	185.00%	148.00%
	$334,357,500	191.25%	153.00%
Maximum	$337,425,000	197.50%	158.00%

Under the annual cash incentive opportunity, a failure to achieve the minimum bonus level in the Adjusted EBITDA category or a failure to achieve any of the Short-Term Goals results in zero bonus opportunity for that category. The CEO and NEOs may achieve a pro-rata share of the Short-Term Goals amount by satisfying one, two, or three of the four Short-Term Goal components. Similarly, achievement of performance above the maximum bonus level in the Adjusted EBITDA category results in a bonus opportunity at the maximum level only for that category. Assuming the achievement of Adjusted EBITDA at or above the minimum level, the percentage of salary awarded for performance falling between the listed achievement levels is determined by using straight-line interpolation. Because the Short-Term Goals category components are each success or failure only, there is no means by which an NEO could exceed that measure nor is any straight-line interpolation necessary or possible.
Cash incentive awards achieved under the 2024 Annual Cash Incentive Opportunity table above are further increased or decreased based upon the achievement of Strategic Business Goals established by our Compensation Committee on February 15, 2024, in accordance with the table below.

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Strategic Business Goals Modifier Table

Strategic Business Goals Met	Modifier Applied
None	0.8x
One	0.9x
Two	1.0x
Three	1.1x
Four	1.2x

For 2024, we generated $330.8 million of Adjusted EBITDA. We failed to achieve any of the Short-Term Goals. As a result, our CEO’s annual cash incentive opportunity using straight-line interpolation was 184.0% of base salary and our other NEOs’ annual cash incentive opportunity using straight-line interpolation was 147.2% of base salary, before the application of the Strategic Business Goals modifier. As indicated in the table below, the Compensation Committee determined that we achieved three of our Strategic Business Goals, which resulted in a Strategic Business Goals modifier of 1.1x.
The following table reflects our Compensation Committee’s determination of the appropriate modifier based on Strategic Business Goals established by the Compensation Committee on February 15, 2024:

Strategic Business Goals Modifier	2024 Target (%)	2024 Performance (%)	Goal Achieved (Yes/No)
Organization and Culture. Develop action plans based on culture survey results and initiate action plans.(1)	Yes, Yes	Yes, Yes	Yes
Human Rights. Complete a human rights risk assessment at 50% of the Company’s immigrant detention facilities and four additional facilities.	50% and Four facilities	50% and Four facilities	Yes

Reentry and Human Dignity. Complete at least three of: (a) identify/implement three new Overdose Prevention strategies; (b) produce three white papers on program effectiveness; (c) add five new self-directed digital content programs; (d) pilot a Program Fidelity Tool at three sites by June 30, 2024 and fully implement it by December 31, 2024
	Three of Four Complete	Four of Four Complete	Yes
Reduce Frontline Vacancies. Achieve a 5.3-point reduction in the frontline vacancy rate by December 31, 2024, as compared to December 31, 2023.	Reduce by 5.3 pts.	Reduced by 3.7 pts.	No
Resulting Modifier			1.1x

(1)
The Company administered a survey based on the Denison Organizational Culture Survey, a tool used to assess and understand the culture of an organization, in the fourth quarter of 2023. From that survey, facilities identified specific opportunities to improve the culture of their individual work locations and developed and initiated action plans to address those opportunities. Denison surveys are designed and administered by Denison Consulting and rely on researched principles regarding workplace culture and seek to link organizational culture to organizational performance.

Based on our 2024 performance, the following annual cash incentive plan compensation was awarded to our NEOs in February 2025:
Calculation of Actual Cash Incentive Compensation

	2024 Base Salary(1)	2024 Target		Actual Adj EBITDA		Short Term Goals (Fail)		Strategic Business Goal	Cash Incentive Compensation
	$	%	$	%	$	%	$	%	%	$
Hininger	$1,092,582	135%	$1,474,986	184.0%	$2,010,747	0%	$0	110%	202.4%	$2,211,822
Garfinkle	$575,967	108%	$622,044	147.2%	$847,990	0%	$0	110%	162.0%	$932,789
Swindle	$542,752	108%	$586,172	147.2%	$799,089	0%	$0	110%	162.0%	$878,998
Grande	$585,686	108%	$632,541	147.2%	$862,299	0%	$0	110%	162.0%	$948,529
Mayberry	$542,752	108%	$586,172	147.2%	$799,089	0%	$0	110%	162.0%	$878,998

(1)	The amounts in this column reflect the base salary actually paid by the Company to the NEO during the year and reflect, to the extent applicable, any changes in base salary during the year.

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Long-Term Incentive Compensation
Our pay mix is weighted toward equity compensation because we believe long-term, equity-based incentive compensation strengthens and aligns the interests of our executive officers with our stockholders. Equity incentive awards are generally granted to our executive officers on an annual basis. In 2024, long-term equity incentive compensation represented approximately 59.5% of our CEO’s total direct compensation package and, on average, approximately 47.1% of our other NEOs’ total compensation package (calculated in the manner described on page 44).
Long-Term Equity Incentive Compensation Plan Components
Our long-term equity incentive plan components are:
Performance-Based RSUs
•
Vest annually over a three-year period based on the achievement of an annual Normalized FFO performance target and subject to an rTSR modifier, which may positively or negatively adjust the number of performance-based RSUs vesting.

•
As it relates to Mr. Hininger, a special one time-award of 70,225 performance-based RSUs were awarded by the Compensation Committee to Mr. Hininger in 2024 at a fair market value of $14.24 per share on February 15, 2024, that vests on the later of the second anniversary of the award or the date of the delivery of the audited financial statements for the fiscal year ended December 31, 2025; provided, that the Normalized FFO per share for the year ending December 31, 2025 exceeds the Normalized FFO per share for the period ended December 31, 2024, which was $1.70 per share (the “Special One-Time Award”). If the performance vesting criteria is not achieved, the RSUs granted under the Special One-Time Award will be forfeited.

•	Awards settled in stock, with cash dividends on RSUs, if any, being paid in cash only for RSUs that ultimately vest upon the achievement of performance targets.
•	Granted to NEOs, executive officers and other vice presidents.
Time-Based RSUs
•
Annual time-based RSU awards vest in equal amounts over three years beginning on the later of (i) the anniversary date of the grant or (ii) the delivery of the audited financial statements by the Company’s independent registered public accountant for the applicable fiscal year.

•	Awards settled in stock, with cash dividends on RSUs, if any, being paid in cash only for RSUs that ultimately vest.
•	Granted to the NEOs as well as to other eligible employees.
2024 Long-Term Equity Incentive Compensation Awards
From time to time, the Compensation Committee discusses with Exequity the most appropriate way to motivate and retain our executives. The Compensation Committee believed it was important to continue to use RSU awards instead of stock options to better align the interest of our executives with our stockholders, to encourage executive retention and to conform to compensation practices which provide for granting of both time-based and performance-based equity awards to executive officers.
As a result of these discussions, the Compensation Committee made the decision to structure long-term equity incentive compensation awards in 2024 as a combination of performance-based RSUs and time-

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based RSUs. Our Compensation Committee considered many factors in determining the mix and value of the time-based and performance-based RSUs to be granted to our NEOs. Factors considered included our financial performance, our progress in the successful execution of our capital allocation and growth strategies, competitive market practices, internal pay equity, executive recruitment and retention, our focus on equity compensation in our pay mix to encourage long-term value creation, and the volatile nature of the stock market in general and the Company’s common stock in particular. Performance-based RSUs create substantial upside opportunity in that vesting depends on the achievement of targets aligned with the Company’s business strategy, while time-based RSUs offer a level of predictability in that they vest in accordance with a preset schedule so long as the grantee remains employed at the time of vesting. Both performance-based and time-based RSUs offer upside and downside potential because each type of RSU is tied to our stock price and each offers the opportunity to accrue dividend equivalents before vesting (if dividends are distributed), but are not paid until vesting, and then only to the extent the associated performance-based RSUs or time-based RSUs vest and the underlying shares are issued (see Compensation Discussion and Analysis—NEO Compensation for 2024—Dividend Equivalent Rights). Utilizing both types of RSUs closely aligns our CEO and other NEOs with the long-term interests of our stockholders.
The Compensation Committee believed the use of Normalized FFO as a performance metric for purposes of our performance-based RSUs reflects the value we deliver to our stockholders, as well as the earnings and cash-generating potential of our portfolio and is comparable to performance metrics used by real estate operating companies. See Compensation Discussion and Analysis—2024 Performance-Based RSU Awards (2024-2026 Performance Period). Additionally, by subjecting the performance-based RSUs to the rTSR modifier, the long-term compensation for our NEOs is brought into better alignment with the market results experienced by our stockholders.
In addition, in recognition of the substantial contributions by our Chief Executive Officer, Mr. Hininger, to the Company, as well as the Company’s desire to retain Mr. Hininger over a multi-year period, our Compensation Committee determined to provide him with the Special One-Time Award. The Compensation Committee believes this Special One-Time Award is designed to incentivize Mr. Hininger’s performance and retain him for a multi-year period. The Special One-Time Award is not subject to any multiplier or modifier, including the rTSR modifier applicable to other performance-based RSUs awarded to Mr. Hininger. See Compensation Discussion and Analysis—Outstanding Special One-Time Award).
As a result of the determination discussed above, on February 15, 2024, the Compensation Committee made the following long-term incentive compensation awards to the NEOs in the form of time-based RSUs and performance-based RSUs:

Name	2024 Performance- Based RSUs Granted	2024 Time-Based RSUs Granted(3)	Grant Date Fair Value ($)
Damon T. Hininger	107,143(1)	84,270	$3,000,007(4)
	70,225(2)	—	$1,000,004(5)
David M. Garfinkle	32,887(1)	38,799	$1,105,000(4)
Patrick D. Swindle	32,143(1)	37,921	$1,079,997(4)
Anthony L. Grande	32,887(1)	38,799	$1,105,000(4)
Lucibeth N. Mayberry	32,143(1)	37,921	$1,079,997(4)

(1)
The performance-based RSUs vest annually in three anniversary tranches subject to the achievement of the annual Normalized FFO performance target, and further subject to an rTSR modifier. Based on Normalized FFO performance, our NEOs are eligible to earn as high as 150% of the original grant value, subject to adjustment by an rTSR modifier, which may positively or negatively adjust the number of performance-based RSUs vesting, or as low as 0% of the original grant value if the threshold performance metric is not achieved.

(2)
The Special One-Time Award granted to Mr. Hininger in 2024 will be forfeited if Normalized FFO per share for the fiscal year ending December 31, 2025, does not exceed Normalized FFO per share for the fiscal year ended December 31, 2024. The Special One-Time Award is an all-or-nothing opportunity which the Compensation Committee established both to retain Mr. Hininger for a multi-year period and to incentivize performance. The Special One-Time Award is not subject to increase or decrease by the rTSR Modifier.

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(3)
The time-based RSUs vest in equal amounts over three years on the later of (i) the anniversary date of the grant or (ii) the delivery of the audited financial statements by the Company’s independent registered public accountant for the applicable fiscal year.

(4)
The grant date fair value was calculated using a Monte Carlo valuation of $16.80 per share for the performance-based RSUs and a closing share price of $14.24 per share for the time-based RSUs, in each case, as of the respective grant date, February 15, 2024. The amounts presented above do not include the impact of the rTSR modifier.

(5)	The grant date fair value was calculated for these performance-based RSUs using a closing share price of $14.24 per share as of February 15, 2024, the grant date for this award.
2024 Time-Based RSU Awards
The time-based RSUs granted to the NEOs reflected in the table above vest in equal amounts over three years on the later of (i) the anniversary date of the grant or (ii) the delivery of the audited financial statements by the Company’s independent registered public accountant for the applicable fiscal year. The Compensation Committee believes the amount of the time-based RSUs granted to our NEOs was appropriate given our compensation philosophy and objectives, including our retention objectives. In 2024, time-based RSUs represented approximately 17.9% of our CEO’s total compensation package, and on average, 23.5% of our other NEOs’ total compensation package (calculated in the manner described on page 44).
Peer Group for Determining rTSR Modifier for Performance-Based RSU Awards
In setting the performance goal for the performance-based RSU awards for 2024 that are subject to the rTSR modifier, our Compensation Committee, consistent with its approach in 2021 (following the Company’s transition to a taxable C corporation), 2022, and 2023, evaluated whether the Russell 2000 was the appropriate rTSR comparator peer group for the Company in 2024. Because the Russell 2000 measures the performance of the smallest 2,000 members of the Russell Index based on market cap and covers a broad array of industries, the Compensation Committee reasoned that the Russell 2000 continues to provide a useful comparison source that is both reflective of broader market performance and investor expectation.
On February 15, 2024, our Compensation Committee, utilizing the same rTSR comparator group as 2021, established a three-year rTSR performance period (2022-2024) for the vesting of the first tranche of NEO RSU awards made in 2024 as well as for the vesting of the second tranche of RSU awards made in 2023 and for vesting of the third tranche of RSU awards made in 2022.
2024 Performance-Based RSU Awards (2024-2026 Performance Period)
In 2024, after taking into account the evolving nature of our Company’s business, industry, and strategy for growth, the Compensation Committee elected to establish an annual Normalized FFO performance target for the first award tranche. The Compensation Committee established the vesting targets for the 2024 Performance Period on February 15, 2024, in accordance with the following table. Failure to achieve the minimum Normalized FFO performance target in a particular year results in no RSUs vesting and the forfeiture of that year’s tranche of performance-based award. Additionally, the amount of RSUs that will ultimately vest based on the Normalized FFO targets in the table below will be adjusted positively or negatively based on the rTSR modifier.

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	2024 Normalized FFO(1) ($)	Normalized FFO Modifier (%)		2024 Normalized FFO(1) ($)	Normalized FFO Modifier (%)
Min	$1.38	50.00%	Target	$1.53	100.00%
	$1.39	53.33%		$1.54	103.33%
	$1.40	56.67%		$1.55	106.67%
	$1.41	60.00%		$1.56	110.00%
	$1.42	63.33%		$1.57	113.33%
	$1.43	66.67%		$1.58	116.67%
	$1.44	70.00%		$1.59	120.00%
	$1.45	73.33%		$1.60	123.33%
	$1.46	76.67%		$1.61	126.67%
	$1.47	80.00%		$1.62	130.00%
	$1.48	83.33%		$1.63	133.33%
	$1.49	86.67%		$1.64	136.67%
	$1.50	90.00%		$1.65	140.00%
	$1.51	93.33%		$1.66	143.33%
	$1.52	96.67%		$1.67	146.67%
Target	$1.53	100.00%	Max	$1.68	150.00%

(1)
Normalized FFO is an amount calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to Appendix A for further explanation and reconciliation of our 2024 Normalized FFO to net income, its most directly comparable GAAP measure.

At the same time our Compensation Committee established the Normalized FFO performance targets for the 2024 Performance Period, the Compensation Committee also established the following rTSR modifier levels, which positively or negatively modify any Normalized FFO performance achieved based on the table below.
Relative TSR Modifier Table

rTSR Percentile	Modifier(1)(2)
25th	0.8x
50th	1.0x
75th	1.2x

(1)	If the Company’s absolute TSR for the performance period is less than zero, the rTSR modifier shall not exceed 1.0x for the performance period.
(2)	If the applicable rTSR percentile performance falls between the listed rTSR percentiles, straight-line interpolation is used to determine the applicable modifier.
As described above, for 2024, our Company’s rTSR was calculated based on the TSRs of the companies comprising the Russell 2000. The Compensation Committee chose this comparison group as it believes that it represents the most appropriate set of companies on which to base the Company’s rTSR performance. The Compensation Committee believes that calculating rTSR against the companies comprising the Russell 2000 provides a more comprehensive comparison of our share price performance than our compensation peer group which is comprised of a narrower industry base and a limited number of companies. The Compensation Committee also believes that comparing our Company’s shareholder return against the shareholder return of the companies in this group closely aligns this key compensation metric with the expectations of investors in small cap companies.
For 2024, our Company achieved a Normalized FFO of $1.70 per share, which resulted in the achievement of a Normalized FFO performance of 150%.

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The Company’s three-year (2022-2024) rTSR performance of 115.4% landed in the highest quartile, resulting in an rTSR modifier of 1.2x. As a result of the application of the rTSR modifier, the number of 2024 performance-based RSUs that vested amounted to 180% of the original grant amount, or 120% of the Normalized FFO performance achieved of 150%.
The Compensation Committee believed the amount of these awards was appropriate given our compensation philosophy and objectives. The Compensation Committee believed that the effect of the combined Normalized FFO and rTSR calculations properly rewarded our CEO and other NEOs because the rTSR modifier further increased the impact of Normalized FFO performance on CEO and NEO equity incentive awards. Finally, the Compensation Committee determined the modifier was appropriate because it rewards the NEOs for the Company’s stock performance when compared to the Russell 2000. In 2024, performance-based RSUs (inclusive of the Special One-Time Award discussed below) represented approximately 41.7% of our CEO’s total compensation package, and on average, 23.5% of our other NEOs’ total compensation package (calculated in the manner described on page 44).
Outstanding 2023 Performance-Based RSU Awards (2023-2025 Performance Period)
The second tranche of performance-based RSUs granted in 2023 are subject to the same Normalized FFO modifier of 150% described above and the same three-year rTSR modifier of 1.2x described above. The Compensation Committee determined that using a three-year rTSR modifier for the second tranche of the 2023 RSUs was consistent with the intention of the incentive plan and the approach applied for 2023 awards. As a result of the application of the three-year rTSR modifier, the number of the second tranche of 2023 performance-based RSUs that vested amounted to 180% of the original grant amount, or 120% of the Normalized FFO performance achieved of 150%.
Outstanding 2022 Performance-Based RSU Awards (2022-2024 Performance Period)
The third tranche of performance-based RSUs granted in 2022 are subject to the same Normalized FFO modifier of 150% described above and the same three-year rTSR modifier of 1.2x described above. The Compensation Committee determined that using a three-year rTSR modifier for the final third of the 2022 RSUs was consistent with the intention of the incentive plan and the approach applied for 2024 awards. As a result of the application of the three-year rTSR modifier, the number of the third tranche of 2022 performance-based RSUs that vested amounted to 180% of the original grant amount, or 120% of the Normalized FFO performance achieved of 150%.
Outstanding Special One-Time Award
On February 15, 2024, in recognition of the substantial contributions made by our Chief Executive Officer, Mr. Hininger, to the Company, and to encourage retention of Mr. Hininger for a multi-year period, our Compensation Committee, determined to provide a Special One-Time Award to Mr. Hininger. This award consisted of 70,225 performance-based RSUs at a fair market value of $14.24 per share, the approximate equivalent of $1,000,000 at the time of award. The Compensation Committee believes this Special One-Time Award is designed to incentivize Mr. Hininger’s performance and retain him for a multi-year period.
The Special One-Time Award is subject to cliff vesting on the later of the second anniversary of the award, February 15, 2026, or the date of the delivery of the audited financial statements for the fiscal year ended December 31, 2025. The vesting of these RSUs is contingent upon the achievement of specific performance criteria. Specifically, the Company’s Normalized FFO per share for the year ending December 31, 2025 must exceed the Company’s Normalized FFO per share for the period ended December 31, 2024, which was $1.70 per share.

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If the performance vesting criteria are not met, the RSUs granted under the Special One-Time Award will be forfeited. The Special One-Time Award is not subject to any multiplier or modifier, including the rTSR modifier applicable to other performance-based RSUs awarded to Mr. Hininger and our other NEOs. The Special One-Time Award is an all or nothing award, as illustrated in the table below:

Date	2025 Normalized FFO > $1.70 per share	2025 Normalized FFO < =$1.70 per share
February 15, 2026	70,225 Shares Vest	0 Shares Vest

Vesting of 2022-2024 Time-Based RSUs Based on the Passage of Time and 2022-2024 Performance-Based RSUs Based on 2024 Performance. As set forth in the table below, as a result of our Normalized FFO performance of $1.70 per share for 2024, and the application of the applicable rTSR modifier of 1.2x described above, the 2024 performance period tranches for outstanding performance-based RSUs granted in 2022, 2023 and 2024 vested in the amounts set forth below. In accordance with the terms of the awards, the vesting occurs and shares are issued on the later of (i) delivery of the audited financial statements by the Company’s independent registered public accountant for the applicable fiscal year and (ii) the applicable anniversary of the grant date. Additionally, as set forth in the table below, the 2024 period tranches for the time-based and performance-based RSUs granted in 2022, 2023 and 2024 vested on February 21, 2025.

	'24 TBRSUs(1) Vesting in ‘25	'23 TBRSUs(1) Vesting in ‘25	'22 TBRSUs(1) Vesting in ‘25	'24 PBRSUs(2) Vesting Per ‘24 Performance in ‘25	'23 PBRSUs(2) Vesting Per ‘24 Performance in ‘25	'22 PBRSUs(2) Vesting Per ‘24 Performance in ‘25
Damon T. Hininger	28,090	33,970	35,231	64,285	79,745	85,246
David M. Garfinkle	12,933	16,757	16,939	19,731	26,226	27,322
Patrick D. Swindle	12,640	16,378	16,939	19,285	25,632	27,322
Anthony L. Grande	12,933	16,757	16,939	19,731	26,226	27,322
Lucibeth N. Mayberry	12,640	16,378	16,939	19,285	25,632	27,322

(1)	“TBRSUs” refers to time-based restricted stock units as described in the section of this Proxy titled 2024 Long-Term Equity Incentive Compensation Awards.
(2)	“PBRSUs” refers to performance-based restricted stock units as described in the section of this Proxy titled 2024 Long-Term Equity Incentive Compensation Awards.
Dividend Equivalent Rights. The performance-based RSUs and time-based RSUs have associated dividend equivalent rights that are earned based on cash dividends, if any, paid by the Company while the award is unvested and outstanding. The dividend equivalent rights, if any, are paid in cash, and do not vest and are not paid unless and until, and then only to the extent, the associated performance-based RSUs or time-based RSUs vest and the underlying shares are issued. This further aligns the executive officer’s interests with our stockholders, encourages dividend growth performance and does not result in payment of any unearned compensation. The Company has not declared a dividend since the payment of our first quarter dividend in 2020. In August 2020, our Board unanimously voted to discontinue our quarterly dividend and prioritize allocating our free cash flow to reduce debt levels. Any future dividend is subject to our Board’s determinations as to the amount and timing thereof, as well as limitations under the Company’s debt covenants.
Substantial Compensation Tied to Our Objective Performance
RSUs granted in 2024 comprised both performance-based RSUs that vest based on the achievement of an annually set Normalized FFO performance target, subject to a positive or negative adjustment by an rTSR modifier, time-based RSUs that vest ratably over three years, and the Special One-Time Award that vests based on the Company’s Normalized FFO per share for the calendar year ending December 31, 2025 exceeding Normalized FFO per share for calendar year ended December 31, 2024. In 2024, our annual cash

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incentives were earned based upon our objective performance against a pre-established financial performance target (Adjusted EBITDA) and pass/fail Short-Term Goals and modified positively or negatively based on our achievement of objective Strategic Business Goals. As a result, a substantial portion of executive compensation is at risk, paid based on our objective performance and tied to the interests of our stockholders and long-term value creation.
Non-Direct Compensation
Severance and Change in Control Benefits
We believe reasonable severance and change in control benefits are necessary to recruit and retain effective senior managers. These severance benefits reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time and are a product of a generally competitive recruiting environment within our industry. We also believe a change in control arrangement will provide some level of protection to our executive officers who might be terminated involuntarily in connection with such a transaction. In addition, we have sought to maintain a high level of consistency in the severance terms applicable to all members of the executive team.
In 2023, our Compensation Committee determined that the Company should adopt an Executive Severance and Change in Control Plan (the “Severance Plan”) applicable to each of our executive officers. Our Compensation Committee believes that the Severance Plan was preferable to individual executive employment agreements, which the Company utilized until their expiration on December 31, 2023, because the Severance Plan ensures continuity of terms between our executive officers and facilitates ease of administration.
The Severance Plan was adopted in late 2023 and became effective January 1, 2024. The Severance Plan retains the Severance Benefits found in the now-expired executive employment agreements, and, as a result, provides for substantially the same benefits as those provided in such executive employment agreements. Each of our named executive officers is a participant under the Severance Plan. In connection with each such named executive officer’s participation in the Severance Plan, each such executive officer entered into a Confidentiality, Intellectual Property and Non-Competition Restrictive Covenants Agreement with the Company (the “Confidentiality Agreement”). The Confidentiality Agreement contains terms that are substantially the same as the comparable provisions contained in the executive employment agreements that expired on December 31, 2023.
Our executive Severance Plan provides cash severance equal to one year of the executive officer’s then-current annual base salary for termination of employment by the Company without “cause” or resignation for “good reason,” and a double trigger payment of 2.99 times their base salary, plus certain other benefits, in the event of termination of the executive’s employment by the Company without “cause” or resignation for “good reason” in connection with a “change in control” (collectively, the “Severance Benefits”).
The Severance Plan and the potential costs in the event of a change in control are reviewed periodically by our Compensation Committee, which remains informed with respect to developments and suggested best practices in compensation structure and design. Severance Benefits are more fully discussed under the heading Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control in this Proxy Statement.
Our executives are eligible to participate in all compensation or employee benefit plans or programs maintained by the Company for the benefit of its salaried employees or senior executives from time to time. These plans and programs may include health and life insurance.

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Perquisites and Other Benefits
The Company has paid relocation expenses, either in the form of reimbursement or a lump sum payment, to the NEOs who have relocated to Nashville, Tennessee to assume their positions with the Company. We permit limited tax gross up payments to our executives to cover the income tax associated with the taxable portions (if any) of such relocation reimbursement payments.
The NEOs are also eligible for benefits generally available to and on the same terms as the Company’s employees who are exempt for purposes of the Fair Labor Standards Act, including health insurance, short-term disability insurance, and dental insurance. Additionally, the Company pays supplemental life and long-term disability insurance premiums for the NEOs. To encourage community involvement, the NEOs are also eligible for reimbursement for certain civic and professional memberships that are approved in advance. We also pay for physicals for executive officers up to $3,900 per individual on an annual basis and provide an optional concierge physician service benefit up to $4,500 per year to our officers, including our executive officers. We also reimburse our NEOs for certain wellness memberships. The Committee believes these perquisites contribute to recruitment and retention and are consistent with market practice.
Retirement Plans
The Company maintains a qualified 401(k) plan. The Company matches a percentage of eligible employee contributions to our 401(k) Plan. Employer matching contributions are made in cash on a dollar-for-dollar basis up to 5% of the employee’s base salary and are 100% vested immediately.
The Company also maintains a nonqualified deferred compensation plan covering our executive officers and certain key employees (the “Executive Deferred Compensation Plan”). Under the terms of the Executive Deferred Compensation Plan, participants are eligible to defer up to 50% of their annual base salary and 100% of their cash incentive bonus each plan year. The Company, in its discretion, may make matching contributions to the plan. Currently, the Company makes matching contributions equal to 100% of amounts deferred up to 5% of total cash compensation. The matching contribution is credited monthly but is reduced at the end of the plan year for any matching amounts contributed to the participant’s 401(k) account. Any compensation deferred and matching contributions, if any, earn a return based on a fixed rate that is established by the Company based on the return received by the Company on certain investments designated as a funding mechanism for meeting its obligations under the Executive Deferred Compensation Plan. Participants are 100% vested in amounts deferred under the Executive Deferred Compensation Plan and earnings on those amounts, while the matching contributions vest 20% after two years of service, 40% after three years of service, 80% after four years of service and 100% after five years of service, subject to accelerated vesting in the event of a change in control, death, disability, or retirement (age 62).
Guidelines and Policies
Executive Officer Stock Ownership Guidelines
We maintain stock ownership guidelines applicable to our executive officers and non-executive directors. The stock ownership guidelines are designed to align the economic interests of executive officers and our Board with those of stockholders and to discourage excessive risk-taking by management and directors. Under these guidelines, each of our executive officers is expected to own a fixed number of shares of the Company’s common stock equal to three times such executive officer’s base salary on his or her hire or promotion date divided by the Company’s closing common stock price, as reported by the NYSE, on such date. Executive officers are expected to achieve these ownership levels, subject to a limited hardship exemption, within five years following their date of hire or promotion. See Executive and Director

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Compensation—Guidelines and Policies—Executive Officer Stock Ownership Guidelines and Executive and Director Compensation—Director Compensation—Director Stock Ownership Guidelines.
The following rules are used in determining share ownership of our executive officers and directors under the guidelines:
•	shares of common stock owned outright by the executive officer or director and his or her immediate family members who share the same household, whether held individually or jointly;
•	shares of restricted stock or RSUs where the restrictions have lapsed, even though such shares may be subject to an election made by the holder to defer receipt of the shares; and
•
shares held in trusts or other legal entities established for estate planning purposes with respect to which the executive officer or director retains beneficial ownership (due to complexities of these arrangements, requests to include shares held in such arrangements must be reviewed and approved by our Compensation Committee).

Based on a review of such programs at Fortune 500 companies, our Board determined that the Company’s ownership requirements were fair, yet challenging, and that five years was a reasonable time during which executives and directors would be able to comply. Our Board believes these ownership guidelines encourage executive officers of the Company and the Board to act in the long-term interests of our stockholders, while discouraging excessive risk-taking.
Our guidelines and the compliance status of our NEOs as of March 5, 2025, the most recent quarterly review date, are shown in the table below:

Name	Shares Required by Guidelines	Number of Shares Held	Compliance Deadline
Damon T. Hininger	87,138	798,886	10/15/2014
Patrick D. Swindle	53,119	189,097	1/1/2023
David M. Garfinkle	32,777	260,945	5/1/2019
Anthony L. Grande	35,671	111,673	8/21/2013
Lucibeth N. Mayberry	22,340	208,961	11/1/2018

Grant Timing Policy
Annual grants of equity awards to executive officers are approved by the Compensation Committee and occur on the date of our first quarterly Compensation Committee meeting of each year, after our Compensation Committee has had the opportunity to review full year results for the prior year and consider anticipated results for the current year. Additional information regarding our grants of equity awards can be found on page 18 under the heading Corporate Governance—Equity Grant Practices.
Deductibility of Executive Compensation
Section 162(m) of the Code limits the tax deductibility of compensation over $1.0 million paid to certain executive officers of the Company. Prior to the 2017 enactment of the Tax Cuts and Jobs Act (the “TCJA”), Section 162(m) provided an exemption from the deduction limitation for compensation that constituted “qualified performance-based compensation.” The TCJA, however, repealed the exemption for “qualified performance-based compensation,” effective for taxable years beginning after December 31, 2017,

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subject to transitional relief for certain arrangements in place as of November 2, 2017. This change, among others, has caused more of the compensation we pay to our executive officers to be non-deductible under Section 162(m) and has eliminated our ability to structure performance-based awards to be exempt from the Section 162(m) limitations.
In designing our executive compensation program and determining the compensation of our executive officers, the Compensation Committee considers multiple factors, including the deductibility of such arrangements under the Code. The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Additionally, interpretations of and changes in the tax laws, and other factors beyond the Compensation Committee’s control will also affect the deductibility of compensation. The Compensation Committee will consider alternative arrangements to preserve the deductibility of compensation payments and benefits to the extent consistent with its compensation goals and will continue to monitor any developments regarding Section 162(m).
To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in a non-deductible compensation expense.

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Compensation Committee Report
The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Taking this review and discussion into account, the undersigned Committee members recommended to our Board that our Board approve the inclusion of the Compensation Discussion and Analysis in our Proxy Statement on Schedule 14A for filing with the SEC.
Submitted by the Compensation Committee:

Robert J. Dennis, Chair
Mark A. Emkes
Alexander R. Fischer
Anne L. Mariucci
John R. Prann, Jr.

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Summary Compensation Table
The following table summarizes the compensation earned or paid to our NEOs for service in the fiscal years ended December 31, 2024, 2023 and 2022:

Name and Principal Position	Year	Salary ( $ )(1)	Restricted Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Damon T. Hininger,	2024	$1,092,582	$4,000,011	$2,211,822	$—	$ 167,508	$7,471,923
Chief Executive Officer	2023	$1,060,751	$2,799,997	$1,788,378	$—	$142,911	$5,792,037
	2022	$1,014,374	$2,600,005	$1,305,217	$ 77,723	$162,422	$5,159,741
David M. Garfinkle,	2024	$575,967	$1,105,000	$932,789	$—	$94,323	$2,708,079
Chief Financial Officer	2023	$559,185	$1,104,994	$754,207	$—	$76,587	$2,494,973
	2022	$534,737	$999,996	$550,446	$13,106	$37,841	$2,136,126
Patrick D. Swindle,	2024	$542,752	$1,079,997	$878,998	$—	$82,610	$2,584,357
Chief Operating Officer	2023	$526,936	$1,080,011	$710,711	$—	$70,633	$2,388,291
	2022	$503,899	$999,996	$518,702	$697	$63,722	$2,087,016
Anthony L. Grande,	2024	$585,686	$1,105,000	$948,529	$—	$93,545	$2,732,760
Chief Development Officer	2023	$568,617	$1,104,994	$766,928	$—	$80,660	$2,521,199
	2022	$543,757	$999,996	$559,731	$21,921	$84,263	$2,209,668
Lucibeth Mayberry,	2024	$542,752	$1,079,997	$878,998	$—	$39,096	$2,540,843
Chief Innovation Officer	2023	$526,936	$1,080,011	$710,711	$—	$36,721	$2,354,379
	2022	$503,899	$999,996	$518,702	$11,662	$38,546	$2,072,805

(1)
Amounts shown are not reduced to reflect the NEO’s contributions to our 401(k) plan or elections to defer receipt of salary under the Company’s Executive Deferred Compensation Plan ("DCP"). Amounts shown include the amounts actually paid to the NEO during the year and reflect, to the extent applicable, any changes in the base salary during the year. Due to the timing of payroll cycles, as well as the timing of changes to base salary during the year, amounts paid to each NEO as base salary may differ from the annual base pay amount set forth above.

(2)
The amounts shown in this column represent the aggregate grant date fair value of performance-based RSUs and time-based RSUs granted during the given year, calculated in accordance with FASB ASC Topic 718. Beginning in 2020, the Compensation Committee began granting a mix of performance-based RSUs and time-based RSUs. Amounts in this column for 2022–2024 include the target amount awarded by the Compensation Committee for the first, second, and third tranches of performance-based RSUs granted in 2022–2024, which vest annually in three anniversary tranches subject to the achievement of annual Normalized FFO performance targets established at the beginning of each year. In addition, as discussed on page 57 under the heading Compensation Discussion and Analysis—Long-Term Incentive Compensation in this Proxy Statement, the 2022–2024 performance-based RSUs are also subject to an rTSR modifier, which increases or reduces the number of performance-based RSUs vesting in accordance with the table presented on page 62 of this Proxy Statement (the amounts presented above do not include the impact of the rTSR modifier). The table below presents the grant date fair value of the 2024 time-based RSUs. In addition, because the performance criteria for each tranche of the performance-based RSUs are established on an annual basis, the table below reflects the fair value of the first year of the three-year performance cycle beginning in 2024, plus the second year of the three-year performance cycle beginning in 2023, plus the third year of the three-year performance cycle beginning in 2022. The fair value of the performance-based RSUs in the table below was determined using a Monte Carlo valuation of $16.80 per share, which was the value on the date the performance criteria were established for the year ending December 31, 2024, for the performance-based RSUs, and the fair value of the time-based RSUs in the table below was determined using $14.24 per share, which was the closing price of the shares of our common stock on the grant date.

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In addition, with respect to Mr. Hininger, this column reflects 70,225 performance-based RSUs awarded in 2024 by the Compensation Committee to Mr. Hiniger at a fair market value of $14.24 per share on February 15, 2024 in connection with the Special One-Time Award. The Special One-Time Award is subject to cliff vesting on the later of the second anniversary of the award, February 15, 2026, or the date of the delivery of the audited financial statements for the fiscal year ended December 31, 2025; provided that the vesting criteria of Normalized FFO per share for the year ending December 31, 2025 exceeding the Company’s Normalized FFO per share for the period ended December 31, 2024, which was $1.70 per share, is achieved. If the performance vesting criteria is not achieved, the RSUs granted under the Special One-Time Award will be forfeited.

Name	Time-Based RSUs ($)	Performance Based RSUs ($)	Stock Awards(a) ($)
Damon T. Hininger	$1,200,005	$3,139,938	$4,339,943
David M. Garfinkle	$552,498	$683,950	$1,236,448
Patrick D. Swindle	$539,995	$674,251	$1,214,246
Anthony L. Grande	$552,498	$683,950	$1,236,448
Lucibeth N. Mayberry	$539,995	$674,251	$1,214,246

(a)
The maximum value of such awards, assuming the highest level of performance conditions will be achieved (not including the impact of the rTSR modifier, but as it relates to Mr. Hininger, including the Special One-Time Award), are as follows: $5,409,909 for Mr. Hininger, $1,578,424 for each of Messrs. Garfinkle and Grande, and $1,551,372 for each of Mr. Swindle and Ms. Mayberry. All grants of equity awards were made under the 2020 Plan and are subject to the terms and conditions included in the individual award agreements. RSUs earn dividend equivalent rights, if any, that accumulate and are paid in cash when and only to the extent the underlying award vests.

(3)
The amounts shown in this column reflect cash incentive plan compensation earned pursuant to the Company’s annual cash incentive plan. A detailed discussion of the amounts paid in 2024 begins on page 52 under the heading Compensation Discussion and Analysis—Annual Cash Incentive Plan in this Proxy Statement.

(4)
The amounts shown in this column represent above-market earnings on amounts that the NEO chose to defer pursuant to the Company’s DCP, which is more fully described on page 72 under the heading Compensation Discussion and Analysis—Nonqualified Deferred Compensation in 2024. No amounts are shown for 2024 or 2023 because 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Code) of 6.05% (5.22% for 2023), exceeds the Company’s rate of 5.15% (5.00% for 2023).

(5)	The amounts shown as All Other Compensation for 2024 include the following:

Name	Company Match to 401(K) Plan ($)	Company Match to DCP ($)	Life Insurance Premiums ($)	Disability Premiums(a) ($)	Other(b) ($)
Damon T. Hininger	$17,250	$126,798	$5,724	$17,736	$—
David M. Garfinkle	$17,250	$49,259	$6,077	$17,237	$4,500
Patrick D. Swindle	$17,250	$45,423	$3,143	$12,294	$4,500
Anthony L. Grande	$17,250	$50,381	$5,691	$15,723	$4,500
Lucibeth N. Mayberry	$17,250	$—	$3,708	$13,638	$4,500

(a)	The Company pays the long-term disability premiums of its executive officers and certain other employees but does not pay such premiums for all employees.
(b)
For its officers, including its executive officers, the Company pays for optional physicals costing up to $3,900 per year and provides an optional concierge physician service benefit costing $4,500 per year. Ms. Mayberry and Messrs. Garfinkle, Swindle and Grande used the $4,500 concierge physician benefit.

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Grants of Plan-Based Awards in 2024
The following table sets forth the grants of plan-based awards that were made to the NEOs during the fiscal year ended December 31, 2024:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Damon T. Hininger		$327,775	$1,474,986	$2,485,624
	2/15/24(2)				53,572	107,143	160,715		$1,800,002
	2/15/24(5)					70,225			$1,000,004
	2/15/24							84,270	$1,200,005
David M. Garfinkle		$138,232	$622,044	$1,048,260
	2/15/24(2)				16,444	32,887	49,331		$552,502
	2/15/24							38,799	$552,498
Patrick D. Swindle		$130,260	$586,172	$987,809
	2/15/24(2)				16,072	32,143	48,215		$540,002
	2/15/24							37,921	$539,995
Anthony L. Grande		$140,565	$632,541	$1,065,949
	2/15/24(2)				16,444	32,887	49,331		$552,502
	2/15/24							38,799	$552,498
Lucibeth N. Mayberry		$130,260	$586,172	$987,809
	2/15/24(2)				16,072	32,143	48,215		$540,002
	2/15/24							37,921	$539,995

(1)
The amounts shown in these columns reflect the minimum/threshold (30% of base salary), target (135% of base salary), and maximum (227.5% of base salary) amounts that the Chief Executive Officer, or the minimum/threshold (24% of base salary), target (108% of base salary), and maximum (182% of base salary) amounts that each of the other NEOs, could have earned for the fiscal year ended December 31, 2024, respectively, pursuant to the Company’s annual cash incentive plan, based on Adjusted EBITDA, the Short-Term Goals, and Strategic Business Goals, as discussed in detail on page 52 under the heading Compensation Discussion and Analysis—Annual Cash Incentive Plan in this Proxy Statement. The amounts awarded to each of the NEOs are reflected in the Summary Compensation Table. The amounts presented in these columns do not include the impact of the Strategic Business Goals modifier, which increases or reduces any payout in accordance with the table presented on page 56. Because of the impact of this modifier, the actual minimum could be lower, and the maximum higher than presented.

(2)
The amounts shown in the threshold column reflect the minimum number (or 50% of the granted amount) of RSUs that could vest if the minimum performance-based condition of vesting is satisfied. Maximum reflects 150% of the performance-based RSUs granted if the maximum performance-based condition to vest is satisfied. Target reflects 100% of the number of performance-based shares awarded. The performance-based RSUs were awarded pursuant to the Company’s 2020 Plan and have dividend equivalent rights, if any, payable in cash, but only to the extent and when the performance-based RSUs vest and the underlying shares are issued. The performance-based RSUs are discussed in detail, including the portion of the awards vesting for the 2024 Performance Period, beginning on page 57 under the heading Compensation Discussion and Analysis—Long-Term Incentive Compensation in this Proxy Statement. The amounts presented in these columns do not include the impact of the rTSR modifier, which increases or reduces any vested RSUs in accordance with the table presented on page 60. Because of the impact of this modifier, the actual minimum could be lower, and the maximum could be higher than presented.

(3)
The amounts shown in this column represent the time-based RSUs which vest in equal amounts over three years on the later of (i) the anniversary date of the grant or (ii) the delivery of the audited financial statements by the Company’s independent registered public accountant for the applicable fiscal year. The time-based RSUs were awarded pursuant to the Company’s 2020 Plan and have dividend equivalent rights, if any, payable in cash, but only to the extent and when the time-based RSUs vest and the underlying shares are issued.

(4)
The amounts shown in this column represent the target amounts for time-based and performance-based RSUs awarded by the Compensation Committee on February 15, 2024. The targeted number of performance-based RSU awards was based on the grant date fair value determined using a Monte Carlo valuation of $16.80 per share (other than the Special One-Time Award of 70,225 RSUs to Mr. Hininger), and the number of time-based RSU awards and the Special One-Time Award of 70,225 RSUs to Mr. Hininger was based on the grant date fair value of $14.24 per share reflecting the closing price of the shares of our common stock on the grant date. Consistent with the presentation in the Summary Compensation Table, amounts in this column include the target amount awarded by the Compensation Committee for the performance-based RSUs, including the Special One-Time Award. Performance-based RSUs awarded in 2024, other than the Special One-Time Award, which is discussed further in footnote (5) below, vest annually in three anniversary tranches subject to the achievement of annual Normalized FFO performance targets established at the beginning of each year during the performance period. For a presentation of the 2024 performance-based RSU amounts for the first tranche of the three-year performance period beginning in 2024 based on the target amount awarded by the Compensation Committee, see footnote 1 to the Summary Compensation Table.

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(5)
The Compensation Committee granted Mr. Hininger 70,225 performance-based RSUs at a fair market value of $14.24 per share on February 15, 2024, an amount equivalent to $1,000,004. Pursuant to its terms, the grant is subject to cliff vesting on the later of the second anniversary of the award, February 15, 2026, or the date of the delivery of the audited financial statements for the fiscal year ended December 31, 2025; provided, that the vesting criteria for Normalized FFO per share for the year ending December 31, 2025 exceeding the Company’s Normalized FFO per share for the period ended December 31, 2024, which was $1.70 per share, is achieved. If the performance vesting criteria is not achieved, the RSUs granted under the Special One-Time Award will be forfeited. This grant is reflected in the table presented above.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table sets forth information concerning the equity awards held by our NEOs that were outstanding as of December 31, 2024:

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested ($)(1)
Damon T. Hininger	120,477	$2,619,170
	191,992	$4,173,906
	290,209(2)	$6,309,144
David M. Garfinkle	44,261	$962,234
	74,312	$1,615,543
	80,455	$1,749,092
Patrick D. Swindle	44,261	$962,234
	72,632	$1,579,020
	78,635	$1,709,525
Anthony L. Grande	44,261	$962,234
	74,312	$1,615,543
	80,455	$1,749,092
Lucibeth N. Mayberry	44,261	$962,234
	72,632	$1,579,020
	78,635	$1,709,525

(1)
The vesting date does not occur until the delivery of the audited financial statements by the Company’s independent registered public accountant for the respective fiscal year, or the one-year anniversary of the grant date, whichever is later, except as it relates to the Special One-Time Award discussed below in footnote (2). As a result, this table includes: (a) the final 1/3 tranche of 2022 performance-based RSUs that vested in February 2025 based on 2024 performance, subject to an rTSR modifier; (b) the second 1/3 tranche of 2023 performance-based RSUs that vested in February 2025 based on 2024 performance, subject to an rTSR modifier; (c) the first 1/3 tranche of the 2024 performance-based RSUs that vested in February 2025 based on 2024 performance, subject to an rTSR modifier; (d) the third 1/3 tranche of the time-based RSUs granted in 2022; (e) the second and third 1/3 tranches of the time-based RSUs granted in 2023; and (f) the first, second, and third 1/3 tranches of the time-based RSUs granted in 2024. This table also includes the remaining 1/3 tranches that could vest based on 2025 and 2026 performance, as applicable, from the 2023 and 2024 awards, as well as the Special One-Time Award discussed below in footnote (2). For further discussion of the performance-based RSUs, see Compensation Discussion and Analysis—2024 Long-Term Equity Incentive Compensation Awards in this Proxy Statement. The market or payout value was based on the closing price of our common stock of $21.74 on December 31, 2024.

(2)
This share amount is inclusive of the Special One-Time Award the Compensation Committee granted Mr. Hininger, which consists of 70,225 performance-based RSUs at a fair market value of $14.24 per share on February 15, 2024, an amount equivalent to $1,000,004. Pursuant to its terms, the grant is subject to cliff vesting on the later of the second anniversary of the award, February 15, 2026, or the date of the delivery of the audited financial statements for the fiscal year ended December 31, 2025, provided that the Normalized FFO per share for the year ending December 31, 2025 exceeds the Company’s Normalized FFO per share for the period ended December 31, 2024, which was $1.70 per share. If the performance vesting criteria is not achieved, the RSUs granted under the Special One-Time Award will be forfeited. This grant is reflected in the shares outstanding in the table presented above.

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Option Exercises and Stock Vested in 2024
The following table sets forth information regarding the exercise of stock options and the vesting of RSUs during the fiscal year ended December 31, 2024, for each of the NEOs.

Name	Number of Shares Acquired on Exercise (#)	Stock Awards Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Damon T. Hininger	—	299,914	$4,276,774
David M. Garfinkle	—	115,425	$1,645,961
Patrick D. Swindle	—	114,623	$1,634,524
Anthony L. Grande	—	115,425	$1,645,961
Lucibeth N. Mayberry	—	114,623	$1,634,524

(1)	The value realized on vesting of RSUs was calculated as the product of the closing price on the NYSE of a share of our common stock on the vesting date, multiplied by the number of RSUs vested.
Nonqualified Deferred Compensation in 2024
The following table sets forth information related to contributions made by the NEOs and the Company pursuant to the Company’s Executive Deferred Compensation Plan as well as aggregate individual account balances as of December 31, 2024:

Name	Executive Contributions in 2024(1) ($)	Company Contributions in 2024(2) ($)	Aggregate Earnings in 2024 ($)	Aggregate Withdrawals / Distributions in 2024 ($)	Aggregate Balance at 12/31/2024(3) ($)
Damon T. Hininger	$133,122	$126,798	$186,690	$ —	$3,895,361
David M. Garfinkle	$66,509	$49,259	$31,192	$—	$677,819
Patrick D. Swindle	$62,673	$45,423	$11,339	$—	$269,953
Anthony L. Grande	$67,631	$50,381	$56,933	$—	$1,204,130
Lucibeth N. Mayberry	$—	$—	$24,345	$—	$497,043

(1)
Of the amounts shown in this column, the following amounts are included in the “Salary” column of the Summary Compensation Table for 2024: Mr. Hininger - $43,703; Mr. Garfinkle - $28,799; Mr. Swindle - $27,137; and Mr. Grande - $29,285; the remaining amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2023.

(2)	The amounts shown in this column are also reported in the “All Other Compensation” column of the Summary Compensation Table for 2024.
(3)
Of the amounts shown in this column, the following amounts were reported as compensation to the NEOs in the Summary Compensation Table for 2024, 2023 and 2022: Mr. Hininger – $170,501 for 2024, $233,647 for 2023 and $303,771 for 2022; Mr. Garfinkle – $78,058 for 2024, $99,628 for 2023 and $13,106 for 2022; Mr. Swindle – $72,560 for 2024, $97,665 for 2023 and $82,272 for 2022; Mr. Grande – $79,666 for 2024, $106,695 for 2023 and $125,375 for 2022; and Ms. Mayberry – $11,662 for 2022.

The Executive Deferred Compensation Plan is an unfunded, non-qualified deferred compensation plan maintained by the Company for certain of its senior executives and other key employees, including the NEOs. Eligible employees who participate in the Executive Deferred Compensation Plan may defer a portion of their compensation by electing to contribute such compensation to the plan.
Pursuant to the Executive Deferred Compensation Plan, participating executives may elect to contribute on a pre-tax basis up to 50% of their base salary and up to 100% of their annual cash bonus. The Company matches 100% of contributions up to 5% of total cash compensation. The matching contribution is credited monthly but is reduced at the end of the plan year for any matching amounts contributed to the participant’s 401(k) account. The Company also contributes a fixed rate of return on balances in the Executive Deferred Compensation Plan, determined at the beginning of each plan year. Participants are

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100% vested in amounts deferred under the plan and earnings on those amounts, while the matching contributions vest 20% after two years of service, 40% after three years of service, 80% after four years of service and 100% after five years of service. Each participant, however, shall become 100% vested in the matching contribution amounts upon termination of employment by reason of death, disability or retirement or upon the occurrence of a change in control; provided, however, that the participant shall not become vested upon the occurrence of a change in control to the extent such vesting would cause any portion of his or her deferred compensation benefits to constitute an “excess parachute payment” under Section 280G of the Code.
Distributions to senior executives are generally payable no earlier than five years after the date an executive becomes a participant in the Plan, or upon termination of employment, at the election of the participant, but not later than the 15th day of the month following the month the individual attains age 65.
During 2024, the Company provided a fixed return of 5.15% to participants in the Executive Deferred Compensation Plan, which rate was based on the return received by the Company on the life insurance policies the Company has purchased on the lives of certain participating executives, including each of the NEOs. The life insurance policies are intended to partially fund distributions from the Executive Deferred Compensation Plans, and the Company is the sole beneficiary of such policies. The Company has established an irrevocable Rabbi Trust to secure the plan’s obligations. However, assets in the Executive Deferred Compensation Plan are subject to creditor claims in the event of bankruptcy.
Potential Payments upon Termination or Change in Control
Each of our NEOs is eligible to receive certain payments upon termination of employment under the circumstances described below:
Retirement. In the event of a termination of employment due to retirement (generally after attaining age 62), our equity award agreements provide that:
•
vested options would be exercisable for the remaining stated term of the option (as opposed to a voluntary or for “cause” termination, in which case the NEO would generally have three months following termination to exercise vested options); and

•
if the retirement is effective after December 31 of any fiscal year but prior to the applicable performance-based RSU vesting date with respect to such year (which typically occurs in February of the immediately following fiscal year), the applicable portion of unvested performance-based RSUs, if any, that would vest on such vesting date but for the NEO’s termination of employment would vest and be issued to the NEO despite the fact that the NEO is no longer an employee of the Company on such vesting date.

Furthermore, in the event of an NEO’s retirement, matching contributions under the Executive Deferred Contribution Plan would become 100% vested.
Death or Disability. In the event of death or disability, benefits under our disability plan and payments under our life insurance plan, as applicable, would be payable, which, in the event of death, would equal twice the executive’s compensation subject to certain caps. In addition, matching contributions under the Executive Deferred Contribution Plan would become 100% vested.
In accordance with the terms of our equity award agreements, in the event of the death or disability of an NEO (1) all performance-based RSUs and time-based RSUs will become immediately and fully vested and non-forfeitable and (2) all unvested options that have not earlier terminated or expired in accordance with their terms will automatically vest in full and will be exercisable until the expiration of their stated term.

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Termination Without Cause or for Good Reason. In accordance with the Severance Plan applicable to each of our current executive officers, if we terminate the employment of the executive without “cause,” or if the executive terminates the employment for “good reason,” we generally are required to pay a cash severance amount equal to the executive’s annual base salary then in effect, payable in installments in accordance with the terms of the policy.
Change in Control. In accordance with the terms of our equity award agreements, in the event of a change of control (1) all performance-based RSUs and time-based RSUs will become immediately and fully vested and non-forfeitable and (2) all unvested options that have not earlier terminated or expired in accordance with their terms will automatically vest in full and will be exercisable until the expiration of their stated term.
Our Executive Deferred Compensation Plan provides that upon a change in control, the matching contributions would become 100% vested, unless such vesting would cause any portion of the deferred compensation benefits to constitute an “excess parachute payment” under Section 280G of the Code.
Qualifying Termination Within 180 days of a Change in Control. Pursuant to our Severance Plan, in the event of a termination by the Company without “cause” or (subject to certain procedural requirements) termination by the executive for “good reason,” within one-hundred eighty (180) days following a change in control, the Company shall pay each NEO a lump sum cash payment equal to 2.99 times his or her base salary then in effect, and the costs of the NEO’s continuing coverage under existing life, medical, disability and health insurance plans until the earlier of twelve (12) months from the date of termination or the date the NEO becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA. All severance payments are made within sixty (60) days following the termination and are conditioned upon the NEO executing a general release.
Definitions. Our Severance Plan applicable to our current executive officers and our equity plans generally provide for the following definitions:
The definition of “Good Reason” means when the executive terminates employment with the Company due to (i) a material reduction in the duties, powers, or authority of the executive as an officer or employee of the Company or (ii) relocation of the Company’s headquarters to a location more than 30 miles outside of the Brentwood, Tennessee metropolitan area, in either case without the executive’s consent. A termination under these circumstances shall be due to Good Reason only if (A) the executive notifies the Company of the existence of the condition that otherwise constitutes Good Reason within thirty (30) days of the initial existence of the condition, (B) the Company fails to remedy the condition within thirty (30) days following its receipt of executive’s notice of the condition constituting Good Reason (the “Cure Period”) and the executive terminates employment with the Company due to the condition within thirty (30) days of the expiration of the Cure Period.
The definition of “Cause” means (i) the death of the executive; (ii) the permanent disability of the executive, which shall be defined as the inability of the executive, as a result of physical or mental illness or incapacity, to substantially perform the executive’s duties pursuant to the Severance Plan for a period of one hundred eighty (180) days during any twelve (12) month period; (iii) the executive’s conviction of a felony or of a crime involving dishonesty or moral turpitude, including, without limitation, any act or crime involving misappropriation or embezzlement of assets or funds of any member of the Company; (iv) willful or material wrongdoing by the executive, including, but not limited to, acts of dishonesty or fraud, which could be expected to have a materially adverse effect, monetarily or otherwise, on the Company, individually or collectively, as determined by the Board; (v) material breach by the executive of any fiduciary duty to the Company, its stockholders or any other member of the Company; (vi) material violation of a policy or procedure of any member of the Company or any written agreement with any member of the Company, including but not limited to, the Company’s Code of Ethics; or (vii) the executive’s intentional violation of any applicable local, state or federal law or regulation affecting any member of the

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Company in any material respect, as determined by the Company and the Board. Notwithstanding the foregoing, to the extent that any of the events, actions or breaches set forth in subsections (v) or (vi) above are able to be remedied or cured by the executive in the sole discretion of the Board, Cause shall not be deemed to exist (and thus the Company may not terminate the executive for Cause hereunder) unless the executive fails to remedy or cure such event, action or breach within twenty (20) days after being given written notice by the Company of such event, action or breach; provided however that the executive shall not be entitled to any subsequent cure period for any repeated event, action or breach.
The definition of “Change in Control” generally means:
•	a “change in the ownership of the Company”;
•	a “change in the effective control of the Company”; or
•	a “change in the ownership of a substantial portion of the assets of the Company”
as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.
In addition, under our 2020 Plan, the vesting of all or a portion of an outstanding restricted stock award will be accelerated upon a “change in control,” as defined in the plans.

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Table of Potential Payments upon Termination or Change in Control
The table below reflects the amount of compensation payable to each of the NEOs in the event of termination of such executive’s employment in accordance with the Severance Plan in place during the year ended December 31, 2024. The amount of compensation payable to each NEO upon a change of control, qualifying termination in connection with a change in control, involuntary termination not for cause, and in the event of disability or death of the executive is shown below. The amounts assume that such event was effective as of December 31, 2024, and thus do not include amounts earned through such time and are estimates of the awards and amounts that would be paid out to the NEOs upon their termination. The amounts shown do not include: (i) benefits earned during the term of our NEOs’ employment that are available to all salaried employees, and (ii) 2024 cash incentives that were earned as of December 31, 2024. The actual awards and amounts to be paid out can only be determined at the time of such executive’s separation from the Company. Reference below to RSUs means our time-based and performance-based RSUs and includes all dividend equivalent rights, if any.

Name	Category	Change in Control Only ($)	Qualifying Termination upon Change in Control ($)	Involuntary Termination Without Cause ($)	Death or Disability ($)
Damon T. Hininger	Accelerated Vesting of RSUs(1)	$13,102,220	$13,102,220	$—	$13,102,220
	Cash Severance(2)	—	3,318,900	1,110,000	—
	Insurance Benefits(3)	—	45,508	—	1,500,000
	Total:	$13,102,220	$16,466,628	$ 1,110,000	$14,602,220
David M. Garfinkle	Accelerated Vesting of RSUs(1)	$4,326,869	$4,326,869	$—	$4,326,869
	Cash Severance(2)	—	1,749,599	585,150	—
	Insurance Benefits(3)	—	44,412	—	1,500,000
	Total:	$4,326,869	$6,120,880	$585,150	$5,826,869
Patrick D. Swindle	Accelerated Vesting of RSUs(1)	$4,250,779	$4,250,779	$—	$4,250,779
	Cash Severance(2)	—	1,648,716	551,410	—
	Insurance Benefits(3)	—	35,320	—	1,500,000
	Total:	$4,250,779	$5,934,815	$551,410	$5,750,779
Anthony L. Grande	Accelerated Vesting of RSUs(1)	$4,326,869	$4,326,869	$—	$4,326,869
	Cash Severance(2)	—	1,779,140	595,030	—
	Insurance Benefits(3)	—	40,401	—	1,500,000
	Total:	$4,326,869	$6,146,410	$595,030	$5,826,869
Lucibeth N. Mayberry	Accelerated Vesting of RSUs(1)	$4,250,779	$4,250,779	$—	$4,250,779
	Cash Severance(2)	—	1,648,716	551,410	—
	Insurance Benefits(3)	—	39,099	—	1,500,000
	Total:	$4,250,779	$5,938,594	$551,410	$5,750,779

(1)
Represents the value of accelerated vesting of RSUs, which occurs upon a change in control (whether or not the executive’s employment is terminated) and upon the death or disability of the executive. Accelerated vesting of RSUs is calculated using the NYSE closing market price on December 31, 2024 ($21.74 per share) associated with such RSUs that similarly vest on an accelerated basis.

(2)
In the event of an involuntary termination absent a change in control and without cause, represents an amount equal to 100% of current base salary paid out on the same terms and with the same frequency as the executive’s base salary was paid prior to December 31, 2024. In the event of a qualifying termination upon a change in control, represents an amount equal to 2.99 times base salary, to be paid out in a lump sum within 40 days of the termination date.

(3)
In the event of a qualifying termination upon a change in control, represents the premiums expected to be paid based on the types of insurance coverage the Company carried for such executive as of December 31, 2024, and the premiums in effect on such date. In the event of death, represents the payouts under life insurance policies, equal to two times total cash compensation, subject to certain caps. The benefits payable under supplemental long-term disability policies in the event of a disability are not shown in the table. In general, executive officers are entitled to higher payment formulas and higher caps for a potentially longer time than other employees under supplemental long-term disability policies.

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2024 CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act and Regulation S-K under the Exchange Act, we are disclosing the ratio of CEO pay to the median employee pay of all our employees (other than the CEO) in 2024, calculated in accordance with Item 402(u) of Regulation S-K.
The ratio of the annual total compensation of our CEO to the median total compensation of all employees (other than our CEO) for 2024 was 121 to one. This ratio was based on the following:
•	the annual total compensation of our CEO, determined as described in the Summary Compensation Table included in this Proxy Statement, was $7,471,923; and
•	the median of the total compensation of all employees (other than our CEO), determined in accordance with SEC rules, was $61,782.
For 2024, the Company identified its median employee in accordance with the rules prescribed by law. The methodology and the material assumptions and estimates we used to determine the median employee in 2024 were as follows:
•	Total Employee Population: We determined that, as of November 30, 2024, the date we selected to identify the median employee, our employee population consisted of approximately 11,650 individuals.
•
Compensation Measure Used to Identify the Median Employee: For purposes of measuring the total compensation of our employees to identify the median employee, we used the annualized base salary for the period beginning December 1, 2023, and ending November 30, 2024. Compensation for non-seasonal employees hired during the period was annualized as permitted by SEC rules.

•
Total Compensation of Median Employee: To determine the total compensation of the median employee, we identified and calculated that employee’s base salary for the period beginning December 1, 2023, and ending November 30, 2024, in accordance with the requirements of Item 402(u) of Regulation S-K, resulting in total compensation of $61,782.

•
Annual Total Compensation of CEO: With respect to the annual total compensation of our CEO, in accordance with SEC rules, we used the amount reported for Mr. Hininger in the “Total” column for 2024 in the Summary Compensation Table included in this Proxy Statement.

Our reported pay ratio information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median employee and calculating pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions. As a result, our pay ratio may not be comparable to the pay ratio reported by other companies.

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Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and company performance for the fiscal years listed below. Compensation Actually Paid figures do not reflect the actual amount of compensation earned by or paid to our PEO or our non-PEO NEOs during the applicable year. The Compensation Committee did not consider the pay versus performance disclosure below in making its compensation decisions for any of the years shown. For information regarding the compensation decisions made by the Compensation Committee with respect to the PEO’s or non-PEO NEOs’ compensation for each fiscal year, please see the Compensation Discussion and Analysis section of the Proxy Statement reporting compensation for the fiscal years presented in the Pay Versus Performance table.

Yr. (a)	Summary Compensation Table Total for PEO (b) ($)	Compensation Actually Paid to PEO (c) ($)	Average Summary Compensation Total for Non-PEO NEOs (d) ($)	Average Compensation Actually Paid to Non-PEO NEOs (e) ($)	Value of Initial Fixed $100 Investment Based on CXW TSR (f) ($)	Value of Initial Fixed $100 Investment Based on Peer Group TSR (g) ($)	Net Income (Loss) (in thousands) (h) ($)	Normalized FFO (in thousands) (i) ($)
2020	$4,405,451	$1,440,049	$1,804,908	$645,024	$40	$92	$54,157	$271,768
2021	$5,445,316	$7,174,536	$2,243,222	$2,892,714	$61	$126	$(51,896)	$225,484
2022	$5,159,741	$5,286,571	$2,126,404	$2,223,381	$71	$91	$122,320	$165,216
2023	$5,792,037	$7,581,408	$2,439,711	$3,113,536	$89	$97	$67,590	$168,436
2024	$7,471,923	$13,018,465	$2,641,510	$4,439,999	$133	$98	$68,868	$190,114

Explanation of information in the columns of the table:
Columns (b) and (d)
Reflects compensation amounts reported in the Summary Compensation Table for the PEO, our CEO, and the Non-PEO NEOs, respectively, for the years shown.

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Columns (c) and (e)
Below is an explanation of the amounts added to and deducted from the Summary Compensation table total compensation amounts to determine “compensation actually paid” in accordance with Item 402(v)(2) of Regulation S-K:

	PEO
	2020	2021	2022	2023	2024
Summary Compensation Table Total	$4,405,451	$5,445,316	$5,159,741	$5,792,037	$7,471,923
Less grant date fair value of stock awards	(2,600,000)	(2,600,002)	(2,600,005)	(2,799,997)	(4,000,011)
Add year-end fair value of awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year.	947,738	3,312,666	2,674,182	3,594,010	6,309,144
Add change in fair value as of fiscal year-end compared to prior year-end fair value for unvested and outstanding awards granted in prior fiscal years	(1,300,015)	920,210	55,790	1,193,240	3,318,386
Add change in fair value as of vesting date compared to prior year-end fair value for vested and outstanding awards granted in prior fiscal years	(13,125)	96,346	(3,137)	(197,882)	(80,977)
Less amount equal to the fair value at end of the prior fiscal year for any awards granted in any prior fiscal year that fail to meet applicable vesting conditions	—	—	—	—	—
Add dividends paid on unvested equity awards during fiscal year	—	—	—	—	—
Compensation Actually Paid	$1,440,049	$7,174,536	$5,286,571	$7,581,408	$13,018,465

	Non-PEO NEOs (Average)
	2020	2021	2022	2023	2024
Summary Compensation Table Total	$1,804,908	$2,243,222	$2,126,404	$2,439,711	$2,641,510
Less grant date fair value of stock awards	(1,000,003)	(999,993)	(999,996)	(1,092,503)	(1,092,499)
Add year-end fair value of awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year.	373,274	1,280,383	1,052,904	1,409,316	1,729,308
Add change in fair value as of fiscal year-end compared to prior year-end fair value for unvested and outstanding awards granted in prior fiscal years	(526,071)	326,533	46,397	437,682	1,192,736
Add change in fair value as of vesting date compared to prior year-end fair value for vested and outstanding awards granted in prior fiscal years	(7,084)	42,569	(2,328)	(80,670)	(31,056)
Less amount equal to the fair value at end of the prior fiscal year for any awards granted in any prior fiscal year that fail to meet applicable vesting conditions	—	—	—	—	—
Add dividends paid on unvested equity awards during fiscal year	—	—	—	—	—
Compensation Actually Paid	$645,024	$2,892,714	$2,223,381	$3,113,536	$4,439,999

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Principal Executive Officer and Non-PEO Named Executive Officers (Non-PEO NEOs)
Damon T. Hininger served as PEO for the fiscal years 2020-2024. The Non-PEO NEOs included in columns (d) and (e) are as follows:

Fiscal 2020-2024
David M. Garfinkle
Patrick D. Swindle
Anthony L. Grande
Lucibeth N. Mayberry

Stock awards for our PEO and Non-PEO NEOs consist of a combination of time-based RSUs and performance-based RSUs. See the notes to the Summary Compensation Table and Grants of Plan-Based Awards table for more information on how we determine fair value for equity awards. Additionally, neither our PEO, nor our Non-PEO NEOs, participate in a defined benefit or actuarial pension plan.
Columns (f) and (g)
As calculated in the manner prescribed by Item 201(e) of Regulation S-K. Columns (f) and (g) represent the cumulative total shareholder return of the Company and the FTSE NAREIT All Equity REITs Index, respectively, over the applicable measurement period. TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019.
Column (h) and (i)
The dollar amounts reported in columns (h) and (i) represent the amount of net income attributable to common stockholders reflected in the Company’s audited financial statements and the Company-selected measure of Normalized FFO, respectively, for the applicable year. The Company believes Normalized FFO is the financial performance measure most closely linked to the calculation of compensation actually paid. Amounts in these columns are in thousands.
Analysis of the Information Presented in the Pay Versus Performance Table
Below are graphs showing the relationship of “compensation actually paid” to our PEO and Non-PEO NEOs in 2020, 2021, 2022, 2023, and 2024 to (1) TSR of both the Company and the FTSE NAREIT All Equity REITs Index, (2) the Company’s net income, and (3) the Company’s Normalized FFO.

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Tabular List of Financial Performance Measures
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s PEO and Non-PEO NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

Normalized FFO
Adjusted EBITDA

See the Compensation Discussion and Analysis for more information regarding how these financial performance measures are used in our executive compensation program.
Director Compensation
Non-employee directors (i.e., all directors other than Mr. Hininger) are compensated pursuant to our Non-Employee Directors’ Compensation Plan and the 2020 Plan, which for 2024 provided for the following:
•	Annual equity grants;
•	Annual Board, committee, and committee chair retainers; and
•	Board and committee unscheduled meeting fees.

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Non-employee directors may elect to receive all or a portion of their retainers in the form of restricted stock units rather than cash. Non-employee directors may also defer all or a portion of their retainer and meeting fees pursuant to our Non-Employee Directors’ Deferred Compensation Plan. In addition, non-employee directors are reimbursed for reasonable expenses incurred to attend Board and committee meetings, as well as director education programs. The retainers paid to our non-employee directors in 2024 are as follows:

Retainers and Fees	2024 Amounts ($)	2025 Amounts ($)(1)
Independent Board Chair retainer	100,000	120,000
Non-Chair Board retainer	80,000	90,000
Board and committee unscheduled meeting fee	1,000	1,000
Audit Committee chair retainer	25,000	25,000
Audit Committee member retainer	10,000	10,000
Compensation Committee chair retainer	20,000	20,000
Compensation Committee member retainer	10,000	10,000
Nominating and Governance Committee chair retainer	15,000	15,000
Nominating and Governance Committee member retainer	7,500	7,500
Risk Committee chair retainer	20,000	20,000
Risk Committee member retainer	10,000	10,000

(1)
In December 2024, after reviewing peer director compensation data, considering the responsibilities of the directors and the independent board chair, and receiving feedback and guidance from the Compensation Committee’s independent compensation consultant, our Board determined to revise director compensation as reflected in this column effective January 1, 2025.

In addition to cash compensation, through 2024, non-employee directors were granted RSUs with a grant date fair market value of approximately $135,000, generally on the same date as grants of equity awards were made to our executive officers and other employees. In 2025, pursuant to a determination made by our Board in December 2024, the directors’ RSU grant was increased to a grant date fair market value of approximately $155,000. Subject to certain exceptions contained in the award agreement, these RSUs vest on the one-year anniversary of the grant date.

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2024 Director Compensation Table
The following table summarizes the annual compensation paid with respect to the fiscal year ended December 31, 2024, to each of the Company’s non-employee directors who served as directors during 2024:

Name	Fees Earned or Paid In Cash ($)	Stock Awards(1) ($)	Change In Non-Qualified Deferred Compensation Earnings(2) ($)	All Other Compensation ($)	Total ($)
Donna M. Alvarado	$45,283	$—	$ —	$ —	$45,283
Robert J. Dennis	$ 103,000	$ 135,006	$—	$—	$ 238,006
Mark A. Emkes	$151,500	$185,010	$—	$—	$336,510
Alexander R. Fischer	$72,000	$123,751	$—	$—	$195,751
Catherine Hernandez-Blades	$72,000	$123,751	$—	$—	$195,751
Stacia A. Hylton	$101,500	$135,006	$—	$—	$236,506
Harley G. Lappin	$83,000	$135,006	$—	$—	$218,006
Anne L. Mariucci	$102,000	$135,006	$—	$—	$237,006
Thurgood Marshall, Jr.	$111,500	$135,006	$—	$—	$246,506
Devin I. Murphy	$116,198	$135,006	$—	$—	$251,204
John R. Prann, Jr.	$118,000	$135,006	$—	$—	$253,006

(1)
The amounts shown in this column represent the aggregate grant date fair value of RSUs based on the closing stock price of $14.60 on February 16, 2024, the date of an annual grant of 9,247 RSUs to each non-employee director with the exceptions of Mr. Fisher and Ms. Hernandez-Blades, who were each awarded 8,190 RSUs based on a closing stock price of $15.11 on May 16, 2024 following their election to the Board. Mr. Emkes’ stock awards also include an award of $50,004, or 3,356 RSUs, which he elected to receive on May 15, 2024, as compensation for 50% of his annual independent Board Chair retainer. The director RSUs vest on the anniversary date of the grant and have dividend equivalent rights, if any, that are payable in cash only when and to the extent the RSUs vest and the underlying shares are issued. All grants of RSUs and dividend equivalents were made under the 2020 Plan.

(2)
The amounts shown in this column represent above-market earnings (if any) on fees the director elected to defer pursuant to the Non-Employee Directors’ Deferred Compensation Plan, which is more fully described under the heading Compensation Discussion and Analysis—Nonqualified Deferred Compensation Plan on page 72 in this Proxy Statement.

As of December 31, 2024, the aggregate number of unvested stock awards outstanding for each of the Company’s non-employee directors who served during 2024 were as follows:

Name	Aggregate RSU Awards Outstanding as of 12/31/2024
Robert J. Dennis	9,247
Mark A. Emkes	12,603
Alexander R. Fischer	8,190
Catherine Hernandez-Blades	8,190
Stacia A. Hylton	9,247
Harley G. Lappin	9,247
Anne L. Mariucci	9,247
Thurgood Marshall, Jr.	9,247
Devin I. Murphy	9,247
John R. Prann, Jr.	9,247

Director Stock Ownership Guidelines
We maintain stock ownership guidelines applicable to our executive officers and non-executive directors. The stock ownership guidelines are designed to align the economic interests of executive officers and the

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Board with those of stockholders and to discourage excessive risk-taking by management and directors. The guidelines as applied to our directors provide that the Company’s non-executive directors are expected to own a fixed number of shares of common stock of the Company equal to four times such director’s annual retainer (excluding any retainer for chairing or serving as a member of a committee) in effect as of the later of March 1, 2012 or the date of their initial election or appointment to the Board, divided by the Company’s closing common stock price, as reported on the NYSE, on such date. The stock ownership guidelines were amended by our Board in May 2013 to increase the number of shares our executive officers and non-executive directors are expected to own to give effect to the REIT conversion special dividend. Non-executive directors are expected to achieve these ownership levels, subject to a limited hardship exemption, five years following their initial election or appointment to the Board, or (in the case of directors serving on the Board at the time the guidelines were adopted) by March 1, 2012. See Compensation Discussion and Analysis—Guidelines and Policies—Executive Officer Stock Ownership Guidelines in this Proxy Statement for a description of the shares counted in determining share ownership.
Our guidelines and the compliance status of the Company’s current non-executive directors as of March 5, 2025, the most recent quarterly review date, are shown in the table below.

Name(1)	Shares Required by Guidelines	Number of Shares Held	Compliance Date
Robert J. Dennis	7,112	76,328	2/21/2018
Mark A. Emkes	6,050	145,908	8/14/2019
Alexander R. Fischer	21,549	8,190	3/15/2029
Catherine Hernandez-Blades	21,549	8,190	3/15/2029
Stacia A. Hylton	12,353	78,871	8/11/2021
Harley G. Lappin	14,222	58,911	1/1/2023
Anne L. Mariucci	11,909	101,936	12/8/2016
Thurgood Marshall, Jr.	9,105	41,925	3/1/2012
Devin I. Murphy	14,685	55,475	11/6/2023
John R. Prann, Jr.	9,105	100,298	3/1/2012

(1)
Each of Ms. Smith, Ms. Tank and Ms. Tran became directors on March 17, 2025, and were not directors at the time of the last quarterly review date, March 5, 2025. Each of Ms. Smith, Ms. Tank, and Ms. Tran will be required to own no fewer than 17,928 shares by March 17, 2030, in accordance with the Company’s Director Stock Ownership Guidelines.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Ownership of Common Stock – Directors and Executive Officers
The following table contains information regarding the beneficial ownership of our common stock as of Friday, March 21, 2025, by (i) each current director and nominee, (ii) our NEOs, and (iii) all our current directors and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2) (#)	Shares Acquirable Within 60 Days(3) (#)	Total Beneficial Ownership (#)	Percent of Common Stock Beneficially Owned(4) (%)
Robert J. Dennis	76,328	—	76,328	*
Mark A. Emkes	145,908	3,356	149,264	*
Alexander R. Fischer	8,190	—	8,190	*
Catherine Hernandez-Blades	8,190	—	8,190	*
Damon T. Hininger	798,886	—	798,886	*
Stacia A. Hylton	78,871	—	78,871	*
Harley G. Lappin	58,911	—	58,911	*
Anne L. Mariucci	101,936	—	101,936	*
Thurgood Marshall, Jr.	41,925	—	41,925	*
Devin I. Murphy	55,475	—	55,475	*
John R. Prann, Jr.	100,298	—	100,298	*
S. Dawn Smith	—	—	—	*
Stacey M. Tank	—	—	—	*
Nina A. Tran	—	—	—	*
David M. Garfinkle	260,945	—	260,945	*
Patrick D. Swindle	189,097	—	189,097	*
Anthony L. Grande	111,673	—	111,673	*
Lucibeth N. Mayberry	208,961	—	208,961	*
All current directors and executive officers as a group (20 persons)	2,490,996	3,356	2,494,352	2.3%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	The address for each listed person is our corporate headquarters.
(2)	Each person in the table has sole voting and investment power over the shares listed.
(3)
Pursuant to SEC rules, reflects the number of shares that could be purchased by exercise of stock options that are exercisable on Friday, March 21, 2025, or within 60 days thereafter under the Company’s stock option plans, and the number of shares underlying restricted stock units that vest within 60 days of Friday, March 21, 2025.

(4)
The percentages in this column are based on 109,318,283 shares outstanding as of March 21, 2025. In addition, pursuant to SEC rules, shares of the Company’s common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options and that vest pursuant to RSUs are deemed to be outstanding for the purpose of computing the ownership of that owner and for the purpose of computing the ownership of all directors and executive officers as a group, but are not deemed outstanding for the purpose of computing the ownership of any other owner.

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Ownership of Common Stock – Principal Stockholders
The following table sets forth certain information with respect to the beneficial ownership of our voting securities as of March 21, 2025, by each person who is known by the Company to own beneficially more than 5% of any class of our outstanding voting securities of the Company:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Common Stock Beneficially Owned(1) (%)
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	18,878,825	17.2%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	12,433,919	11.4%
River Road Asset Management(4) 462 S. 4th St., Ste 2000 Louisville, KY 40202	9,047,989	8.3%
Cooper Creek Partners Management LLC(5) 501 Madison Avenue, 3rd Floor New York, NY 10022	6,127,227	5.6%

(1)	The percentages in this column are based on 109,318,283 Shares outstanding as of March 21, 2025.
(2)
Based solely on the information in the Schedule 13G filed with the SEC on January 22, 2024, by Blackrock, Inc., in which it reported that as of December 31, 2023 it had sole voting power over 18,615,619 shares and sole dispositive power over 18,878,825 shares.

(3)
Based solely on information in Amendment No. 13 to Schedule 13G filed with the SEC on February 13, 2024, by The Vanguard Group, Inc., in which it reported that as of December 31, 2023 it had shared voting power over 140,652 shares, sole dispositive power over 12,187,096 shares, and shared dispositive power over 246,823 shares.

(4)
Based solely on the information in Amendment No. 2 to Schedule 13G filed with the SEC on January 30, 2024, by River Road Asset Management, LLC, in which it reported that as of December 31, 2023 it had sole voting power over 8,670,494 shares, and sole dispositive power over 9,047,989 shares.

(5)
Based solely on the information in the Schedule 13G filed with the SEC on February 14, 2025, by Cooper Creek Partners Management, in which it reported that, as of December 31, 2024 it had sole voting power over 6,127,227 shares, and sole dispositive power over 6,127,727 shares.

86

Section 16(A) Beneficial Ownership Reporting Compliance
Delinquent Section 16(a) Reports. Section 16(a) of the Exchange Act requires our executive officers and directors to file reports of ownership and changes in ownership with the SEC and the NYSE. Based on our records and other information, all Section 16(a) filing requirements were satisfied by our executive officers and directors in 2024, except for the following:
•	A Form 3 for Mr. Alexander R. Fischer was filed late on May 16, 2024 to report Mr. Fischer’s appointment as a director on March 15, 2024.
•	A Form 3 for Ms. Catherine Hernandez-Blades was filed late on May 16, 2024 to report Ms. Hernandez-Blades’ appointment as a director on March 15, 2024.

87

OTHER
No Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee”, or “Report of the Compensation Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.
In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this Proxy Statement. Information on our website, other than this Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.
Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those set forth in the statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements involve significant risks and uncertainties, including those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, and in our most recent periodic reports on Forms 10-Q and current reports on Forms 8-K filed with the SEC, and actual results may vary materially.

By Order of the Board of Directors,

/s/ Cole G. Carter
Cole G. Carter
Executive Vice President, General Counsel & Secretary

88

APPENDIX A: RECONCILIATION OF NON-GAAP DISCLOSURES
APPENDIX A TO PROXY STATEMENT
Reconciliation of Non-GAAP Disclosures
(Amounts in thousands, except per share data)

	FOR THE YEAR ENDED DECEMBER 31,
	2020	2021	2022	2023	2024
Net income (loss) attributable to common stockholders	$54,157	$(51,896)	$122,320	$67,590	$68,868
Non-controlling interest	1,181	—	—	—	—
Net income (loss)	55,338	(51,896)	122,320	67,590	68,868
Special items:
Expenses associated with debt repayments and refinancing transactions	7,141	56,279	8,077	686	31,316
Expenses associated with mergers and acquisitions	338	—	—	—	—
Expenses associated with COVID-19	13,777	2,434	—	—	—
Loss (gain) on sale of real estate assets, net	13,023	(38,766)	(87,728)	(798)	(3,262)
Shareholder litigation expense	—	54,295	1,900	—	—
Expenses associated with changes in corporate tax structure	5,240	—	—	—	—
Income tax expense associated with change in corporate tax structure and other special tax items	3,085	114,249	—	930	—
Contingent consideration for acquisition of businesses	620	—	—	—	—
Asset impairments	60,628	11,378	4,392	2,710	3,108
Income tax expense (benefit) for special items	532	(21,227)	19,338	(758)	(9,781)
Adjusted net income	$159,722	$126,746	$68,299	$70,360	$90,249
Weighted average common shares outstanding — basic	119,559	120,192	118,199	113,798	110,939
Effect of dilutive securities:
Non-controlling interest - operating partnership units	1,342	952	—	—	—
Restricted stock-based awards	28	531	899	852	902
Weighted average shares and assumed conversions diluted	120,929	121,675	119,098	114,650	111,841
Adjusted Earnings Per Diluted Share	$1.32	$1.04	$0.57	$0.61	$0.81

A-1

APPENDIX A TO PROXY STATEMENT
Appendix A to Proxy Statement
Reconciliation of Non-GAAP Disclosures
(Amounts in thousands, except per share data)

	FOR THE YEAR ENDED DECEMBER 31,
	2020	2021	2022	2023	2024
Net income (loss)	$55,338	$(51,896)	$122,320	$67,590	$68,868
Depreciation and amortization of real estate assets	112,046	98,738	96,917	98,076	99,865
Impairment of real estate assets	14,380	3,335	4,392	—	2,418
Loss (gain) on sale of real estate assets, net	13,023	(38,766)	(87,728)	(798)	(3,262)
Income tax expense for special items	532	8,785	21,995	226	242
Funds From Operations	$195,319	$20,196	$157,896	$165,094	$168,131
Expenses associated with debt repayments and refinancing transactions	7,141	56,279	8,077	686	31,316
Expenses associated with mergers and acquisitions	338	—	—	—	—
Contingent consideration for acquisition of businesses	620	—	—	—	—
Expenses associated with COVID-19	13,777	2,434	—	—	—
Expenses associated with changes in corporate tax structure	5,240	—	—	—	—
Income tax expense associated with change in corporate tax structure and other special tax items	3,085	114,249	—	930	—
Shareholder litigation expense	—	54,295	1,900	—	—
Goodwill and other asset impairments	46,248	8,043	—	2,710	690
Income tax benefit for special items	—	(30,012)	(2,657)	(984)	(10,023)
Normalized Funds From Operations	$271,768	$225,484	$165,216	$168,436	$190,114
Funds From Operations Per Diluted Share	$1.62	$0.17	$1.33	$1.44	$1.50
Normalized Funds From Operations Per Diluted Share	$2.25	$1.85	$1.39	$1.47	$1.70

A-2

APPENDIX A TO PROXY STATEMENT
Appendix A to Proxy Statement
Reconciliation of Non-GAAP Disclosures
(amounts in thousands)

	FOR THE YEAR ENDED DECEMBER 31,
	2020	2021	2022	2023	2024
Net income (loss)	$55,338	$(51,896)	$122,320	$67,590	$68,868
Interest expense	93,453	95,565	95,851	85,265	79,681
Depreciation and amortization	150,861	134,738	127,906	127,316	128,011
Income tax expense	4,386	137,999	42,982	28,233	23,095
EBITDA	$304,038	$316,406	$389,059	$308,404	$299,655
Expenses associated with debt repayments and refinancing transactions	7,141	56,279	8,077	686	31,316
Expenses associated with mergers and acquisitions	338	—	—	—	—
Expenses associated with COVID-19	13,777	2,434	—	—	—
Expenses associated with changes in corporate tax structure	5,240	—	—	—	—
Contingent consideration for acquisition of businesses	620	—	—	—	—
Loss (gain) on sale of real estate assets, net	13,023	(38,766)	(87,728)	(798)	(3,262)
Shareholder litigation expense	—	54,295	1,900	—	—
Asset impairments	60,628	11,378	4,392	2,710	3,108
Adjusted EBITDA	$404,805	$402,026	$315,700	$311,002	$330,817

Adjusted Net Income, EBITDA, Adjusted EBITDA, Funds From Operations (FFO), Normalized FFO and, where appropriate, their corresponding per share metrics, are non-GAAP financial measures. CoreCivic believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. CoreCivic believes that it is useful to provide investors, lenders, and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis. As a company with extensive real estate holdings, we believe FFO and FFO per share are important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs and other real estate operating companies many of which present FFO and FFO per share when reporting results. EBITDA, Adjusted EBITDA and FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. CoreCivic may adjust FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CoreCivic calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

A-3

CoreCivic

CORECIVIC, INC.
ATTN: CORPORATE SECRETARY
5501 VIRGINIA WAY, SUITE 110
BRENTWOOD, TN 37027

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time on May 14, 2025, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CXW2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on May 14, 2025, the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V67115-P21930 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORECIVIC, INC.

The Board of Directors recommends you vote FOR the election of the following nominees:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1a. Mark A. Emkes	☐	☐	☐
1b. Alexander R. Fischer	☐	☐	☐
1c. Catherine Hernandez-Blades	☐	☐	☐
1d. Damon T. Hininger	☐	☐	☐
1e. Stacia A. Hylton	☐	☐	☐
1f. Harley G. Lappin	☐	☐	☐
1g. Thurgood Marshall, Jr.	☐	☐	☐
1h. Devin I. Murphy	☐	☐	☐
1i. John R. Prann, Jr.	☐	☐	☐
1j. S. Dawn Smith	☐	☐	☐
1k Stacey M. Tank	☐	☐	☐
1l Nina A. Tran	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Annual Meeting of Stockholders

CoreCivic, Inc.'s 2025 Virtual Annual Meeting of Stockholders will be on Thursday, May 15, 2025, at 10:00 a.m., Central Time, to be held virtually via a live webcast at www.virtualshareholdermeeting.com/CXW2025. Please see your proxy statement for instructions should you wish to attend the virtual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Letter to Stockholders and Annual Report on Form 10-K are available at www.proxyvote.com.

V67116-P21930

PROXY
CORECIVIC, INC.
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 15, 2025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Damon T. Hininger and David M. Garfinkle, and each of them with full power of substitution and revocation, as proxies of the undersigned, and hereby authorize(s) them to represent and to vote, as designated, all of the voting common stock of CoreCivic, Inc., a Maryland corporation (the "Company"), the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of the Company on Thursday, May 15, 2025, at 10:00 a.m., Central Time, to be held virtually via a live webcast at www.virtualshareholdermeeting.com/CXW2025, and at any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side